Exhibit 10.2
[EXECUTION COPY]
AMENDED AND RESTATED
CREDIT AGREEMENT,
dated as of April 5, 2010
(amending and restating the Credit Agreement dated as of June 1, 2006, as amended), among
SUPERVALU INC.,
as the Borrower,
VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
FROM TIME TO TIME PARTIES HERETO,
as the Lenders,
THE ROYAL BANK OF SCOTLAND PLC,
as the Administrative Agent for the Lenders,
CREDIT SUISSE SECURITIES (USA) LLC, and
COBANK, ACB
as the Co-Syndication Agents for the Lenders
and
U.S. BANK NATIONAL ASSOCIATION and RABOBANK INTERNATIONAL
as the Co-Documentation Agents for the Lenders.

RBS SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC,
COBANK, ACB, U.S. BANK NATIONAL ASSOCIATION,
RABOBANK INTERNATIONAL and BARCLAYS CAPITAL
as Joint Lead Arrangers
RBS SECURITIES INC. and CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Book Running Managers

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

Schedule I	—	Commitments and Applicable Lending Offices
Schedule II	—	Existing Debt in excess of $5,000,000
Schedule III	—	Subsidiaries
Schedule IV	—	Existing Liens
Schedule V	—	Existing Letters of Credit
Schedule VI	—	Amortization
Schedule VII	—	Subsidiaries that are not Immaterial Subsidiaries on the Initial Borrowing Date
Exhibit A-1	—	Form of Term A Note
Exhibit A-2	—	Form of Term B-1 Note
Exhibit A-3	—	Form of Revolving-1 Note
Exhibit A-4	—	Form of Term B-2 Note
Exhibit A-5	—	Form of Revolving-2 Note
Exhibit B-1	—	Form of Notice of Borrowing
Exhibit B-2	—	Form of Issuance Request
Exhibit C	—	Form of Assignment and Acceptance
Exhibit D-1	—	Form of Opinion of Wachtell, Lipton, Rosen & Katz, Special Counsel for the Obligors (June 1, 2006)
Exhibit D-2	—	Form of Opinion of Wachtell, Lipton, Rosen & Katz, Special Counsel for the Obligors (June 2, 2006)
Exhibit E-1	—	Form of Opinion of John E. Breedlove, Associate General Counsel of the Borrower (June 1, 2006)
Exhibit E-2	—	Form of Opinion of John E. Breedlove, Associate General Counsel of the Borrower (June 2, 2006)
Exhibit E-3	—	Form of Opinion of William H. Arnold, counsel to the Borrower
Exhibit F	—	Form of Subsidiary Guaranty
Exhibit G	—	Form of Pledge Agreement
Exhibit H-1	—	Form of Effective Date Representation Certificate
Exhibit H-2	—	Form of Initial Borrowing Date Representation Certificate
Exhibit I	—	Form of Escrow Agreement

AMENDED AND RESTATED
CREDIT AGREEMENT
     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 5, 2010 (amending and restating the Existing Credit Agreement (such capitalized term and other terms used in the preamble and recitals to have the meanings set forth in Article I)) among SUPERVALU INC., a Delaware corporation (the “Borrower”), the Lenders, THE ROYAL BANK OF SCOTLAND PLC (“RBS”), as the administrative agent for the Lenders (in such capacity, the “Agent”), CREDIT SUISSE SECURITIES (USA) LLC and COBANK, ACB, as the co-syndication agents for the Lenders (in such capacity, the “Co-Syndication Agents”), U.S. BANK NATIONAL ASSOCIATION and RABOBANK INTERNATIONAL, as the co-documentation agents for the Lenders (in such capacity, the “Co-Documentation Agents” and together with the Co-Syndication Agents, the “Other Agents”), RBS SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC, COBANK, ACB, U.S. BANK NATIONAL ASSOCIATION, RABOBANK INTERNATIONAL and BARCLAYS CAPITAL (the investment banking division of Barclays Bank plc), as joint lead arrangers (in such capacity, the “Joint Lead Arrangers”) and RBS SECURITIES INC. and CREDIT SUISSE SECURITIES (USA) LLC, as joint book running managers (in such capacity, the “Joint Book Running Managers” and together with the Joint Lead Arrangers, the “Lead Arrangers”).
W I T N E S S E T H:
     WHEREAS, the Lenders, the Swingline Lender, the LC Banks and the Agent are parties to the Existing Credit Agreement to support the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries;
     WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended in certain respects, as set forth in the Amendment and Restatement Agreement and this Agreement; and
     WHEREAS, pursuant to the Amendment and Restatement Agreement, the Borrower, the Majority Lenders, each of the Lenders extending its applicable Commitment Termination Date, the Swingline Lender, each LC Bank and the Agent have agreed upon the terms and conditions set forth therein that the Existing Credit Agreement shall be amended and restated in its entirety as provided herein effective upon the satisfaction of the conditions set forth in the Amendment and Restatement Agreement;
NOW, THEREFORE, the parties hereto agree as follows.
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “2010 Information Memorandum” means the Confidential Information Memorandum dated March 2010, with respect to the Borrower.
     “Accounts Receivable” means, for any date, accounts receivables and notes receivables that would be reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) prepared as of such date in accordance with GAAP.
“Acquisition” is defined in the Existing Credit Agreement.
“Advance” means a Revolving Advance, a Term Advance or a Swingline Loan.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) as used with respect to any Person or group of Persons, shall mean possession directly or indirectly of the power to direct or cause the direction of management policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
     “Agent” has the meaning specified in the preamble and includes each other Person appointed as the successor Agent pursuant to Section 7.09.
     “Agreement” means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Restatement Effective Date and as thereafter from time to time further amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.
     “Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of April 5, 2010, among the Borrower, the Lenders party thereto, the LC Banks, the Swingline Lender and the Agent.
     “Applicable Extended Facility Rate” means, for any period, a percentage per annum equal to the percentage set forth below, corresponding to the Extended Advance Rating Level in effect from time to time during such period:

Extended Advance Rating Level	Applicable Facility Fee Rate
I	0.350%
II	0.400%
III	0.450%
IV	0.500%
V	0.625%
VI	0.750%

     “Applicable Facility Fee Rate” means, for any period, a percentage per annum equal to the percentage set forth below, corresponding to the Applicable Rating Level in effect from time to time during such period:

Applicable Rating Level	Applicable Facility Fee Rate
I	0.100%
II	0.125%
III	0.175%
IV	0.200%
V	0.300%
VI	0.400%
VII	0.500%
     “Applicable Interest Rate Margin” means, in the case of all Advances outstanding prior to the Restatement Effective Date, calculated at the rate under, and in accordance with the terms of, the Existing Credit Agreement, and from and after the Restatement Effective Date, as follows:
     (a) for each Revolving-1 Advance, Term A Advance and Term B-1 Advance maintained as a LIBOR Advance, for any Interest Period, a percentage per annum equal to the percentage set forth below for LIBOR Advances corresponding to the Applicable Rating Level in effect on the first day of such Interest Period;
     (b) for each Revolving-1 Advance, Term A Advance and Term B-1 Advance maintained as a Base Rate Advance, for any period, a percentage per annum equal to the percentage set forth below for Base Rate Advances corresponding to the Applicable Rating Level in effect from time to time during such period:

	Applicable Interest
	Rate		Applicable Interest		Applicable Interest
	Margin for		Rate		Rate
	Revolving-1		Margin for		Margin for
	Advances		Term A Advances		Term B-1 Advances
Applicable
Rating	LIBOR	Base Rate	LIBOR	Base Rate	LIBOR	Base Rate
Level	Advances	Advances	Advances	Advances	Advances	Advances
I	0.500%	0.000%	0.375%	0.000%	1.250%	0.250%
II	0.625%	0.000%	0.500%	0.000%	1.250%	0.250%
III	0.750%	0.000%	0.625%	0.000%	1.250%	0.250%
IV	1.000%	0.000%	0.875%	0.000%	1.250%	0.250%
V	1.250%	0.250%	1.125%	0.125%	1.375%	0.375%
VI	1.500%	0.500%	1.375%	0.375%	1.500%	0.500%
VII	1.625%	0.625%	1.500%	0.500%	1.750%	0.750%
     (c) for each Revolving-2 Advance and Term B-2 Advance maintained as a LIBOR Advance, for any Interest Period, a percentage per annum equal to the percentage set forth below for LIBOR Advances corresponding to the Extended Advance Rating Level in effect on the first day of such Interest Period; and
     (d) for each Revolving-2 Advance and Term B-2 Advance maintained as a Base Rate Advance, for any period, a percentage per annum equal to the percentage set forth below for Base Rate Advances corresponding to the Extended Advance Rating Level in effect from time to time during such period:

	Applicable Interest Rate Margin		Applicable Interest Rate Margin
	for		for
	Revolving-2 Advances		Term B-2 Advances
Extended
Advance	LIBOR	Base Rate	LIBOR	Base Rate
Rating Level	Advances	Advances	Advances	Advances
I	2.000%	1.000%	2.50%	1.50%
II	2.000%	1.000%	2.50%	1.50%
III	2.000%	1.000%	2.75%	1.75%
IV	2.250%	1.250%	2.75%	1.75%
V	2.500%	1.500%	3.25%	2.25%
VI	3.500%	2.500%	3.75%	2.75%

     “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s LIBOR Lending Office in the case of a LIBOR Advance.
     “Applicable Rating Level” means, as of any date of determination, the number set forth below the column entitled “Applicable Rating Level” based upon the credit rating (as determined below) in effect on such date as follows:

Credit Ratings	Applicable Rating Level
S&P Rating BBB+ or higher/ Moody’s Rating Baa1 or higher	I
S&P Rating BBB/ Moody’s Rating Baa2	II
S&P Rating BBB-/ Moody’s Rating Baa3	III
S&P Rating BB+/ Moody’s Rating Ba1	IV
S&P Rating BB/ Moody’s Rating Ba2	V
S&P Rating BB-/ Moody’s Rating Ba3	VI
lower than S&P Rating BB-/ Moody’s Rating Ba3	VII
provided that (a) if the S&P Rating on the Facilities and Moody’s Rating on the Facilities in effect on such date differ by (i) one level, then the higher rating shall apply and (ii) two or more levels, then the level that is one level below the higher of the two ratings shall apply and (b) if on such date (i) the Facilities are not rated by S&P, then only the Moody’s Rating for the Facilities shall apply, (ii) the Facilities are not rated by Moody’s, then only the S&P Rating for the Facilities shall apply, (iii) the Facilities are not rated by either S&P or Moody’s, then the rating applied to the Facilities by another nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Agent in its reasonable discretion shall apply, provided that such designation may be withdrawn by the Borrower at any time, (iv) the ratings described in clauses (b)(i) through (b)(iii) above are not available, then the long-term general corporate rating of the Borrower issued by S&P (the “S&P Issuer Rating”) and the long-term general corporate rating of the Borrower issued by Moody’s (the “Moody’s Issuer Rating”) shall apply, (v) if the ratings described in clauses (b)(i) through (b)(iii) above are not available and there is no S&P Issuer Rating, then the Moody’s Issuer Rating shall apply, (vi) if the ratings described in clauses (b)(i) through (b)(iii) above are not available and there is no Moody’s Issuer Rating, then the S&P Issuer Rating shall apply, (vii) if none of the ratings described in clauses (b)(i) through (b)(iv) shall be available, the credit rating to be applied shall be derived from the long-term general corporate rating (or, if such rating is not available, to the long-term senior unsecured debt rating) of the Borrower by another nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, and (viii) if each of the ratings described in clauses (b)(i) through (b)(vii) above become unavailable, the Applicable Rating Level in effect immediately prior to such ratings becoming unavailable shall remain in effect for purposes hereof until one of the ratings described in clauses (b)(i) through (b)(vii) above become available.
     “ASC” means American Stores Company, LLC, a Delaware limited liability company.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.
“Augmenting Lender” has the meaning specified in Section 2.20.
     “Available LC Amount” means at the time of the issuance of any Letter of Credit an amount equal to the lesser of (a) $600,000,000 and (b) the aggregate amount of the Revolving Advance Commitments less the sum of the aggregate outstanding amount of (i) Revolving Advances and (ii) Swingline Loans at such time.
     “Base Rate” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall be equal to the higher of:
     (a) the Prime Rate in effect on such day;
     (b) 1/2 of one percent per annum above the Federal Funds Rate; and
     (c) LIBOR in effect on such date (or if such day is not a Business Day, the immediately preceding Business Day) for an Interest Period of one month plus 1%.
     “Base Rate Advance” means an Advance that bears interest as provided in Section 2.08(a)(i).
     “Beryl” means Beryl American Corporation, a Vermont corporation, and its successors and assigns performing similar insurance functions, including Beryl, if it is incorporated or organized in a State other than Vermont or the District of Columbia.
     “Borrower” has the meaning specified in the preamble.
     “Borrowing” means a Revolving Borrowing, a Term A Borrowing, a Term B Borrowing or a Swingline Borrowing.
     “Business Day” means a day of the year on which banks are not required or authorized to close in New York City and London and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market.
     “Capital Lease” shall mean a lease meeting one or more of the criteria set forth in paragraph 7 of the Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board (as in effect from time to time or as set forth in a statement of GAAP superseding such paragraph 7).

     “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Collateralize” means, with respect to a Letter of Credit or the Letter of Credit Exposure and Swingline Exposure of the Revolving-1 Lenders (in the case of Section 2.01(a)(ii)), the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Agent on terms reasonably satisfactory to the Agent in an amount equal to the amount available for drawing under such Letter of Credit or the amount of such Letter of Credit Exposure and Swingline Exposure (in the case of Section 2.01(a)(ii)).
     “Class”, when used in reference to any Advance or Borrowing, refers to whether such Advance, or the Advances comprising such Borrowing, are Revolving-1 Advances, Revolving-2 Advances, Term A Advances, Term B-1 Advances, Term B-2 Advances or Swingline Loans and, when used in reference to any Revolving Advance Commitment, refers to whether such Commitment is a Revolving-1 Advance Commitment or a Revolving-2 Advance Commitment and, when used in reference to any Lender, refers to whether such Lender is a Revolving-1 Lender, Revolving-2 Lender, Term A Lender, Term B-1 Lender, Term B-2 Lender or Swingline Lender.
     “Co-Documentation Agents” has the meaning specified in the preamble.
     “Co-Syndication Agents” has the meaning specified in the preamble.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commitment” means, as the context may require, the Revolving Advance Commitment, the Swingline Commitment or the Incremental Revolving Commitment.
     “Commitment Increase” has the meaning specified in Section 2.20.
     “Commitment Increase Agreement” has the meaning specified in Section 2.20.
     “Commitment Termination Date” means, as the context may require, the Term A Commitment Termination Date, the Term B Commitment Termination Date or the Revolving Advance Commitment Termination Date.
     “Communications” has the meaning specified in Section 7.11.
     “Consolidated” refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation.
     “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) Consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary, non-recurring or unusual charges for such period (including such charges reflected in the pro forma financial statements provided to the Lenders prior to the Effective Date), and (v) the amount of any non-cash charges, losses or expenses resulting from the application of Statement of Financial Accounting Standards No. 123(R) minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a Consolidated basis in accordance with GAAP. For purposes hereof, Consolidated EBITDA shall be deemed to be $620,220,000 for the Fiscal Quarter ending September 10, 2005, $600,633,000 for the Fiscal Quarter ending December 3, 2005, $682,680,000 for the Fiscal Quarter ending February 25, 2006, and $803,367,000 for the Fiscal Quarter ending June 17, 2006.
     “Consolidated Interest Expense” means, for any period (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations but excluding interest amortization expense resulting from purchase related accounting adjustments) minus (b) the interest income, in each case, of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP. For purposes hereof, Consolidated Interest Expense shall be deemed to be $187,095,000 for the Fiscal Quarter ending September 10, 2005, $166,320,000 for the Fiscal Quarter ending December 3, 2005, $166,934,000 for the Fiscal Quarter ending February 25, 2006, and $234,901,000 for the Fiscal Quarter ending June 17, 2006.
     “Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower or any Subsidiary of the Borrower) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or the date that such Person’s assets are acquired by the Borrower or any Subsidiary of the Borrower.
     “Consolidated Rent Expense” means, for any period, all payment obligations of the Borrower and its Subsidiaries during such period as lessee under any leases other than Capital Leases (net of rental income), as determined on a Consolidated basis. For purposes hereof, Consolidated Rent Expense shall be deemed to be $98,413,000 for the Fiscal Quarter ending September 10, 2005, $97,997,000 for the Fiscal Quarter ending December 3, 2005, $96,656,000 for the Fiscal Quarter ending February 25, 2006, and $137,500,000 for the Fiscal Quarter ending June 17, 2006.
     “Consolidated Total Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP, the sum, in each case, without duplication, of the amount of all Debt of the Borrower or any of its Subsidiaries of a type described in clauses (a), (b), (c), (d), and (f) of the definition of “Debt”, and all obligations of the Borrower and its Subsidiaries under Guarantees described in clause (h) of the definition of “Debt” if such Guarantees are of obligations of Persons other than the Borrower or any of its Subsidiaries.

     “Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.11 or 2.14.
     “Credit Extension” has the meaning specified in Section 3.03.
     “Debt” of any Person means (a) indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business (but including trade accounts payable in the ordinary course of business that are due but not paid within six months of the incurrence thereof to the extent that such trade accounts payable exceed 5% of the aggregate Consolidated trade accounts of the Borrower and its Subsidiaries determined by reference to the Most Recent Financial Statements (but only including the portion of trade accounts that exceeds such 5% threshold)) and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) the present value of all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases, (e) all obligations under, or the net investments outstanding pursuant to, any Permitted Receivables Financing, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien or property owned or acquired by such Person, (g) for the purposes of Sections 6.01(d) and 5.02(d) only, obligations of the Borrower and each of its Subsidiaries under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, and (h) all obligations of such Person under direct or indirect Guarantees in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above; provided that for purposes of Sections 5.02(e) and (f) and the definition of “Consolidated Total Debt”, clause (h) will exclude any Guarantee by the Borrower or any of its Subsidiaries of leases, fixture financing loans and other debt obligations of retailers in an amount not to exceed $300 million).
     “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
     “Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Advances or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder; (b) notified the Borrower, the Agent or any LC Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement; (c) failed, within five Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances and participations in then outstanding Letters of Credit (provided, that no more than one such confirmation may be requested from any Lender in the same calendar year); (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within five Business Days after the date when due, unless the subject of a good faith dispute; or (e) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any corporate or board or other action seeking or agreeing to the appointment of any such Person (including as evidenced by such Lender or parent company having the Federal Deposit Insurance Corporation or other governmental authority appointed as a receiver for such Person); provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a governmental authority (whether or not having the force of law) or an instrumentality thereof.
     “Deposited Documents” has the meaning specified in Section 3.01.
     “Designating Lender” has the meaning specified in Section 8.07.
     “Dispositions” has the meaning specified in Section 5.02(c)(iv).
     “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto, in the Commitment Increase Agreement required under Section 2.20 pursuant to which it became an Augmenting Lender, or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.
     “Effective Date” means June 1, 2006.
     “Effective Date Borrowings” means the Borrowings made on the Effective Date.
     “Effective Date Representation Certificate” means the Effective Date representation certificate executed and delivered by the Borrower substantially in the form of Exhibit H-1 hereto.
     “Eligible Accounts Receivable” means, for any date, Accounts Receivable which are reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) as current accounts receivable, excluding (a) that portion of Accounts Receivable that have been sold to or purchased by a Person that is not a Subsidiary (i) pursuant to any Permitted Receivables Financing, or (ii) pursuant to any transaction permitted by Section 5.02(c)(iii), and (b) that portion of Accounts Receivable that are subject to a Lien pursuant to any Permitted Receivables Financing.
     “Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (b) a savings and loan association, savings bank or farm credit bank and association organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (c) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through such bank’s branch, or agency, located in the United States, (d) the central bank of any country which is a member of the OECD, (e) a commercial finance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (f) any Lender or Affiliate of a Lender, (g) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business, (h) any fund that invests in bank loans and similar extensions of credit, and (i) such other bank, company, financial institution or fund to which the Borrower shall consent; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, no Person that is organized under the laws of a jurisdiction outside the United States shall be an Eligible Assignee if, at the time of an assignment pursuant to Section 8.07, such Person would be subject to United States interest withholding tax at a rate greater than zero; provided further, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.
     “Environmental Action” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
     “Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.
     “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
     “Equity Interests” means shares of capital stock, partnership interests, joint venture interests, membership interests in a limited liability or unlimited liability company, beneficial interests in a trust or other equity ownership interests in a Person (including Voting Stock) of whatever nature and rights, including warrants or options to acquire any of the foregoing.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Escrow Account” means account #795931 on deposit at the Escrow Agent.
     “Escrow Agent” means Citibank, N.A.
     “Escrow Agreement” means the agreement, dated as of the Effective Date, among the Escrow Agent, the Agent and the other depositors set forth on the signature pages thereto, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Escrow Deposit” means the deposit by the Lenders of funds on the Effective Date into the Escrow Account pursuant to the terms hereof.
     “Escrow Fee” has the meaning specified in Section 2.08(d).
     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Events of Default” has the meaning specified in Section 6.01.
     “Excess Amount” means the amount by which the aggregate book value of all Dispositions made in reliance on Section 5.02(c)(iv) in the same Fiscal Year exceeds 10% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis (determined by reference to the Most Recent Financial Statements).

     “Executive Officer” means, for any Person, a chief financial officer or senior vice president of finance and for purposes of Section 3.01 only, a chief executive officer or treasurer.
     “Existing Credit Agreement” means the Credit Agreement, dated as of June 1, 2006 (as amended, supplemented or otherwise modified prior to the Restatement Effective Date), among the Borrower, certain financial institutions and other Persons from time to time parties thereto in accordance with the terms of Section 8.07 of the Existing Credit Agreement (the “Existing Lenders”), the Agent, Bank of America, N.A., Citibank, N.A., and Rabobank International, as the Co-Syndication Agents, Cobank, ACB and U.S. Bank National Association, as the Co-Documentation Agents and RBS Securities Corporation, as Sole Lead Arranger and Sole Book Running Manager.
     “Existing Indentures” means, collectively, (a) the Indenture dated as of July 1, 1987, between the Borrower and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), (b) the Indenture dated as of November 2, 2001, between the Borrower and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Trustee, including form of Liquid Yield Option Note due 2031, (c) the Indenture dated as of May 1, 1992, between the Target and U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York) and (d) the Indenture dated as of May 1, 1995, between ASC and Wells Fargo Bank, National Association (as successor to The First National Bank of Chicago), in each case, as amended, supplemented or otherwise modified as of the Effective Date or in accordance with the terms hereof.
     “Existing Letters of Credit” means the letters of credit listed on Schedule V hereto.
     “Extended Advance Rating Level” means, as of any date of determination, the number set forth below the column entitled “Extended Advance Rating Level” based upon the credit rating (as determined below) in effect on such date as follows:

Extended Advance Rating Levels for Revolving-2 Advances and Term B-2 Advances
Extended Advance Rating Level	Facility Rating	Issuer Rating
I	BBB+/Baa1 or higher	BBB-/Baa3
II	BBB/Baa2	BB+/Ba1
III	BBB-/Baa3	BB/Ba2
IV	BB+/Ba1	BB-/Ba3
V	BB/Ba2	B+/B1
VI	Lower than BB or Ba2	Lower than B+/B1
provided, that (a) if the S&P Rating on the Facilities and Moody’s Rating (if such ratings are obtained, at the Borrower’s option) on the Facilities in effect on such date differ by

(i) one level, then the higher rating shall apply and (ii) more than one level, then the level that is one level below the higher rating shall apply, (b) if on such date (i) the Facilities are not rated by S&P, then only the Moody’s Rating for the Facilities shall apply, (ii) the Facilities are not rated by Moody’s, then only the S&P Rating for the Facilities shall apply, (iii) the ratings described in clauses (b)(i) through (b)(ii) above are not available, then the S&P Issuer Rating and the Moody’s Issuer Rating (if obtained, at the Borrower’s option) shall apply, provided, that if the S&P Issuer Rating and Moody’s Issuer Rating in effect on such date differ by (A) one level, then the higher rating shall apply and (B) more than one level, then the level that is one level below the higher rating shall apply and (iv) if the ratings described in clauses (b)(i) through (b)(ii) above are not available and there is no S&P Issuer Rating, then the Moody’s Issuer Rating shall apply, (v) if the ratings described in clauses (b)(i) through (b)(ii) above are not available and there is no Moody’s Issuer Rating, then the S&P Issuer Rating shall apply, (c) if none of the ratings described in clause (b) shall be available, the credit rating to be applied shall be derived from the long-term general corporate rating (or, if such rating is not available, to the long-term senior unsecured debt rating) of the Borrower by another nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, and (d) if each of the ratings described in clause (b) and clause (c) above become unavailable, the Extended Advance Rating Level in effect immediately prior to such ratings becoming unavailable shall remain in effect for purposes hereof until one of the ratings described in clause (b) or clause (c) above become available.
     “Extended Letter of Credit” has the meaning specified in Section 2.04(i).
     “Facilities” means the credit facilities provided under this Agreement.
     “Federal Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.
     “Federal Funds Rate” means, for any period, a current market interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of nationally recognized standing selected by it.
     “Fee Letter” means the confidential fee letter, dated as of January 22, 2006, among RBS, RBS Securities and the Borrower.
     “Financial Officer” means, for any Person, the chief executive officer, the chief financial officer, the senior vice president-finance, the chief accounting officer, the treasurer or the controller of such Person or any assistant treasurer or any assistant controller of such Person previously identified in writing to the Agent.

     “Fiscal Quarter” means a fiscal quarter of the Borrower.
     “Fiscal Year” means a fiscal year of the Borrower.
     “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
     “GAAP” means generally accepted accounting principles in the United States of America.
     “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation (the “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
     “Hazardous Materials” means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being “hazardous” or “toxic”, or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation policy or guidance.
     “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
     “Holding Account” means an interest-bearing deposit account belonging to the Agent for the benefit of the Lenders into which the Borrower may be required to make cash deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward payment of any outstanding Letters of Credit when drawn upon.
     “Immaterial Subsidiary” means (a) until the Borrower has provided financial statements pursuant to Section 5.01(d), each Subsidiary other than those identified as Subsidiaries that are not Immaterial Subsidiaries on the Initial Borrowing Date on Schedule VII, and (b) thereafter, each Subsidiary of the Borrower identified as an “Immaterial Subsidiary” pursuant to a certificate executed and delivered by an authorized officer of the Borrower to the Agent within sixty days of the delivery of annual financial statements pursuant to Section 5.01(d)(i)(B) (certifying as to each of the items set forth in the following proviso); provided that (i) a Subsidiary, other than Beryl (but only for so long as Beryl is an insurance company and continues to be regulated by the applicable governmental authorities having jurisdiction over insurance companies), shall not be an Immaterial Subsidiary if the book value of its assets (net of assets arising from intercompany transactions that would be eliminated on a Consolidated balance sheet of the Borrower) exceed 1% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis and (ii) the aggregate book value of the assets of all Immaterial Subsidiaries other than Beryl (but only for so long as Beryl is an insurance company and continues to be regulated by the applicable governmental authorities having jurisdiction over insurance companies) (net of assets arising from intercompany transactions that would be eliminated on a Consolidated balance sheet of the Borrower) shall not exceed 5% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis, in each case as determined for the most recently completed Fiscal Quarter for which the Borrower has provided financial statements pursuant to Section 5.01(d).
     “including” means “including without limitation”.
     “Incremental Revolving Advance Commitment Amount” has the meaning specified in Section 2.20(a).
     “Incremental Revolving Commitment” has the meaning specified in Section 2.20(a).
     “Indemnified Party” has the meaning specified in Section 8.08.
     “Information Memorandum” means the Confidential Information Memorandum dated May, 2006, with respect to the Borrower.
     “Initial Borrowing Date” means the date on which the conditions specified in Section 3.02 have been satisfied.
     “Initial Borrowing Date Representation Certificate” means the Initial Borrowing Date representation certificate executed and delivered by the Borrower substantially in the form of Exhibit H-2 hereto.
     “Initial Borrowing Request” has the meaning specified in Section 3.01.
     “Interco Disposition Amount” means an aggregate amount equal to (a) in any Fiscal Year, 10% of the total assets of the Borrower and its Subsidiaries and (b) over the term of this Agreement, 25% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis, in each case, determined by reference to the Most Recent Financial Statements. When calculating the total amount of assets that have been transferred from a Subsidiary Guarantor to the Borrower, New Albertsons or ASC for the purposes of this definition, assets transferred from the Borrower, New Albertsons or ASC (whether by merger, consolidation, sale, transfer, lease or other disposition) to a Subsidiary Guarantor other than the New Albertsons or ASC after the consummation of the Transaction, shall reduce the aggregate amount of assets transferred at such time based on the value of the assets at the time of such transfer (as used to determine the total assets of the Borrower and its Subsidiaries on a Consolidated basis at such time).
     “Interest Period” means, for each LIBOR Advance comprising part of the same Revolving Borrowing or Term Borrowing, the period commencing on the date of such LIBOR Advance or the date of the Conversion of any such Advance into such a LIBOR Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period for a LIBOR Borrowing shall be 1, 2, 3 or 6 months and, with the consent of all Lenders, 9 months, in each case as the Borrower may, upon notice received by, the Agent not later than 11:00 A.M. (New York City time) on the third Business Day, prior to the first day of such Interest Period, select; provided, however, that:
     (a) the duration of any Interest Period which commences before the Termination Date and would otherwise end after such date shall end on such date;
     (b) Interest Periods commencing on the same date for LIBOR Advances comprising part of the same Borrowing shall be of the same duration;
     (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
     (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the last calendar month of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.
     “Inventory” means, for any date, inventory that is located in the United States of America and would be reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) prepared as of such date in accordance with GAAP.
     “Issuance Request” means a Letter of Credit request and certificate duly executed by an authorized officer of the Borrower, substantially in the form of Exhibit B-2 hereto.
     “LC Bank” means (i) RBS, Bank of America, N.A., U.S. Bank National Association, Rabobank International and, with the consent of the Agent and the Borrower, any other consenting Lender and (ii) in respect of any Letter of Credit identified on Schedule V, the bank that issued such Letter of Credit.
     “LC Exposure” means, at any time and for any Revolving Lender, an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of Letter of Credit Liabilities at such time.

     “Lead Arrangers” has the meaning specified in the preamble.
     “Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Lenders” means the banks and the other financial institutions party hereto, any Augmenting Lender that shall become a party hereto pursuant to Section 2.20, and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.
     “Letter of Credit Liabilities” means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (a) the amount available for drawing under such Letter of Credit plus (b) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous drawings made under such Letter of Credit.
     “Letters of Credit” means (a) any letter of credit issued by an LC Bank for the account of the Borrower pursuant to Section 2.04 and (b) the Existing Letters of Credit.
     “LIBOR” means, for any Interest Period for any LIBOR Advance comprising part of the same Borrowing, the rate by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), as determined by the Agent from time to time for the purpose of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then “LIBOR” with respect to such LIBOR Advance for such Interest Period shall be an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the greater of (a) $1,000,000 and (b) such Reference Banks’ LIBOR Advance comprising part of such Borrowing, and for a period equal to such Interest Period.
     “LIBOR Advance” means an Advance that bears interest as provided in Section 2.08(a)(ii).
     “LIBOR Lending Office” means, with respect to any Lender, the office of such Lender specified as its “LIBOR Lending Office” opposite its name on Schedule I hereto,

in the Commitment Increase Agreement pursuant to which it became an Augmenting Lender pursuant to Section 2.20 (or, if no such office is specified, its Domestic Lending Office), or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.
     “LIBOR Reserve Percentage” of any Lender for any Interest Period for any LIBOR Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
     “Lien” means any lien, security interest, charge or similar encumbrance, or any lien or retained security title of a conditional vendor and any other encumbrance on title to real property to secure repayment of a liability.
     “Loan Documents” means this Agreement, the Security Documents, the Notes, the Fee Letter, the Initial Borrowing Date Representation Certificate, the Effective Date Representation Certificate, the Amendment and Restatement Agreement, and the Letters of Credit.
     “Majority Lenders” means at any time Lenders holding more than 50% (without duplication) of the then aggregate unpaid principal amount of the Advances plus the then aggregate unpaid amount of Letter of Credit Liabilities (with the aggregate principal amount of each Lender’s risk participation and funded participation in Letter of Credit Liabilities being deemed “held” by such Lender for purposes of this definition) plus the aggregate unused amount of the Commitments.
     “Majority Revolving Lenders” means at any time Revolving Lenders holding more than 50% (without duplication) of the then aggregate unpaid principal amount of Revolving Advances plus the then unpaid amount of Letter of Credit Liabilities (with the aggregate principal amount of each Lender’s risk participation and funded participation in Letter of Credit Liabilities being deemed “held” by such Lender for purposes of this definition) plus the aggregate unused amount of the Revolving Advance Commitments.
     “Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves consideration in excess of $100,000,000.
     “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise), of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

     “Material Disposition” means any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that yields gross proceeds to the Borrower or any Subsidiary in excess of $100,000,000.
“Merger Agreement” is defined in the Existing Credit Agreement.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
     “Moody’s Issuer Rating” has the meaning specified in the definition of “Applicable Rating Level”.
     “Moody’s Rating” means, on any date of determination, the rating most recently announced by Moody’s with respect to specified debt issued by the Borrower or with respect to the Borrower.
     “Most Recent Financial Statements” means, with respect to a reference to Consolidated financial statements of the Borrower and its Subsidiaries, the most recent financial statements submitted to the Agent pursuant to Section 5.01(d)(i)(B), or, if no such audited financial statements have been submitted, by reference to the pro forma financial statements provided to the Lenders prior to the Effective Date.
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Disposition Proceeds” means the gross cash proceeds received by the Borrower or its Subsidiaries from any Disposition of assets and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Borrower or its Subsidiaries in respect thereof, minus the sum of (i) all reasonable and customary legal, investment banking, due diligence, brokerage, accounting and similar fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or estimated by the Borrower to be payable in cash within the next 18 months in connection with such Disposition, (iii) payments made by the Borrower or its Subsidiaries to retire Indebtedness (other than the Advances) that either (y) is secured by a Lien on the assets included in the Disposition or (z) was originally incurred by the Borrower or a Subsidiary whose assets are included in the Disposition, in each case where payment of such Indebtedness is required in connection with such Disposition; and (iv) payments made on accounts payable or other obligations by the Borrower and its Subsidiaries that are retained, and payment of which is a condition or requirement in connection with such Disposition (provided, that if the actual amount of such account payable or other obligation is less than that which the Borrower or such Subsidiary estimated, then such excess amount shall constitute Net Disposition Proceeds); provided, further, that the amount of estimated taxes pursuant to clause (ii) in excess of the amount of taxes actually required to be paid in cash in respect of such Disposition within such 18-month period shall constitute Net Disposition Proceeds.
     “New Albertsons” is defined in the Existing Credit Agreement.
     “Non-Defaulting Lender” means a Lender that is not a Defaulting Lender.

     “Note” means a Revolving Note, a Term A Note or a Term B Note.
     “Notice of Borrowing” has the meaning specified in Section 2.02(a).
     “Non-Consenting Lender” has the meaning specified in Section 2.18(b).
     “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document or a Rate Protection Agreement, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Sections 6.01(e) or (f), whether or not allowed in such proceeding) on the Advances.
     “Obligor” means, as the context may require, the Borrower and each Subsidiary Guarantor.
     “OECD” means the Organization for Economic Cooperation and Development.
     “Other Agents” has the meaning specified in the preamble.
     “Other Taxes” has the meaning specified in Section 2.17(b).
     “Participant” has the meaning specified in Section 8.07(b).
     “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Percentage” means, with respect to each Lender, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment (or, in the event any of the Commitments have been terminated, such Lender’s outstanding Advances under that Commitment) and the denominator of which is the aggregate amount of the Commitments (or, in the event any of the Commitments have been terminated, the aggregate amount of the outstanding Advances under those Commitments) of the Lenders.
     “Permitted Receivables Financing” means (a) the sale by the Borrower and certain Subsidiaries of the Borrower of accounts receivable to a Receivables Subsidiary pursuant to any Receivables Purchase Agreement, (b) the sale of such accounts receivable (or participations therein) by a Receivables Subsidiary to certain purchasers pursuant to a Receivables Transfer Agreement and (c) any other accounts receivable financing the terms of which are no more adverse to the Lenders in any material way than the terms of the Permitted Receivables Financing referred to in clauses (a) and (b) above.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association,

joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Platform” has the meaning specified in Section 7.11.
     “Pledge Agreement” means the Pledge Agreement executed and delivered by an authorized officer of each Pledgor required hereby to execute it, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Pledgor” means, as applicable, the Borrower or any domestic Subsidiary that owns Equity Interests in a Subsidiary that is a Subsidiary Guarantor.
     “Prepaid Amount” means, an amount equal to the sum of (i) Net Disposition Proceeds arising from Dispositions made pursuant to Section 5.02(c)(iv) which do not constitute an Excess Amount that have been applied to prepay Term Advances pursuant to Section 2.12(b)(iii), plus (ii) the amount, if any, of any Retention Amount that has been applied to prepay Term Advances pursuant to Section 2.12(b)(iii), plus (iii) voluntary prepayments made to the Term Advances pursuant to Section 2.12(b) in anticipation of one or more subsequent Dispositions of assets, applied pro rata between the Term A Advances and Term B Advances and applied to the amortization of the Term Advances in pro rata order of payment, and either identified by the Borrower to the Agent as a Prepaid Amount on or within ten Business Days prior to such prepayment or, at the Borrower’s election, on or within ten Business Days prior to the date of the consummation of such subsequent Disposition, minus (iv) as of any date of determination, any Prepaid Amounts that have been used prior to such date of determination to reduce the Required Amount.
     “Prime Rate” means the rate of interest per annum announced from time to time by the Agent as its prime rate in effect at its principal office or any other office specified by the Agent in writing; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.
     “Quarterly Payment Date” means the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.
     “Rate Protection Agreement” means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.
     “RBS” has the meaning specified in the preamble.

     “Receivables Purchase Agreement” means (a) each Purchase Agreement as defined in the receivables purchase agreement referred to in clause (a) of the definition of the term “Receivables Transfer Agreement” and (b) any agreement amending, supplementing, extending, refinancing or replacing such Receivables Purchase Agreement, in whole or in part, provided that such replacing agreement contains terms that are no more adverse to the Lenders in any material way than the applicable terms of such Receivables Purchase Agreement.
     “Receivables Subsidiary” means Supervalu Receivables Funding Corporation, a Delaware corporation, and any other special-purpose, bankruptcy-remote Subsidiary of the Borrower created and maintained solely to effect a Permitted Receivables Financing.
     “Receivables Transfer Agreement” means (a) the Receivables Purchase Agreement dated as of August 16, 2001, as amended, modified, or amended and restated from time to time, among a Receivables Subsidiary, the Borrower as servicer, Delaware Funding Corporation as conduit purchaser, JPMorgan Chase Bank, N.A. (formerly Morgan Guaranty Trust Company of New York) as administrative agent and as facility agent for certain persons, Blue Ridge Asset Funding Corporation as a conduit purchaser, Wachovia Bank N.A. as facility agent for certain persons and the other conduit purchasers, alternate purchasers and facility agents party thereto and the Subsidiaries party thereto, and (b) any agreement amending, supplementing, extending, refinancing or replacing, in whole or in part, such Receivables Transfer Agreement, provided that such replacing agreement contains terms that are no more adverse to the Lenders in any material way than the applicable terms of such Receivables Transfer Agreement.
     “Reference Banks” means RBS and Bank of America, N.A. or any successor Reference Bank appointed pursuant to Section 2.10(c).
     “Reference Period” has the meaning specified in Section 1.03(b).
     “Register” has the meaning specified in Section 8.07(e).
     “Reimbursement Obligations” means at any date the obligations of the Borrower then outstanding under Section 2.04 to reimburse the LC Bank for the amount paid by the LC Bank in respect of a drawing under a Letter of Credit.
     “Required Amount” means, in respect of a Disposition made in reliance on Section 5.02(c)(iv) which constitutes or includes any Excess Amount, an amount equal to (i) the Threshold Amount minus (ii) the Prepaid Amount; provided, that the Required Amount for any Disposition for which the Net Disposition Proceeds are less than or equal to $5,000,000 shall be zero.
     “Restatement Effective Date” means April 5, 2010.
     “Retention Amount” means, with respect to any Disposition (or portion thereof) made in reliance on Section 5.02(c)(iv) which constitutes or includes any Excess Amount, an amount equal to (a) the Net Disposition Proceeds received with respect to such Disposition (or the portion thereof which constitutes an Excess Amount), minus (b) the Required Amount.

     “Revolving-1 Advance” means a Revolving Advance (a) outstanding under the Existing Credit Agreement as of the Restatement Effective Date and owing to a Lender (other than an Extending Lender, as defined in the Amendment and Restatement Agreement) that became a Revolving-1 Advance hereunder pursuant to the Amendment and Restatement Agreement, or (b) made by a Revolving-1 Lender as part of a Revolving Borrowing pursuant to Section 2.01(a)(i).
     “Revolving-1 Advance Commitment” means, with respect to each Revolving-1 Lender, the commitment of such Revolving-1 Lender to make Revolving-1 Advances and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount at any time of the sum of the outstanding principal amount of such Revolving-1 Lender’s Revolving-1 Advances, its LC Exposure and its Swingline Exposure at such time, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The amount of each Revolving-1 Lender’s Revolving-1 Advance Commitment as of the Restatement Effective Date is set forth on Schedule I hereto.
     “Revolving-1 Advance Commitment Termination Date” means the earlier of June 2, 2011 and the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.
     “Revolving-1 Lender” means a “Revolving Lender” under (and as defined in) the Existing Credit Agreement that has elected not to extend the date of its Revolving Advance Commitment Termination Date under the Existing Credit Agreement on the Restatement Effective Date, as further identified on Schedule I hereto.
     “Revolving-1 Note” means a promissory note of the Borrower payable to the order of any Revolving-1 Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving-1 Advances made by such Revolving-1 Lender.
     “Revolving-2 Advance” means a Revolving Advance that was (a) outstanding under the Existing Credit Agreement as of the Restatement Effective Date and owing to an Extending Lender (as defined in the Amendment and Restatement Agreement) that became a Revolving-2 Advance hereunder pursuant to the Amendment and Restatement Agreement, (b) made by a Revolving-2 Lender as part of a Revolving Borrowing pursuant to Section 2.01(a)(ii) or (c) made pursuant to Section 2.20.
     “Revolving-2 Advance Commitment” means, with respect to each Revolving-2 Lender, the commitment of such Revolving-2 Lender to make Revolving-2 Advances and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount at any time of the sum of the outstanding principal amount of such Revolving-2 Lender’s Revolving-2 Advances, its LC Exposure and its Swingline Exposure at such time, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) increased pursuant to Section 2.20, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The amount of each Revolving-2 Lender’s

Revolving-2 Advance Commitment as of the Restatement Effective Date is set forth on Schedule I hereto.
     “Revolving-2 Advance Commitment Termination Date” means the earlier of (a) April 5, 2015 or (b) the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.
     “Revolving-2 Lender” means, collectively, a Revolving Lender under (and as defined in) the Existing Credit Agreement that has elected to extend the date of its Revolving Advance Commitment Termination Date under the Existing Credit Agreement and therefore is identified as an “Extending Lender” under the Amendment and Restatement Agreement, as further identified on Schedule I hereto and any other Person that becomes a Revolving-2 Lender on or after the Restatement Effective Date by way of Section 2.20 or by way of assignment of Revolving-2 Advance Commitments pursuant to Section 8.07.
     “Revolving-2 Note” means a promissory note of the Borrower payable to the order of any Revolving-2 Lender, in substantially the form of Exhibit A-5 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving-2 Advances made by such Revolving-2 Lender.
     “Revolving Advance” means, as the context may require, a Revolving-1 Advance or a Revolving-2 Advance.
     “Revolving Advance Commitment” means, as the context may require, a Revolving-1 Advance Commitment or a Revolving-2 Advance Commitment and collectively means all of the Revolving-1 Advance Commitments and Revolving-2 Advance Commitments.
     “Revolving Advance Commitment Termination Date” means, as the context may require, the Revolving-1 Advance Commitment Termination Date or the Revolving-2 Advance Commitment Termination Date.
     “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances of the same Type made by all of the applicable Revolving Lenders pursuant to Section 2.01(a).
     “Revolving Note” means, as the context may require, a Revolving-1 Note or a Revolving-2 Note.
     “Revolving Lender” means, as the context may require, a Revolving-1 Lender or a Revolving-2 Lender, and “Revolving Lenders” collectively means all of the Revolving-1 Lenders and the Revolving-2 Lenders.
     “Revolving Percentage” means, with respect to each Revolving Lender on any date, the percentage equal to a fraction the numerator of which is the amount of such Revolving Lender’s Revolving Advance Commitment on such date and the denominator of which is the aggregate amount of the Revolving Advance Commitments of all Revolving Lenders on such date.

     “Secured Parties” means, collectively, the Lenders, each LC Bank, the Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.
     “Security Documents” means the Subsidiary Guaranty, the Pledge Agreement and each other agreement, instrument or document executed and delivered pursuant to any of the foregoing or pursuant to Section 5.01(i) and includes any agreement pursuant to which the Agent is granted a Lien by an Obligor to secure the Obligations.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
     “S&P Issuer Rating” has the meaning specified in the definition of “Applicable Rating Level”.
     “S&P Rating” means, on any date of determination, the rating most recently announced by S&P with respect to specified debt issued by the Borrower or with respect to the Borrower.
“SPV” has the meaning specified in Section 8.07.
     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other Equity Interests having ordinary voting power to elect a majority of the board of directors of such entity or organization (irrespective of whether at the time capital stock or other Equity Interests of any other class or classes of such entity or organization shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such entity or organization or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower.
     “Subsidiary Guarantor” means each domestic Subsidiary that is not an Immaterial Subsidiary or a Receivables Subsidiary.
     “Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by an authorized officer of each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Swingline Borrowing” means a borrowing consisting of a Swingline Loan made pursuant to Section 2.03.
     “Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans to the Borrower in aggregate principal amount at any one time outstanding not to exceed $100,000,000.

     “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.
     “Swingline Lender” means RBS, in its capacity as the Swingline Lender under the swingline facility described in Section 2.03, and its successors in such capacity.
     “Swingline Loan” means a loan made by the Swingline Lender pursuant to Section 2.03.
“Target” means New Albertson’s Inc., an Ohio corporation.
“Target Material Adverse Effect” is defined in the Existing Credit Agreement.
“Taxes” has the meaning specified in Section 2.17(a).
     “Term A Advances” means the Term A Advances that are outstanding under the Existing Credit Agreement as of the Restatement Effective Date and owing to the Term A Lenders, which on the Restatement Effective Date equaled $365,625,000.
     “Term A Borrowing” means a borrowing consisting of simultaneous Term A Advances of the same Type made by each of the applicable Lenders.
“Term A Commitment” is defined in the Existing Credit Agreement.
     “Term A Commitment Termination Date” means the earlier of (i) June 2, 2011 or (ii) the date on which the Term A Advances become due and payable pursuant to Section 6.01.
     “Term A Note” means a promissory note of the Borrower payable to the order of any applicable Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Term A Advance made by such Lender.
     “Term Advances” means, collectively, the Term A Advances and Term B Advances.
     “Term B Advances” means, as the context may require, a Term B-1 Advance or a Term B-2 Advance, and refers to a Base Rate Advance or LIBOR Advance.
     “Term B Borrowing” means a borrowing consisting of simultaneous Term B Advances of the same Type made by each of the applicable Lenders.
“Term B Commitment” is defined in the Existing Credit Agreement.
     “Term B Commitment Termination Date” means, as the context may require, the Term B-1 Commitment Termination Date or the Term B-2 Commitment Termination Date.

     “Term B Note” means, as the context may require, a Term B-1 Note or a Term B-2 Note.
     “Term B-1 Advance” means a Term B Advance that was outstanding under the Existing Credit Agreement as of the Restatement Effective Date and owing to a Lender (other than an Extending Lender, as defined in the Amendment and Restatement Agreement) that became a Term B-1 Advance hereunder pursuant to the Amendment and Restatement Agreement.
     “Term B-1 Commitment Termination Date” means the earlier of (i) June 2, 2012 or (ii) the date on which the Term B Advances become due and payable pursuant to Section 6.01.
     “Term B-1 Note” means a promissory note of the Borrower payable to the order of any applicable Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Term B-1 Advance made by such Lender.
     “Term B-2 Advance” means a Term B Advance that was outstanding under the Existing Credit Agreement as of the Restatement Effective Date and owing to an Extending Lender (as defined in the Amendment and Restatement Agreement) that became a Term B-2 Advance hereunder pursuant to the Amendment and Restatement Agreement.
     “Term B-2 Commitment Termination Date” means the earlier of (i) October 5, 2015 or (ii) the date on which the Term B Advances become due and payable pursuant to Section 6.01.
     “Term B-2 Note” means a promissory note of the Borrower payable to the order of any applicable Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Term B-2 Advance made by such Lender.
“Term Lender” means any Lender that is owed any Term Advances.
     “Term Percentage” means, with respect to each Term Lender on any day, the percentage equal to a fraction the numerator of which is the amount of such Term Lender’s Term Advances on such day and the denominator of which is the aggregate amount of the Term Advances of all Term Lenders on such date.
     “Termination Date” means the date on which all Obligations (other than (a) contingent indemnification and expense reimbursement obligations not yet accrued and payable and (b) Obligations under Rate Protection Agreements) have been paid in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized pursuant to Section 2.04(h) or to the reasonable satisfaction of the Agent) and all Commitments shall have terminated.
     “Threshold Amount” means 90% of the Net Disposition Proceeds received from any Disposition (or portion thereof) made by the Borrower and its Subsidiaries in reliance on Section 5.02(c)(iv) to the extent such Disposition (or such portion thereof) constitutes an Excess Amount (but, with respect to any Disposition consisting only in part of an Excess Amount, only the Net Disposition Proceeds of the portion of the Disposition that constitutes an Excess Amount shall be included in the calculation of the Threshold Amount).
“Transaction” is defined in the Existing Credit Agreement.
     “Type”, when used in respect of any Advance, shall mean Base Rate Advance or LIBOR Advance.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection or the priority of the security interests granted to the Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection or priority.
“Voting Participant” is defined in Section 8.07(b).
“Voting Participant Notification” is defined in Section 8.07(b).
     “Voting Stock” means Equity Interests in any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
SECTION 1.03. Accounting Terms; GAAP.
     (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
     (b) For the purposes of calculating Consolidated EBITDA for any period of four consecutive Fiscal Quarters (each, a “Reference Period”), if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive Fiscal Quarters for which the relevant financial information is available).
     (c) To the extent any computations are required to be made hereunder on a “pro forma basis” such computations shall reflect, on a pro forma basis, the applicable event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, and may reflect any projected synergies or similar benefits expected to be realized as a result of such event to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
     SECTION 2.01. The Advances. (a) The Revolving Lenders agree as follows:
     (i) Each Revolving-1 Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving-1 Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving-1 Advance Commitment Termination Date in amounts such that the sum of (A) the aggregate principal amount of Revolving-1 Advances by such Revolving-1 Lender plus (B) such Revolving-1 Lender’s Swingline Exposure plus (C) such Revolving-1 Lender’s LC Exposure at any one time outstanding shall not exceed such Revolving-1 Lender’s Revolving Advance Commitment; and
     (ii) each Revolving-2 Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving-2 Advances to the Borrower from time to time on any Business Day during the period from the Restatement Effective Date until the Revolving-2 Advance Commitment Termination Date in amounts such that the sum of (A) the aggregate principal amount of Revolving-2

Advances by such Revolving-2 Lender plus (B) such Revolving-2 Lender’s Swingline Exposure plus (C) such Revolving-2 Lender’s LC Exposure at any one time outstanding shall not exceed such Revolving-2 Lender’s Revolving-2 Advance Commitment. If all of the conditions set forth in Section 3.03 have been satisfied on the Revolving-1 Advance Commitment Termination Date, and the Borrower has delivered a certificate to the Agent representing and warranting to that effect, then on the Revolving-1 Advance Commitment Termination Date the Borrower shall make a Borrowing of Revolving-2 Advances in an amount equal to the aggregate amount of Revolving-1 Advances then outstanding and each Revolving-2 Lender shall be deemed to have assumed (i) the Swingline Exposure and (ii) the LC Exposure associated with Letters of Credit issued by LC Banks that are Revolving-2 Lenders and which were in each case participated in by the Revolving-1 Lenders on the Revolving-1 Advance Commitment Termination Date according to such Revolving-2 Lender’s Revolving Percentage, up to a maximum amount for such Revolving-2 Lender not to exceed (when aggregated with the Revolving-2 Advances of such Lender and such Revolving-2 Lender’s Swingline Exposure and LC Exposure immediately prior to such deemed assumption) such Revolving-2 Lender’s Revolving-2 Advance Commitment. If the conditions set forth in Section 3.03 have not been so satisfied or waived in accordance with this Agreement on such date, then the Borrower shall Cash Collateralize the LC Exposure and the Swingline Exposure of Revolving-1 Lenders on the Revolving-1 Advance Commitment Termination Date. If the conditions set forth in Section 3.03 have been so satisfied or waived, or are capable of being satisfied, in accordance with this Agreement on such date, but the unused Revolving-2 Advance Commitments as of the Revolving-1 Advance Commitment Termination Date is inadequate to support both the Borrowing Revolving-2 Advances to repay the outstanding Revolving-1 Advances and the assumption of the Swingline Exposure and LC Exposure provided for in this Section 2.01(a)(ii), then the Borrower shall either (I) pay a portion of the Revolving-1 Advances or (II) Cash Collateralize the Swingline Exposure and the LC Exposure of the Revolving-1 Lenders, such that after giving effect to such Borrowing, payment, assumption and/or Cash Collateralization (1) all of the amounts owed to the Revolving-1 Lenders on in connection with the Revolving-1 Advances shall have been paid; (2) all of the Swingline Exposure and LC Exposure of such Revolving-1 Lenders in connection with such Letters of Credit issued by LC Banks that are Revolving-2 Lenders shall have been either assumed by Revolving-2 Lenders or Cash Collateralized by the Borrower and (3) the sum of the outstanding Revolving-2 Advances plus Swingline Exposure plus LC Exposure of each Revolving-2 Lender shall not exceed such Revolving-2 Lender’s Revolving-2 Advance Commitment. Notwithstanding the foregoing or Sections 2.03(a) or 2.04(a), upon the Revolving-1 Advance Commitment Termination Date, each Revolving-1 Lender shall be relieved of its participation in Letters of Credit and Swingline Loans that expire after the Revolving-1 Advance Commitment Termination Date.
Subject to the foregoing limits, the Borrower and the Revolving Lenders agree that prior to the Revolving-1 Advance Commitment Termination Date, Revolving-1 Advances and

Revolving-2 Advances shall be made simultaneously by each Revolving Lender on the date of the requested Revolving Borrowing, in an amount equal to each such Revolving Lender’s Revolving Percentage multiplied by the aggregate amount of the requested Revolving Borrowing. Within the limits of each Revolving Lender’s Revolving Advance Commitment, the Borrower may from time to time, solely with respect to Revolving Advances, borrow under this Section 2.01(a), prepay pursuant to Section 2.12(b) and reborrow under this Section 2.01(a).
     (b) On the Restatement Effective Date, the aggregate outstanding principal amount of Term A Advances is $365,625,000. No amounts paid or prepaid with respect to Term A Advances may be reborrowed.
     (c) On the Restatement Effective Date, the outstanding aggregate principal amount of the Term B-1 Advances was $502,255,000 and of Term B-2 Advances was $500,000,000. No amounts paid or prepaid with respect to Term B Advances may be reborrowed.
     (d) Each Borrowing shall be in an aggregate amount not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments.
     SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 12:00 noon (if requesting a Base Rate Advance) or 3:00 P.M. (if requesting a LIBOR Advance) (New York City time) (i) on the same Business Day as the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances or (ii) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of LIBOR Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telecopier (confirmed immediately in writing), in substantially the form of Exhibit B-1 hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing, and (D) in the case of a Borrowing comprised of LIBOR Advances, the initial Interest Period for each such Advance. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, make available to the Agent at its address referred to in Section 8.02, in same day funds, such Lender’s ratable portion of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent’s aforesaid address not later than 4:00 P.M. (New York City time) on such date.
     (b) Anything in Section 2.02(a) to the contrary notwithstanding, the Borrower may not select LIBOR Advances for any Borrowing if the aggregate amount of such Borrowing is less than $20,000,000.
     (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
     (d) Unless the Agent shall have received notice from a Lender (i) by 1:00 P.M. (New York City time) on the date of any Borrowing in the case of any Borrowing consisting of Base Rate Advances or (ii) by 12:00 Noon (New York City time) on the Business Day prior to the date of any Borrowing consisting of LIBOR Advances that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made or will make such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Agent to the Borrower until the date such amount is repaid to the Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (B) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
     SECTION 2.03. Swingline Loans. (a) The Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to make Swingline Loans to the Borrower pursuant to this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the Revolving-2 Advance Commitment Termination Date in amounts such that (x) the aggregate principal amount of Swingline Loans at any one time outstanding shall not exceed the Swingline Commitment and (y) at the time such Swingline Loan is made, the sum of (i) the aggregate principal amount of all Revolving Advances at such time plus (ii) the aggregate amount of all Revolving Lenders’ Swingline Exposure at such time plus (iii) the aggregate amount of all Revolving Lenders’ LC Exposure at such time outstanding shall not exceed the aggregate amount of all Revolving Lenders’ Revolving Advance Commitments. Upon the making of each Swingline Loan, and without further action on the part of the Swingline Lender or any other Person, each Revolving Lender (other than the Swingline Lender) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Swingline Loan, and such Revolving Lender shall, to the extent of its Revolving Percentage, be responsible for reimbursing within one Business Day the Swingline Lender for Swingline Loans that have not been reimbursed by the Borrower in accordance with the terms of this Agreement. Each Swingline Loan shall be in a principal amount of at least $1,000,000 or any larger multiple of $1,000,000. All Swingline Loans shall be made as Base Rate Advances. Within the foregoing limits, the Borrower may borrow under this Section 2.03, repay pursuant to Section 2.07(b), or to the extent permitted by Section 2.12(c), prepay Swingline Loans and reborrow under this Section 2.03.
     (b) Notice of Swingline Borrowing. The Borrower shall give the Swingline Lender a Notice of Borrowing not later than 4:00 P.M. (New York City time) on the date of each Swingline Borrowing, specifying (a) the date of such Swingline Borrowing, which shall be a Business Day, and (b) the amount of such Borrowing.
     (c) Conversion of Swingline Loans to Revolving Advances. The Swingline Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to so act on its behalf) notify each Revolving Lender (including the Swingline Lender) to make a Revolving Advance to the Borrower in a principal amount equal to such Revolving Lender’s Revolving Percentage of the amount of such Swingline Loan, provided, however that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Section 6.01(e). Upon notice from the Swingline Lender, each Revolving Lender (other than the Swingline Lender) will immediately transfer to the Swingline Lender, in immediately available funds, an amount equal to such Revolving Lender’s Revolving Percentage of the amount of such Swingline Loan and the amounts so received shall be applied to pay such Swingline Loan. Each Revolving Lender’s obligation to transfer the amount of such Revolving Advance to the Swingline Lender shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swingline Lender, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, the Subsidiary Guarantors or any other Person, (iv) any breach of this Agreement by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     SECTION 2.04. Letters of Credit. (a) Commitment to Issue Letters of Credit. Each LC Bank agrees, subject to the terms and conditions hereof, following receipt of an Issuance Request delivered pursuant to the terms hereof, to issue Letters of Credit upon the request of the Borrower for the account of the Borrower or any of its Subsidiaries on a sight basis from time to time on any Business Day during the period from the Effective Date until (i) in the case of an LC Bank that is not an Extending Lender, the Revolving-1 Advance Commitment Termination Date, or (ii) in the case of an LC Bank that is an Extending Lender, the Revolving-2 Advance Commitment Termination Date, provided that immediately after each such Letter of Credit is issued, (A) the amount of the Letter of Credit Liabilities shall not exceed the Available LC Amount, (B) the sum of (x) the aggregate principal amount of all Revolving Advances at such time plus (y) the aggregate principal amount of all Swingline Loans at such time plus (z) the aggregate amount of all Letter of Credit Liabilities at such time shall not exceed the aggregate amount of all Revolving Lenders’ Revolving Advance Commitments at such time, and (C) unless otherwise agreed to by such LC Bank in its sole and absolute discretion, no LC Bank shall be required to issue Letters of Credit if total Letter of Credit Liabilities issued by such LC Bank and then outstanding exceeds $150,000,000. Each Letter of Credit shall be issued in an amount equal to or greater than $100,000 or such smaller amount as the relevant LC Bank may agree in a particular instance in its sole discretion. Upon the date of issuance by an LC Bank of a Letter of Credit, the LC Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the LC Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in proportion to its Revolving Percentage. The Borrower shall pay to the LC Bank issuance fees and other customary fees in the amounts and at the times as agreed between the Borrower and the LC Bank. Unless otherwise expressly agreed by the LC Bank and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit. In the event of any conflict between the terms hereof and the terms of any Letter of Credit or Issuance Request, the terms hereof shall control. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the LC Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Initial Borrowing Date shall be subject to and governed by the terms and conditions hereof.
     (b) Request for Issuance. The Borrower shall give the LC Bank (with a copy to the Agent) at least three Business Days’ (or such shorter period as the relevant LC Bank may agree in a particular instance in its sole discretion) prior notice, effective upon receipt, of a request for the issuance or amendment of a Letter of Credit set forth on an Issuance Request specifying the date such Letter of Credit is to be issued or amended, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Promptly after receipt of any Issuance Request, the LC Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Issuance Request from the Borrower and, if not, the LC Bank will provide the Agent with a copy thereof. Unless the LC Bank has received written notice from a Revolving Lender, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.03 (with respect to any issuance after the Initial Borrowing Date) shall not then be satisfied, then, subject to the terms and conditions hereof, the LC Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the LC Bank’s usual and customary business practices. Upon receipt of the request for issuance of or amendments to a Letter of Credit, the Agent shall promptly notify each Revolving Lender of the contents thereof and of the amount of such Revolving Lender’s participation in such Letter of Credit. The issuance by the LC Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the LC Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Bank shall have reasonably requested. No Letter of Credit (other than those listed in Schedule V) shall have an expiration date extending beyond the earlier of (i) 12 months from the issuance date (it being understood and agreed that such limitation shall not be construed to prohibit the issuance by any LC Bank of “evergreen” Letters of Credit providing for automatic extension for periods not exceeding 12 months, which the LC Bank may agree to or decline in its sole discretion and in fact does not allow such extension beyond the date five Business Days prior to (A) in the case of an LC Bank that is not an Extending Lender, the Revolving-1 Advance Commitment Termination Date, or (B) in the case of an LC Bank that is an Extending Lender, the Revolving-2 Advance Commitment Termination Date, unless such Letter of Credit is an Extended Letter of Credit; provided that immediately after any such extension, (x) the amount of the Letter of Credit Liabilities shall not exceed the Available LC Amount, and (y) the sum of (1) the aggregate principal amount of all Revolving Advances at such time plus (2) the aggregate principal amount of all Swingline Loans at such time plus (3) the aggregate amount of all Letter of Credit Liabilities at such time shall not exceed the aggregate amount of all Revolving Lenders’ Revolving Advance Commitments at such time and (ii) except for Extended Letters of Credit issued in accordance with Section 2.04(i), five Business Days prior to (i) in the case of an LC Bank that is not an Extending Lender, the Revolving-1 Advance Commitment Termination Date), or (ii) in the case of an LC Bank that is an Extending Lender, the Revolving-2 Advance Commitment Termination Date, or in each case such later expiration date as the relevant LC Bank may agree in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Issuance Request shall specify in form and detail reasonably satisfactory to the LC Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; and (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder. In the case of a request for an amendment of any outstanding Letter of Credit, such amendment will be requested by the delivery of an Issuance Request which shall specify in form and detail reasonably satisfactory to the LC Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); and (C) the nature of the proposed amendment. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the LC Bank will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment. The Agent shall deliver to each Lender, upon the end of each calendar quarter and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate amounts available for drawing under all Letters of Credit issued by all LC Banks and outstanding during such period.
     (c) Reimbursement of Payments. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit and finding such drawing in substantial compliance with the Letter of Credit terms, the LC Bank shall notify the Agent who shall in turn notify the Borrower as to the amount to be paid as a result of such demand or drawing and the respective payment date. If there are at such time amounts on deposit in the Holding Account, the Borrower shall notify the Agent thereof, and the Agent shall withdraw an amount equal to the amount to be paid as a result of such demand or drawing or, if less, the amount on deposit in the Holding Account, on the payment date and pay such amount to the applicable LC Bank. Unless the applicable LC Bank is reimbursed in full from amounts on deposit in the Holding Account, the Borrower shall reimburse the LC Bank in an amount equal to the amount of such drawing by 1:00 P.M. (New York City time) on the first Business Day immediately following the day on which such drawing is paid in immediately available funds, together with interest thereon from the date of the LC Bank’s payment under the Letter of Credit at the Base Rate plus the Applicable Interest Rate Margin for Revolving Advances accruing interest at the Base Rate. If the LC Bank is not reimbursed for the amount of such drawing as provided in the preceding sentence, the LC Bank shall notify the Agent, and the Agent shall notify each other Revolving Lender, thereof by 3:00 P.M. (New York City time) on the day such drawing was supposed to be paid. If at any time the LC Bank shall make a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit and such drawing has not been paid by the Borrower when due, each Lender will pay to the Agent, for the account of the LC Bank, immediately upon the LC Bank’s demand at any time during the period commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Revolving Lender’s Revolving Percentage multiplied by the amount then due from the Borrower at such time. Each Revolving Lender’s obligation to reimburse the LC Bank for amounts drawn under Letters of Credit, as contemplated by this clause, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the LC Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such reimbursement by the Revolving Lender’s shall relieve or otherwise impair the obligation of the Borrower to reimburse the LC Bank for the amount of any payment made by the LC Bank under any Letter of Credit, together with interest as provided herein.
     (d) Reimbursement Obligations Unconditional. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the LC Bank for any amounts paid by the LC Bank upon any drawing under any Letter of Credit on the date and times set forth in clause (c), without presentment, demand, protest or other formalities of any kind, provided that the Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. The LC Bank will promptly pay to each Revolving Lender ratably in accordance with its Revolving Percentage all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Revolving Lender has made payment to the LC Bank in respect of such Letter of Credit pursuant to Section 2.04(c).
     (e) Indemnification. The Borrower hereby indemnifies and holds harmless each Revolving Lender, the LC Bank and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Revolving Lender, the LC Bank or the Agent may incur (or which may be claimed against such Revolving Lender, the LC Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which the LC Bank may incur by reason of or in connection with the failure of any other Revolving Lender to fulfill or comply with its obligations to the LC Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Revolving Lender), provided that the Borrower shall not be required to indemnify any Revolving Lender, the LC Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the LC Bank, such Revolving Lender or the Agent in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.04(e) is intended to limit the obligations of the Borrower under any other provision of this Agreement.
     (f) Limited Liability of the LC Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Revolving Lenders, the LC Bank and their respective officers and directors shall not be liable or responsible for, and the obligations of each Revolving Lender to make payments, and of the Borrower to reimburse the LC Bank for payments, pursuant to this Section 2.04 shall not be excused by, any action or inaction of any Revolving Lender or the LC Bank related to (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith, (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (iii) payment by the LC Bank against presentation of documents to the LC Bank which do not strictly comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit, absent such LC Bank’s gross negligence or willful misconduct, (iv) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document,

(v) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction, (vi) any payment by the LC Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the LC Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy law, or (vii) any other circumstances whatsoever in making or failing to make, or notifying or failing to notify the LC Bank that it is required to make, any payment under any Letter of Credit. Notwithstanding the foregoing, the Borrower shall have a claim against the LC Bank and the LC Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (A) the LC Bank’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit comply with the terms thereof or (B) the LC Bank’s willful failure to pay under any Letter of Credit after the presentation to the LC Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit. Subject to the preceding sentence, the LC Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Each Revolving Lender shall, ratably in accordance with its Revolving Percentage indemnify the LC Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the LC Bank’s gross negligence or willful misconduct) that the LC Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the LC Bank hereunder. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the LC Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Bank, the Agent, any of their respective affiliates nor any correspondent, participant or assignee of the LC Bank shall be liable to any Revolving Lender for (1) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Majority Revolving Lenders, as applicable; (2) any action taken or omitted in the absence of gross negligence or willful misconduct; or (3) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuance Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. In furtherance and not in limitation of the foregoing, the LC Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the LC Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Letters of Credit Outside Facility. Nothing in this Section shall be construed as limiting the right of the Borrower to request, or of any Lender to issue, letters of credit for the account of the Borrower that are not “Letters of Credit” for purposes of this Agreement. No request by the Borrower to any Lender for the issuance of a letter or credit shall be deemed a request for the issuance of a Letter of Credit under this Agreement unless (i) the Borrower’s request for such letter of credit states in writing that such letter of credit, when issued, shall be a Letter of Credit under this Agreement, or (ii) such Lender conditions its agreement to issue such letter of credit, in writing, on the Borrower’s agreement that such letter of credit constitute a Letter of Credit under this Agreement.
     (h) Cash Collateral. If, after giving effect to any reduction of the Commitments pursuant to Section 2.06, the aggregate amount available to be drawn under all outstanding Letters of Credit exceeds the aggregate amount of the Commitments, the Borrower shall deposit into the Holding Account an amount in cash sufficient to cause the amount deposited in the Holding Account to equal such excess. At any time after such deposit is made, if an outstanding Letter of Credit expires or is reduced without the full amount thereof having been drawn, the Agent shall withdraw from the Holding Account and deliver to the Borrower an amount equal to the amount by which the amount on deposit in the Holding Account exceeds the aggregate amount by which the amount available to be drawn under outstanding Letters of Credit (after giving effect to such expiration or reduction) exceeds the aggregate amount of the Commitments.
     (i) Extended Letters of Credit. The Borrower may request that an LC Bank allow, and an LC Bank may (in its sole discretion) agree to allow, one or more Letters of Credit issued by it to expire later than the date that is five Business Days prior to (A) in the case of an LC Bank that is not an Extending Lender, the Revolving-1 Advance Commitment Termination Date, or (B) in the case of an LC Bank that is an Extending Lender, the Revolving-2 Advance Commitment Termination Date. Any such Letter of Credit is referred to herein as an “Extended Letter of Credit”. The following provisions shall apply to any Extended Letter of Credit, notwithstanding any contrary provision set forth herein.
     (i) The participations of each Revolving Lender in each Extended Letter of Credit shall terminate at the close of business on the date that is five Business Days prior to the Revolving-2 Advance Commitment Termination Date, except with respect to demands for drawings submitted prior to such date.

     (ii) On or prior to the date that is five Business Days prior to the Revolving-2 Advance Commitment Termination Date, the Borrower shall deposit with each LC Bank an amount in cash equal to the LC Exposure as of such date attributable to the Extended Letters of Credit issued by such LC Bank. Each such deposit shall be held by the applicable LC Bank as collateral for the obligations of the Borrower in respect of such Extended Letters of Credit. Each applicable LC Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the relevant LC Bank and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the relevant LC Bank to reimburse disbursements in respect of such Extended Letters of Credit for which such LC Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time.
     (iii) After the close of business on the date that is five Business Days prior to (A) in the case of an LC Bank that is not an Extending Lender, the Revolving-1 Advance Commitment Termination Date, or (B) in the case of an LC Bank that is an Extending Lender, the Revolving-2 Advance Commitment Termination Date, all fees that would have accrued pursuant to Section 2.05(a), (b) and (d) (if the participations of the Revolving Lenders in the Extended Letters of Credit had not terminated) shall continue to accrue on the LC Exposure in respect of each Extended Letter of Credit and shall be payable to each applicable LC Bank for its own account.
     SECTION 2.05. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Revolving Lender a facility fee on the daily average aggregate unused amount of such Revolving Lender’s Revolving Advance Commitment from the Effective Date in the case of each Revolving Lender that is a signatory hereto or, in the case of an Augmenting Lender, from the effective date of the applicable Commitment Increase or, in the case of an assignee Revolving Lender, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Lender, until the applicable Revolving Advance Commitment Termination Date for such Revolving Lender, payable in arrears on each Quarterly Payment Date during the term of such Revolving Lender’s Revolving Advance Commitment, commencing on the first such date to occur after the Effective Date, and on the applicable Revolving Advance Commitment Termination Date, at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect from time to time (in the case of the Revolving-1 Lenders), or (ii) the Applicable Extended Facility Rate in effect from time to time (in the case of Revolving-2 Lenders). Each Revolving Lender’s Revolving Percentage of outstanding Swingline Loans and of Letter of Credit Liabilities shall constitute usage of the Revolving Advance Commitments with respect to the calculation of such facility fees.
     (b) Letter of Credit Commission. The Borrower agrees to pay to the Agent for the account of each Revolving Lender a Letter of Credit commission with respect to each

Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit until the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the Applicable Interest Rate Margin in effect for Revolving Advances maintained as LIBOR Advances from time to time on the undrawn amount of such Letter of Credit on such day. For the avoidance of doubt, the Letter of Credit commission payable from and after the Restatement Effective Date to (i) Revolving-1 Lenders shall be determined with reference to the Applicable Interest Rate Margin applicable to Revolving-1 Advances and (ii) Revolving-2 Lenders shall be determined with reference to the Applicable Interest Rate Margin applicable to Revolving-2 Advances. Such commission shall be payable in arrears on each Quarterly Payment Date during the term of each Letter of Credit, and on the Revolving Advance Commitment Termination Date, provided that any Letter of Credit commissions in respect of the Revolving-1 Advance Commitment accruing after the Revolving-1 Advance Commitment Termination Date or in respect of the Revolving-2 Advance Commitment accruing after the Revolving-2 Advance Commitment Termination Date shall in each case be payable on demand.
     (c) Agent’s Fees. The Borrower shall pay to the Agent for its own account such fees, and at such times, as set forth in the Fee Letter.
     (d) LC Bank Fees. The Borrower hereby agrees to pay directly to an LC Bank upon issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such LC Bank is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it. The Borrower hereby agrees to pay to each LC Bank for its own account a fronting fee equal to 0.125% per annum (or in the event Applicable Rating Level VI or lower is in effect, 0.250%) of the stated amount of such Letter of Credit; provided, that for each Letter of Credit issued or extended from and after the Restatement Effective Date, such fronting fee shall be equal to 0.250% per annum regardless of the Applicable Rating Level, payable quarterly in arrears on each Quarterly Payment Date after the issuance thereof, calculated based upon the actual number of days elapsed, on the basis of a year of 360 days.
     SECTION 2.06. Termination or Reduction of the Revolving Advance Commitments or the Swingline Commitment; Voluntary Reduction. The Borrower shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of (a) the respective Revolving Advance Commitments of the Lenders (but prior to the Revolving-1 Advance Commitment Termination Date, any reduction of Revolving Advance Commitments shall be made pro rata between Revolving-1 Advance Commitments and Revolving-2 Advance Commitments) or (b) the Swingline Commitment, provided that (i) once terminated or reduced, a Revolving Advance Commitment or the Swingline Commitment or any portion thereof may not (subject to Section 2.20) be reinstated, (ii) the aggregate amount of the Revolving Advance Commitments of the Revolving Advance Lenders shall not be reduced to an amount that is less than the sum of the aggregate principal amount of the Revolving Advances and Swingline Loans then outstanding plus the aggregate outstanding amount of the Letter of Credit Liabilities, and the aggregate amount of the Swingline Commitment shall not be reduced to an amount that is less than the aggregate principal amount of the Swingline Loans then outstanding, and (iii) each partial reduction shall be in the aggregate amount of $25,000,000 ($10,000,000 in the case of the Swingline Commitment) or an integral multiple of $1,000,000 in excess thereof.
     SECTION 2.07. Repayment of Advances and Swingline Loans. (a) The Borrower hereby unconditionally promises to pay, and shall repay, the unpaid principal amount of each Advance made by each Lender on the applicable Commitment Termination Date. Prior thereto, repayments of the Advances shall be made as set forth below:
     (i) On the Term A Commitment Termination Date and on each Quarterly Payment Date occurring during any period set forth on Schedule VI, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Advances in an amount equal to the principal amount of the Term A Advances set forth in the column corresponding to such date on Schedule VI.
     (ii) On the Term B-1 Commitment Termination Date and on each Quarterly Payment Date occurring during any period set forth on Schedule VI, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B-1 Advances in an amount equal to the principal amount of the Term B-1 Advances set forth in the column corresponding to such date on Schedule VI.
     (iii) On the Term B-2 Commitment Termination Date and on each Quarterly Payment Date occurring during any period set forth on Schedule VI, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B-2 Advances equal to the principal amount of the Term B-2 Advances set forth in the column corresponding to such date on Schedule VI.
     (b) The Borrower hereby unconditionally promises to pay, and shall repay, the unpaid principal amount of each Swingline Loan on the Revolving-2 Advance Commitment Termination Date. Prior thereto, the Borrower hereby unconditionally promises to pay, and shall repay, the principal amount of each Swingline Loan participated in by each Revolving-1 Lender to each such Revolving-1 Lender on the Revolving-1 Advance Commitment Termination Date in an amount equal to each Revolving-1 Lender’s Swingline Exposure but only to the extent any Revolving-1 Lender’s Swingline Exposure remains outstanding after giving effect to the last sentence of Section 2.01(a)(ii).
     (c) So long as any Term Advances are outstanding, promptly, but in any event within six Business Days, following the receipt of that portion of any Net Disposition Proceeds that constitutes the Required Amount, the Borrower shall make a mandatory prepayment of the outstanding principal amount of the Term Advances in an amount equal to the Required Amount. Each prepayment of the Term Advances made pursuant to this Section 2.07(c) shall be applied pro rata to a mandatory prepayment of the Term Advances (with the amount of such prepayment of the Term Advances being applied to the remaining Term A Advance, Term B-1 Advance and Term B-2 Advance amortization payments, pro rata in accordance with the amount of each such remaining Term Advance amortization payment of such Class).
     SECTION 2.08. Interest on Advances and Swingline Loans. (a) Ordinary Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
     (i) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate plus (B) the Applicable Interest Rate Margin for Base Rate Advances on an Advance of that Class in effect from time to time, payable in arrears on each Quarterly Payment Date and on the date such Base Rate Advance shall be Converted or paid in full (including on the date the applicable Commitment Termination Date for that Class of Advances occurs).
     (ii) LIBOR Advances. If such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the LIBOR for such Interest Period for such Advance plus (B) the Applicable Interest Rate Margin for LIBOR Advances for an Advance of that Class in effect on the first day of such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBOR Advance shall be Converted or paid in full (including on the date the applicable Commitment Termination Date for that Class of Advances occurs).
     (b) Interest on Swingline Loans. The Borrower shall pay interest on the unpaid principal amount of each Swingline Loan made by the Swingline Lender from the date of such Swingline Loan until such principal amount shall be paid in full at a rate per annum equal at all times to the Base Rate plus the Applicable Interest Rate Margin for Base Rate Advances in effect from time to time, payable quarterly on each Quarterly Payment Date.
     (c) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance, Reimbursement Obligation and Swingline Loan that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate plus the Applicable Interest Rate Margin in effect from time to time; provided that, in the case of Reimbursement Obligations not paid when due, in addition to the amount set forth above, such Reimbursement Obligations will accrue interest at a rate per annum equal to the Base Rate in effect from time to time.
     (d) Escrow Fee. The Borrower hereby agrees to pay to each Lender depositing amounts into the Escrow Account a fee (the “Escrow Fee”), in an amount equal to the amount of interest that would otherwise accrue on the amount deposited if such amount were Advances hereunder of the applicable tranche of Loans based on such Lender’s Commitments accruing at the Base Rate plus the Applicable Interest Rate Margin for Base Rate Advances of such tranche of Loans for one day.
     SECTION 2.09. Additional Interest on LIBOR Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBOR Advance of such Lender, from the date of making such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBOR for the Interest Period for such Advance from (b) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the LIBOR Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and such Lender shall notify the Borrower in writing through the Agent.
     SECTION 2.10. Interest Rate Determination. (a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.08(a)(i) or (ii) and Section 2.08(b), and, if necessary, the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.08(a)(ii).
     (b) If LIBOR for any LIBOR Advance cannot be determined because the rate as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates is not available for any reason and if fewer than two Reference Banks furnish timely information to the Agent for determining the LIBOR for any LIBOR Advances, the LIBOR with respect to such LIBOR Advance shall be determined by the Agent to be the offered rate per annum at which deposits in dollars appear with respect to the relevant Interest Period on the Reuters Screen LIBOR Page (or any successor page) in each case as of 11:00 A.M. (London time), two Business Days prior to the beginning of such Interest Period or in the event that the foregoing offered rates are not available then:
     (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Advances,
     (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and
     (iii) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist.

     (c) If any Reference Bank shall fail to furnish timely information to the Agent the Borrower may, with the consent of the Agent (which consent shall not be unreasonably withheld), appoint another Lender as a replacement for such Reference Bank.
     (d) If, with respect to any LIBOR Advances, the Majority Lenders notify the Agent that the LIBOR for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon:
     (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and
     (ii) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
     (e) If the Borrower shall fail to select a new Interest Period for any outstanding LIBOR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.
     (f) On the date on which the aggregate unpaid principal amount of LIBOR Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $20,000,000, such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into LIBOR Advances shall terminate, provided, however that if and so long as each such LIBOR Advance shall have the same Interest Period as Advances comprising another Borrowing, and the aggregate unpaid principal amount of all such Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such Advances.
     SECTION 2.11. Voluntary Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 3:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.10 and 2.14, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type, provided, however that any Conversion of any LIBOR Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Advances and any Conversion of Base Rate Advances into LIBOR Advances shall be in an amount not less than $20,000,000, and provided further that the Borrower shall not convert any Base Rate Advances into LIBOR Advances if a Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Advances to be Converted and (c) if such Conversion is into LIBOR Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     SECTION 2.12. Prepayments of Advances and Swingline Loans. (a) The Borrower shall have no right to prepay any principal amount of any Advances other than as provided in clause (b) below, or any principal amount of any Swingline Loans other than as provided in clause (c) below.
     (b) The Borrower may, upon at least one Business Day’s notice to the Agent in the case of Base Rate Advances, and three Business Days’ notice to the Agent in the case of LIBOR Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of any Borrowing selected by the Borrower in whole or ratably in part, without premium or penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid, provided, however, that (i) any such prepayment of (A) a Borrowing comprising Term A Advances shall be made pro rata among Term A Advances constituting such Borrowing (applied to the remaining amortization payments for the Term A Advances in such amounts as the Borrower shall determine), (B) a Borrowing comprising Term B Advances shall be made pro rata among Term B Advances constituting such Borrowing (applied to the remaining amortization payments for the Term B Advances in such amounts as the Borrower shall determine), and shall be made pro rata among Term B-1 Advances and Term B-2 Advances and (C) a Borrowing comprising Revolving Advances shall be made pro rata among the Revolving Advances constituting such Borrowing and shall be made pro rata among Revolving-1 Advances and Revolving-2 Advances, (ii) each partial prepayment shall be in an aggregate principal amount not less than $20,000,000 ($1,000,000 in the case of Swingline Borrowings) or an integral multiple of $1,000,000 in excess thereof; (iii) if any such prepayment under this Section is to be credited to the Prepaid Amount, then such amount shall be identified as such by the Borrower to the Agent on or within ten Business Days prior to the date of payment, and such amount shall be applied pro rata among Term A Advances and Term B Advances, and shall be applied to the amortization of the Term Advances in pro rata order of payment, and (iv) in the case of any such prepayment of a LIBOR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).
     (c) The Borrower may, upon notice to the Swingline Lender, prepay any Swingline Loan in whole by paying the principal amount thereof.
     SECTION 2.13. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of any law, regulation, rule or guideline promulgated or made after the Effective Date or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the Effective Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, upon written demand by such Lender (with a copy of such written demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost, provided that the Borrower shall not be obligated to pay any such additional amounts that are attributable to the period ending 90 days prior to the Borrower’s receipt of such written notice, provided further that to the extent such additional amounts accrue during such period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 90 day period prior to the Borrower’s receipt of such written notice, the limitation set forth in the foregoing proviso shall not apply. A certificate, made in good faith and in reasonable detail, as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.
     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the Effective Date affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, within 30 days after written notice and demand from such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder, provided that the Borrower shall not be obligated to pay any such additional amounts that are attributable to the period ending 90 days prior to the Borrower’s receipt of such written notice, provided further that to the extent such additional amounts accrue during such period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 90 day period prior to the Borrower’s receipt of such written notice, the limitation set forth in the foregoing proviso shall not apply. A certificate, made in good faith and in reasonable detail, as to such amounts submitted to the Borrower and the Agent by such Lender shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.
     (c) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
     (d) The above provisions of this Section 2.13 shall not apply to any increased costs arising from any taxes, levies, imposts, deductions, charges or withholdings, or liabilities with respect thereto.
     SECTION 2.14. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its LIBOR Lending Office to perform its obligations to make, fund or maintain LIBOR Advances hereunder, (a) the obligation of such Lender to make, or to Convert Advances into, LIBOR Advances shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist and (b) the Borrower shall, on the last day of the Interest Period then applicable thereto or, if it is unlawful for such Lender to maintain such LIBOR Advances for the balance of any such Interest Period, on the last day on which the Borrower has been notified by such Lender that such LIBOR Advances may be lawfully maintained, Convert all LIBOR Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.11.
     SECTION 2.15. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes without set-off or counterclaim not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Sections 2.09, 2.13, 2.17 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(e), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
     (b) All computations of interest based on the Prime Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR or the Federal Funds Rate (for all purposes other than the calculation of the Base Rate) and of Letter of Credit commissions and facility fees shall be made by the Agent, and all computations of interest pursuant to Section 2.09 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, commissions or fees are payable. Each determination by the Agent (or, in the case of Section 2.09, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent calculation or demonstrable error.
     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commissions or fees, as the case may be, provided, however that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
     (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made or will make such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.
     SECTION 2.16. Sharing of Payments, Proceeds of Collateral, Etc. (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.09, 2.13, 2.17 or 8.04(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
     (b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment of all Obligations owing to the Agent, in its capacity as the Agent (including the fees and expenses of counsel to the Agent), (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Advances then outstanding, the aggregate Reimbursement Obligations then owing, the cash collateralization for contingent liabilities under Letter of Credit Liabilities and the termination value under Rate Protection Agreements (determined in accordance with the terms thereof), (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the

Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus.
     SECTION 2.17. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state or foreign jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, in each case imposed by way of a withholding requirement on payments by the Borrower being hereinafter referred to as “Taxes”), provided, however, that if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).
     (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate, made in good faith and in reasonable detail, as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf on or behalf of a Lender, shall be conclusive absent manifest error.
     (d) Each Lender shall, at the time of any written demand for indemnification as set forth in clause (c) above, provide to the Borrower a receipt for, or other evidence of the imposition of or the payment of, Taxes or Other Taxes to be indemnified under this Section 2.17.

     (e) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, appropriate evidence of payment thereof.
     (f) For purposes of this Section 2.17, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code.
     (g) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service Form W-8BEN, W-8ECI or W-9, as appropriate, or any successor or other form prescribed by the Internal Revenue Service (or otherwise), certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form, provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.
     (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in clause (g) (other than if such failure is due to a change in law occurring subsequent to the date on which a form was originally required to be provided, or if such form otherwise is not required under clause (g)), such Lender shall not be entitled to indemnification under Section 2.17(a) or (c) with respect to Taxes imposed by the United States by reason of such failure, provided, however, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.
     (i) Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (j) In the event the Borrower is required pursuant to this Section 2.17 to pay any amount to any Lender or the Agent or on behalf of any of them to any taxing authority, such Lender shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the outstanding Advances of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment including any additional amounts payable pursuant to this Section 2.17 and (iii) the Borrower’s release of the assigning Lender from any further obligation or liability under this Agreement. The assignment fee required under Section 8.07 for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this Section 2.17(j), in no event shall the replacement of any Lender result in a decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.
     (k) If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 2.17, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority.
     SECTION 2.18. Replacement of Lenders. (a) Any Lender claiming any additional amounts payable pursuant to Section 2.13 or invoking the provisions of Section 2.14 shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the other Loan Documents to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the outstanding Advances of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower’s release of the assigning Lender from any further obligation or liability under this Agreement. The assignment fee required under Section 8.07(d) for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this Section 2.18(a), in no event shall the replacement of any Lender result in a decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.
     (b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 8.01 requires the consent of all affected Lenders and with respect to which the Majority Lenders shall have granted their consent, if no Event of Default has occurred and is continuing, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign all of its rights and obligations under this Agreement and under the other Loan Documents to an Eligible Assignee selected by the Borrower and approved by the Agent and, in the case of Revolving Advances, by the LC Banks in consideration for (i) the payment by such assignee to the Non-Consenting Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the outstanding Advances of such Lender, (ii) the payment by the Borrower to the Non-Consenting Lender of any and all other amounts owing to such Non-Consenting Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower’s release of the Non-Consenting Lender from any further obligation or liability under this Agreement. The assignment fee required under Section 8.07(d) for such assignment shall be paid by the Borrower. In connection with any such assignment the Borrower, the Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 8.07. Notwithstanding anything to the contrary in this Section 2.18(b), in no event shall the replacement of any Non-Consenting Lender result in a decrease or reallocation of the aggregate Commitments. Each Lender hereby grants to each Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section, in the event a Non-Consenting Lender fails to execute an Assignment and Acceptance if so required by this Section.
     SECTION 2.19. Evidence of Debt. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the commitment of such Lender to lend hereunder (or, if such commitment has terminated, then the aggregate outstanding principal amount of Advances owing to such Lender).

     SECTION 2.20. Increase in Commitments. (a) At any time on or after the Restatement Effective Date, the Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), request at any time or from time to time that the total Revolving-2 Advance Commitments be increased; provided that (i) the aggregate amount of all such increases pursuant to this Section shall not exceed $500,000,000, (ii) the Borrower shall offer each Revolving-2 Lender the opportunity to increase its Revolving-2 Advance Commitment by its Revolving Percentage of the proposed increased amount, and (iii) each Revolving-2 Lender, in its sole discretion, may either (A) agree to increase its Revolving-2 Advance Commitment by all or a portion of the offered amount or (B) decline to increase its Revolving-2 Advance Commitment. Any such notice shall set forth the amount of the requested increase in the Revolving-2 Advance Commitment and the date on which such increase is requested to become effective. In the event that the Revolving-2 Lenders shall have agreed to increase their Revolving-2 Advance Commitment by an aggregate amount less than the increase in the total Revolving-2 Advance Commitment requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an “Augmenting Lender”), which may include any Lender, to provide a Revolving-2 Advance Commitment or increase its existing Revolving-2 Advance Commitment in an aggregate amount equal to the unsubscribed amount; provided that each Lender and Augmenting Lender, if not already a Revolving Lender hereunder, shall be an Eligible Assignee and subject to the approval of the Swingline Lender, each LC Bank, the Agent and the Borrower (which approvals, in each case, shall not be unreasonably withheld or delayed). Any such additional Revolving-2 Advance Commitments shall be deemed an “Incremental Revolving Commitment” and the aggregate amount thereof agreed to be provided by the applicable Revolving-2 Lenders or Augmenting Lenders shall be the “Incremental Revolving Advance Commitment Amount.”
     (b) Increases to and new Revolving-2 Advance Commitments (each, a “Commitment Increase”) created pursuant to this Section 2.20 shall become effective upon the execution and delivery by the Borrower, the Agent and any Revolving-2 Lenders (including any Augmenting Lenders) agreeing to increase their existing Revolving-2 Advance Commitments or extend new Revolving-2 Advance Commitments, as the case may be, of an agreement providing for such increased or additional Revolving-2 Advance Commitments (a “Commitment Increase Agreement”), subject to the satisfaction of any conditions set forth in such agreement. Notwithstanding the foregoing, no increase in the total Revolving-2 Advance Commitments (or in the Revolving-2 Advance Commitment of any Revolving-2 Lender) shall become effective under this clause (b) unless, (i) on the date of such increase, unless otherwise agreed by the Lenders providing such Commitment Increase, the conditions set forth in Section 3.03 shall be satisfied (as though a Borrowing were being made on such date) and the Agent shall have received a certificate to that effect dated such date and executed by any Executive Officer of the Borrower and the Borrower’s Secretary or any Assistant Secretary, (ii) the Agent shall have received (to the extent requested by the Agent reasonably in advance of such date) legal opinions, board resolutions and other closing certificates and documentation that are required by the Commitment Increase Agreement and are consistent with those delivered under Section 3.01 and (iii) the Agent shall have received a certificate dated such date and executed by the Borrower’s Financial Officer demonstrating pro forma compliance with the financial covenants set forth in Sections 5.02(e) and (f) after giving effect to the incurrence of the Commitment Increase for the most recently ended four Fiscal Quarter period as if the Commitment Increase had been incurred at the beginning of such period.
     (c) If and to the extent that any Revolving-2 Lenders and/or other Augmenting Lenders agree, in their sole discretion, to provide any such additional Revolving-2 Advance Commitments (i) the Revolving Percentages of the respective Lenders in respect of Revolving-2 Advances shall be proportionally adjusted (provided, however, that the amount equal to the adjusted Revolving Percentage of a Revolving-2 Lender in respect of Revolving-2 Advances multiplied by the aggregate amount of Revolving-2 Advance Commitments as increased by the Incremental Revolving Advance Commitment Amount may not exceed such Lender’s Revolving-2 Advance Commitment immediately prior to any such adjustment without the consent of such Lender) and such adjustment shall be recorded in the Register and (ii) at such time and in such manner as the Borrower and the Agent shall agree (it being understood that the Borrower and the Agent will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBOR Advances on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Advances and participations in outstanding Letters of Credit and Swingline Loans so as to cause the amounts of such Revolving Advances and participations in Letters of Credit and Swingline Loans held by each Lender with a Revolving Percentage with respect to Revolving Advance Commitments in excess of zero to conform to its Revolving Percentage with respect to Revolving Advance Commitments.
     (d) The Applicable Interest Rate Margins for any Commitment Increase shall be agreed upon by the Borrower and the Revolving-2 Lenders and/or Augmenting Lenders that agree to provide such Commitment Increase. Any Commitment Increase to the Revolving-2 Advance Commitments shall be subject to the terms applicable to Revolving-2 Advances under the Loan Documents, other than with respect to pricing. The Borrower shall execute and deliver any additional Revolving-2 Notes, other amendments or modifications to any Loan Document (including an amendment to the definition of Applicable Interest Rate Margin, if necessary to reflect the interest rate on the Incremental Revolving Commitment), and deliver any other certificates, consents or legal opinions as the Agent may reasonably request in connection with any Commitment Increase.
     (e) If, at the time that any Commitment Increase becomes effective, any Letters of Credit issued hereunder are outstanding or any Swingline Loans are outstanding, each Revolving Lender’s participation in such Letters of Credit and Swingline Loans will be adjusted in accordance with such Revolving Lender’s Revolving Percentage, after giving effect to such Commitment Increase. If (i) the Applicable Interest Rate Margin on the Incremental Revolving Commitment is greater than that accruing on the existing Revolving-2 Advance Commitment by 0.50% or more, then the Applicable Interest Rate Margin on the existing Revolving-2 Advances shall be increased to the extent necessary to equal the Applicable Interest Rate Margin on the Advances to be made under the

Incremental Revolving Commitment and (ii) the Applicable Facility Fee Rate on the Incremental Revolving Commitment is greater than that accruing on the existing Revolving-2 Advance Commitment by 0.125% or more, then the Applicable Facility Fee Rate on the existing Revolving-2 Advances shall be increased to the extent necessary to equal the Applicable Facility Fee Rate on the Advances to be made under the Incremental Revolving Commitment.
     (f) Notwithstanding anything in this Section to the contrary, the Borrower shall not be permitted to request, nor shall the Revolving-2 Lenders or Augmenting Lenders be allowed to provide, Commitment Increases, if after giving effect thereto, the aggregate outstanding principal amount of Advances plus Letter of Credit Liabilities plus unused Revolving Advance Commitments would exceed $3,500,000,000.
     SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
     (a) fees otherwise due pursuant to Section 2.05 shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender if such Lender is a Defaulting Lender pursuant to clauses (a) or (b) of the definition thereof;
     (b) the Commitment and Advances of such Defaulting Lender shall not be included in determining whether all Lenders, Majority Lenders or Majority Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.01); provided, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders or any increase or extension of such Defaulting Lender’s Commitment shall require the consent of such Defaulting Lender;
     (c) if any Letter of Credit Liabilities or Swingline Loans exist at the time a Lender becomes a Defaulting Lender then:
     (i) all or any part of such LC Exposure and Swingline Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders pro rata but only to the extent that (1) as a result thereof (y) the sum of such Non-Defaulting Lender’s aggregate outstanding amount of (A) Revolving Advances; (B) LC Exposure; and (C) Swingline Exposure at such time, after giving effect to the reallocation under this clause (c)(i) of such Defaulting Lender’s LC Exposure, would not exceed such Non Defaulting Lender’s Revolving Advance Commitment then in effect and (2) the conditions set forth in Section 3.03 are satisfied at such time;
     (ii) if the reallocation described in clause (c)(i) cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent Cash Collateralize such Defaulting

Lender’s LC Exposure and/or prepay such Defaulting Lender’s Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (c)(i)) in accordance with procedures satisfactory to the Agent for so long as such LC Exposure or Swingline Exposure is outstanding;
     (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized; and
     (iv) if the LC Exposure of the Non-Defaulting Lenders are reallocated pursuant to this Section, then the fees payable to the Lenders pursuant to Section 2.05(a) and Section 2.05(b) shall be adjusted to give effect to such reallocations in accordance with such Non-Defaulting Lenders’ Revolving Percentages;
     (d) so long as any Lender is a Defaulting Lender, no LC Bank shall be required to issue, amend or increase any Letter of Credit and the Swingline Lender shall not be required to lend a Swingline Loan, unless the related exposure will be 100% covered by the Revolving Advance Commitments of the Non-Defaulting Lenders and/or Cash Collateralized in accordance with this Section, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with clause (c)(i) (and Defaulting Lenders shall not participate therein); and
     (e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, and subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; (ii) second, pro rata, to the payment of any amounts then owing by such Defaulting Lender to any LC Bank or Swingline Lender hereunder; (iii) third, if an Event of Default shall have occurred and be continuing and the Advances have been accelerated in accordance with Article VI, to repay Revolving Advances, interest and fees owing to such Defaulting Lender then outstanding; (iv) fourth, subject to clause (d) and so long as all Letter of Credit Liabilities and Swingline Exposure are 100% covered by the Revolving Advance Commitments of the Non-Defaulting Lenders and/or Cash Collateralized in accordance with this Section, to reimburse the Borrower for any amount provided by the Borrower to Cash Collateralize any Letter of Credit; and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
     In the event that the Agent, the Borrower, the Swingline Lender and the LC Banks each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Advances, LC Exposure and Swingline Exposure of the Lenders shall be readjusted and reallocated to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Advances and participations in Letters of Credit and Swingline Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Advances and participations in Letters of Credit and Swingline Loans in accordance with its applicable Revolving Percentage after giving effect to such reallocation. Promptly following termination of this Agreement (including the termination of all Letters of Credit issued hereunder) and the payment of all amounts owed under this Agreement (other than unasserted contingent obligations which by their terms survive the termination of this Agreement), all amounts, if any, held in a deposit account shall be returned to the Borrower.
ARTICLE III
CONDITIONS OF LENDING
     SECTION 3.01. Conditions Precedent to the Effective Date. The obligations of the Lenders to advance funds to the Agent and the Agent to deposit such funds in the Escrow Account shall not become effective until and shall become effective upon the date on which each of the following conditions is satisfied:
     (a) This Agreement shall have been duly executed and delivered by or on behalf of the Borrower, the Lenders and the Agent.
     (b) The Agent shall have received the Escrow Agreement, duly executed and delivered by each Person party thereto.
     (c) The Agent shall have received the Escrow Fee.
     (d) The Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act requested of the Borrower at least two Business Days prior to the Effective Date.
     (e) The Agent shall have received a Borrowing Request (the “Initial Borrowing Request”) and, to the extent Letters of Credit shall be issued on the Initial Borrowing Date, an Issuance Request.
     (f) The Agent shall have received the Effective Date Representation Certificate, duly executed and delivered by the Borrower, representing, among other things, that as of June 1, 2006:
     (i) There shall not have occurred any change, event, or occurrence since February 2, 2006 that has had or would reasonably be expected to have, individually or in the aggregate a Target Material Adverse Effect.
     (ii) There shall not have occurred any change, event, or occurrence since February 25, 2006 that, individually or in the aggregate,

has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and its Subsidiaries, taken as a whole but excluding New Albertsons and its Subsidiaries.
     (g) The Agent shall have received the following, each dated as of June 1, 2006 (except with respect to certain items delivered under clauses (g)(i) and (g)(iii) below which may be dated as of an earlier date), in form and substance reasonably satisfactory to the Agent:
     (i) certified copies of the resolutions of the board of directors of the Borrower approving this Agreement and the other Loan Documents, and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement and the other Loan Documents,
     (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the other Loan Documents and the other documents to be delivered hereunder,
     (iii) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of the Borrower (as of a date reasonably near the Initial Borrowing Date) that (A) attached thereto is a true and correct copy of the Borrower’s charter and each amendment thereto, (B) such amendments are the only amendments to the Borrower’s charter on file in its office, (C) the Borrower has paid all franchise taxes to the date of such certificate and (D) the Borrower is duly incorporated and in good standing under the laws of its jurisdiction of incorporation,
     (iv) a certificate of the Borrower, signed by any of its Executive Officers and its Secretary or any Assistant Secretary certifying (A) as to the absence of any amendments to the charter of the Borrower since the date of the Secretary of State’s certificate from its jurisdiction of incorporation, (B) that attached is a true and correct copy of the by-laws of the Borrower as in effect on the Effective Date, (C) as to the due incorporation and good standing of the Effective Date as a corporation organized under the laws of its jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or as otherwise satisfactory to the Agent,
     (v) a favorable opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Obligors, substantially in the form of Exhibit D-1 hereto, and
     (vi) a favorable opinion of John P. Breedlove, Associate General Counsel of the Borrower, substantially in the form of Exhibit E-1 hereto.

     (h) The Agent shall have received the following, each dated as of June 2, 2006 (except with respect to certain items delivered under clauses (h)(i) and (h)(iii) below which may be dated as of an earlier date), in form and substance reasonably satisfactory to the Agent (the “Deposited Documents”):
     (i) certified copies of the resolutions of the board of directors of each Obligor (other than the Borrower) approving this Agreement and the other Loan Documents, and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement and the other Loan Documents,
     (ii) a certificate of the Secretary or an Assistant Secretary of each Obligor (other than the Borrower) certifying the names and true signatures of the officers of such Obligor authorized to sign this Agreement, the other Loan Documents and the other documents to be delivered hereunder,
     (iii) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Obligor (other than the Borrower) (as of a date reasonably near the Initial Borrowing Date) that (A) attached thereto is a true and correct copy of such Obligor’s charter and each amendment thereto, (B) such amendments are the only amendments to such Obligor’s charter on file in its office, (C) such Obligor has paid all franchise taxes to the date of such certificate and (D) such Obligor is duly incorporated and in good standing under the laws of its jurisdiction of incorporation or as otherwise satisfactory to the Agent,
     (iv) a certificate of each Obligor (other than the Borrower), signed by any of its Executive Officers and its Secretary or any Assistant Secretary, dated the Initial Borrowing Date, certifying (A) as to the absence of any amendments to the charter of such Obligor since the date of the Secretary of State’s certificate from its jurisdiction of incorporation, (B) that attached is a true and correct copy of the by-laws of such Obligor as in effect on the Initial Borrowing Date, (C) as to the due incorporation and good standing of such Obligor as a corporation organized under the laws of its jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of such Obligor,
     (v) the Subsidiary Guaranty, duly executed and delivered by each Subsidiary Guarantor,
     (vi) the Pledge Agreement, duly executed and delivered by each Pledgor that owns Equity Interests in a Subsidiary Guarantor, together with (i) certificates evidencing all of the issued and outstanding Equity Interests owned by such Pledgor in such Subsidiary Guarantor, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, (ii) UCC-1 financing statements naming each Obligor as the debtor and the Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests of the Agent pursuant to the Pledge Agreement, and (iii) Lien search results listing all effective financing statements that name any Obligor (under its present name and any previous names over the prior four months) as the debtor, together with copies of such financing statements; provided that the parties hereto hereby agree that all such collateral shall be held in escrow by the Agent until the conditions set forth in Section 3.02 are satisfied,
     (vii) a Note, duly executed and delivered by the Borrower, for each Lender that has requested, at least two Business Days prior to the Effective Date, a Note,
     (viii) a favorable opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Obligors, substantially in the form of Exhibit D-2 hereto,
     (ix) a favorable opinion of John P. Breedlove, Associate General Counsel of the Borrower, substantially in the form of Exhibit E-2 hereto,
     (x) a favorable opinion of William H. Arnold, counsel to the Borrower, substantially in the form of Exhibit E-3 hereto,
     (xi) evidence of the termination of the commitments under the Existing Credit Agreement as of June 2, 2006, and the repayment in full of all obligations owing under such agreement (except to the extent that letters of credit thereunder are continuing as Letters of Credit hereunder), and
     (xii) the Initial Borrowing Date Representation Certificate, duly executed and delivered by the Borrower.
     (i) The Agent and the Lenders shall be reasonably satisfied that (and the Agent and the Lenders hereby acknowledge and agree that the procedures set forth in the Escrow Agreement are reasonably satisfactory) the Acquisition shall be consummated pursuant to the Merger Agreement substantially simultaneously with the release of the Escrow Deposit from the Escrow Account and the conversion thereof into Advances, and no material provision or condition thereof shall have been waived, amended, supplemented or otherwise modified in a manner that is material and adverse to the Lenders, without the prior written consent of the Lead Arranger (as defined in the Existing Credit Agreement).
     (j) The Agent shall have received written instructions from the Borrower to the effect that all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent) that have been billed at least two Business Days prior to the Effective Date, and any and all other fees required to be paid on or before the Effective Date, shall be automatically paid as Advances hereunder upon the satisfaction of the conditions in Section 3.02 and the release of the funds contemplated thereby. Upon the satisfaction of the conditions set forth in this Section 3.01, the Agent shall (and the Lenders authorize and direct the Agent to) (1) deposit the amounts requested pursuant to the Initial Borrowing Request into the Escrow Account and (2) deliver a “Confirmation Notice” (as defined in the Escrow Agreement) to the Escrow Agent.
     SECTION 3.02. Conditions Precedent to the Initial Borrowing Date. All amounts deposited into the Escrow Account shall be released as provided in the Escrow Agreement and at the time of such release shall become Advances hereunder (of the applicable type and tranche). Immediately upon release of the amounts as described in the foregoing sentence, the Deposited Documents shall be released to the Agent. The parties hereto hereby agree that if the conditions set forth in this Section are not satisfied by 2 p.m. (New York City time) on June 2, 2006, all amounts on deposit in the Escrow Account will be returned to the Lenders based on each Lenders pro rata share of the amount so deposited. Any interest received by the Agent with respect to interest accruing on amounts on deposit in the Escrow Account paid to the Agent will be paid to the Lenders, pro rata, based on the amount deposited by such Lender.
     SECTION 3.03. Conditions Precedent to Each Borrowing and Issuance of Letters of Credit (other than on or before the Initial Borrowing Date). The obligation of each Lender to make any Advance (other than an Advance pursuant to Section 2.03(c)) resulting in an increase in the aggregate amount of outstanding Advances, the obligation of each LC Bank to issue, amend, renew or extend a Letter of Credit on the occasion of a request therefor by the Borrower (other than an extension of a maturing Letter of Credit that provides for a drawing thereunder in the absence of such extension), and the obligation of the Swingline Lender to make a Swingline Loan on the occasion of each Swingline Borrowing, in each case other than any such Advance, issuance, amendment, extension, or Borrowing made on or prior to the Initial Borrowing Date (each a “Credit Extension”), shall be subject to the further conditions precedent that on the date of such Credit Extension, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Issuance Request, as the case may be, and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, such statements are true):
     (a) the representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such Credit Extension, as the case may be, before and after giving effect to such Credit Extension, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are correct in all material respects (other than in respect of representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties will be true and correct) as of such earlier date, and

     (b) no event has occurred and is continuing, or would result from such Credit Extension, as the case may be, or from the application of the proceeds therefrom, which constitutes a Default.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     SECTION 4.01. Representations and Warranties of the Borrower. On the date of each Credit Extension as provided in Section 3.03, the Borrower represents and warrants as follows:
          (a) (i) Each Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and, except where the failure to be so (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
               (ii) Each Immaterial Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in each case where the failure to be so organized, existing, in good standing or qualified to do business (individually or in the aggregate), would not reasonably be expected to have a Material Adverse Effect.
          (b) The execution, delivery and performance by each of the Obligors of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereunder and thereunder, are within such Obligor’s corporate or other organizational powers, have been, or will be when delivered hereunder, duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the charter or by-laws of such Obligor, (ii) violate any law, rule, regulation, order, writ, judgment, determination or award binding on or affecting such Obligor except where such violation, individually and together with all other such violations, would not reasonably be expected to (A) require payments by such Obligor of $100,000,000 or more or (B) have a Material Adverse Effect or (iii) conflict with or result in the breach of, or constitute a default under, any agreement or instrument binding on or affecting such Obligor except where such conflict, default or breach, individually, and together with all other such conflicts, defaults or breaches, would not reasonably be expected to (A) require payments by such Obligor of $100,000,000 or more or (B) have a Material Adverse Effect.
          (c) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by the Borrower and each other Obligor, as applicable. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of each Obligor party thereto, enforceable against such Obligor in accordance with their respective terms; subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is a party to any agreement or instrument binding on any of the Obligors (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect, and other than any filings, registrations, recordings or other actions required to perfect the security interests granted by or under any Loan Document) is required for the due execution, delivery or performance by such Obligor of this Agreement or any other Loan Document to which such Obligor is a party except where the failure to obtain such authorization or approval or to take such action by or give or file such notice with any third party that is a party to any agreement or instrument binding on any of the Obligors could not reasonably be expected to have a Material Adverse Effect.
     (e) Schedule III sets forth the name of, and the ownership interest of the Borrower and its applicable Subsidiaries in, each Subsidiary of the Borrower as of the Initial Borrowing Date.
     (f) There is no pending or, to the knowledge of the Borrower, threatened in writing action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting any Obligor or any of their respective Subsidiaries before any court, governmental agency or arbitrator, that could reasonably be expected to (i) have a Material Adverse Effect, or (ii) adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.
     (g) No information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of the Loan Documents (including but not limited to the Information Memorandum or the 2010 Information Memorandum) or pursuant to the terms of the Loan Documents (other than financial projections and information of a general economic nature), taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, taken as a whole, not misleading in light of the circumstances under which such statements were made; and all financial projections that have been provided by or on behalf of the Borrower to the Agent or any Lender were prepared in good faith based on assumptions believed to be reasonable when made (it being understood that such projections are subject to significant uncertainties and contingencies beyond the Borrower’s control, and that no assurance can be given that the projections will be realized).

     (h) Following application of the proceeds of each Advance, Swingline Loan and Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or Section 5.02(c) or subject to any restriction contained in any agreement or instrument between any Obligor and any Lender or any Affiliate of any Lender relating to Debt will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).
     (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
     (j) Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed, and all taxes related to such returns and any assessments made against it or any of its respective properties and all other taxes, fees or other charges imposed on it or any of its respective properties by any governmental authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries as the case may be) have been paid, except to the extent the failure to make such filings or payments would not reasonably be expected to have a Material Adverse Effect.
     (k) Neither the Borrower nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promotor” or “principal underwriter” for an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
     (l) Except for such matters individually or in the aggregate that would not reasonably be expected to have a Material Adverse Effect: (i) the operations and properties of the Borrower and each of its Subsidiaries comply with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries and the Borrower and its Subsidiaries are in compliance with all such Environmental Permits, and (ii) no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their respective properties, or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.
     (m) (i) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted, to utilize such properties for their intended purposes or which would not reasonably be expected to have a Material Adverse Effect.

     (ii) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
ARTICLE V
COVENANTS OF THE BORROWER
     SECTION 5.01. Affirmative Covenants. From and after the Initial Borrowing Date, and until the Termination Date, the Borrower will:
     (a) Compliance with Laws, Payment of Taxes, Etc. Comply, and cause each of its Subsidiaries to comply, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect, with (i) all its payment obligations (other than in respect of Debt and judgments or orders for the payment of money), (ii) all applicable laws (including ERISA and Environmental Laws), rules, regulations and orders, such compliance to include paying and discharging before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except, in each case for clauses (i) and (ii), where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (iii) all material contracts to which it or its Subsidiaries is a party.
     (b) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory) and franchises, provided, however, that the Borrower and any Subsidiary may consummate any merger, consolidation, liquidation, dissolution or disposition permitted under Section 5.02(b), and provided further that the Borrower and its Subsidiaries shall not be required to preserve any right or franchise if the Borrower and the relevant Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries, taken as a whole.
     (c) Keeping of Books. Keep proper books of record and account in which entries that are full and correct in all material respects shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in order to permit the Borrower to prepare Consolidated financial statements of the Borrower in accordance with GAAP.
     (d) Reporting Requirements. Furnish to the Agent (who shall promptly distribute to each Lender):

     (i) (A) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, duly certified by a Financial Officer of the Borrower as having been prepared in accordance with GAAP;
     (B) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the Consolidated annual report for such year for the Borrower and its Subsidiaries, containing Consolidated financial statements for such year, reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit); and
     (C) together with each delivery of financial statements required by clauses (A) and (B) above, a certificate of a Financial Officer of the Borrower (1) stating that such Financial Officer has reviewed or caused to be reviewed under his or her supervision the terms of this Agreement and the other Loan Documents and the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence as at the date of such certificate of any condition or event that constitutes a Default, and (2) setting forth (except to the extent specifically set forth in such financial statements) information in reasonable detail necessary to demonstrate the Borrower’s compliance as at the end of such accounting period with Section 5.02(e) and (f), (including, but not limited to, a description of and amounts comprising the elements of Consolidated Total Debt, each determined in accordance with GAAP);
     (ii) as soon as possible and in any event within five days after any Financial Officer of the Borrower has knowledge of the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth the details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;
     (iii) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its shareholders generally, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

     (iv) promptly upon becoming aware of such event, notice of the occurrence of any ERISA Event occurring after the Effective Date that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000 in any one calendar year;
     (v) promptly after commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f);
     (vi) promptly, but in any event within 30 days following the date on which Beryl is no longer an insurance company regulated by the applicable governmental authorities having jurisdiction over insurance companies, a notice to the Agent to that effect; and
     (vii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.
          The certificates of a Financial Officer required to be delivered pursuant to Section 5.01(d)(i)(C) shall be deemed to have been delivered on the date on which the same have been posted on the IntraLinks website; provided that the Borrower shall deliver one paper copy of any such certificate to the Agent and any Lender who requests that the Borrower deliver such paper copies, until written notice to cease delivering such paper copies is given by the Agent or such Lender. The financial statements required to be delivered pursuant to Sections 5.01(d)(i)(A) and (B) and the reports required to be delivered pursuant to Section 5.01(d)(iii) shall be deemed to have been delivered on the date on which the same have been posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that the Borrower shall deliver paper copies of such reports to the Agent and any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender.
          (e) Use of Proceeds. Use the proceeds of:
     (i) any Term Advances for the consummation of the Transaction; and
     (ii) any Revolving Advances, Swingline Loans and Letters of Credit for capital expenditures and working capital and general corporate purposes of the Borrower and its Subsidiaries; provided that up to $500,000,000 (or such greater amount with the consent of the Agent) of Revolving Advances made on the Effective Date may be used on the Effective Date to consummate the Transaction.

     (f) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.
     (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to maintain or preserve any properties if the Borrower determines, in its reasonable business judgment, that the maintenance and preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower or such Subsidiary.
     (h) Visitation Rights. At any reasonable time upon the occurrence and during the continuance of a Default while any Advance is outstanding, permit the Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants.
     (i) Future Guarantors, Security, etc. Subject to the collateral release provisions in the Pledge Agreement, the Borrower will, and will cause each Pledgor that owns the Equity Interests of a Subsidiary Guarantor to, execute and deliver any documents, agreements and instruments and deliver any certificated securities and financing statements, and take all further action that may be required under applicable law, or that the Agent may reasonably request, so that the Agent, on behalf of the Lenders, has a perfected security interest in the Equity Interests held by such Pledgor issued by such Subsidiary Guarantor to the extent, and with the priority, required under the Pledge Agreement and otherwise in order to effectuate the transactions contemplated by the Pledge Agreement and in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Pledge Agreement. The Borrower will cause any (A) subsequently acquired or organized domestic Subsidiary (other than any Receivables Subsidiary or Immaterial Subsidiary) and (B) any domestic Subsidiary (other than a Receivables Subsidiary) that as of the Effective Date is an Immaterial Subsidiary but which subsequent to the Effective Date ceases to be an Immaterial Subsidiary, to execute a supplement (in form and substance satisfactory to the Agent) to the Subsidiary Guaranty and each other applicable Loan Document in favor of the Lenders.

     (j) Fiscal Year. If the Borrower changes its Fiscal Year, it will give prompt notice to the Agent of such change and in no event later than two weeks prior to such change.
     SECTION 5.02. Negative Covenants. From and after the Initial Borrowing Date, and until the Termination Date, the Borrower will not:
     (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:
     (i) Liens securing payment of the Obligations,
     (ii) in the case of the Borrower, Liens to secure Debt incurred solely for the purpose of financing the acquisition, construction, repair or improvement of any real property, fixtures or equipment acquired by the Borrower with the proceeds of such Debt, provided that (A) any such Liens attach only to such assets, (B) the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased or the cost of such construction, repair or improvement, and (C) such Liens are incurred within 180 days after such acquisition, construction, repair, improvement, or the completion of any construction of any new business or operating facilities on any land so acquired,
     (iii) in the case of any Subsidiary of the Borrower, Liens to secure Debt incurred by such Subsidiary solely to finance the acquisition, construction, repair or improvement of real property, fixtures or equipment to the extent permitted pursuant to Section 5.02(d)(ii), provided that (A) any such Liens attach only to such assets, (B) the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased or the cost of such construction, repair or improvement, and (C) such Liens are incurred within 180 days after such acquisition, construction, repair, improvement, or the completion of any construction of any new business or operating facilities on any land so acquired,
     (iv) in the case of any Subsidiary of the Borrower, Liens to secure Debt assumed by such Subsidiary solely in connection with the acquisition of real property, fixtures or equipment to the extent permitted pursuant to Section 5.02(d)(iii), provided that any such Liens were incurred to secure such Debt prior to such purchase and not in contemplation thereof, attach only to the assets so purchased and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased,

     (v) in the case of any Person acquired by the Borrower or any Subsidiary of the Borrower, which Person will be, upon such acquisition, a Subsidiary of the Borrower, Liens to secure Debt to the extent permitted pursuant to Section 5.02(d)(iv), provided that any such Liens attach only to the assets of the Person so acquired and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the Person being acquired,
     (vi) in the case of the Borrower or any Subsidiary of the Borrower, Liens existing on property at the time of the acquisition thereof by the Borrower or such Subsidiary of the Borrower (other than any such Lien created in contemplation of such acquisition that was incurred to finance the acquisition of such property),
     (vii) any extensions, renewals, refinancings or replacements of any of the Liens permitted by subclauses (i) through (vi) above or subclause (x)below for the same or a lesser amount, provided, however, that no such Liens shall extend to or cover any real property, fixtures, equipment or other assets not theretofore subject to the Lien being extended, renewed or replaced,
     (viii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with GAAP,
     (ix) Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Debt, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,
     (x) Liens existing on the Effective Date and set forth on Schedule IV,
     (xi) Liens incurred by a Receivables Subsidiary in a Permitted Receivables Financing securing Debt not to exceed $500,000,000, and
     (xii) Liens not otherwise permitted by the foregoing clauses of this Section 5.02(a) securing Debt, provided that (A) the aggregate principal amount of Debt secured by such Liens at the time any such Lien is created (after giving effect to such Lien) does not exceed 5% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis (determined by reference to the Most Recent Financial Statements) and (B) such Liens shall only apply to assets of Subsidiaries of the Borrower if such Liens secure only Debt of Subsidiaries of the Borrower that is permitted pursuant to Section 5.02(d)(x).
Notwithstanding the foregoing, in no event will the Borrower or any of its Subsidiaries incur, create or permit to exist any Lien on its Inventory or Eligible Accounts Receivables other than (A) Liens created by statute (or Liens filed without the consent of the Borrower or such Subsidiary that are being contested in good faith), (B) Liens that are unperfected and inconsequential and held by vendors of the Borrower and its Subsidiaries in the ordinary course of business and (C) Liens listed on Schedule IV.
     (b) Mergers, Etc. Merge or consolidate with or into, liquidate or dissolve, or convey, sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that:
     (i) any domestic Subsidiary of the Borrower may merge or consolidate with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or with any one or more other Subsidiaries of the Borrower (provided that no Subsidiary Guarantor or the Borrower may merge or consolidate with or into ASC, New Albertsons or the Borrower if the aggregate book value of the assets of such Persons being merged or consolidated is in excess of the Interco Disposition Amount),
     (ii) the Borrower or any Subsidiary of the Borrower may convey, sell, transfer, lease or otherwise dispose of any of its assets to the Borrower or any Subsidiary of the Borrower, as the case may be (provided that no Subsidiary Guarantor or the Borrower may transfer, lease or otherwise dispose of any of its assets (other than Equity Interests) to ASC, New Albertsons or the Borrower if the aggregate book value of such assets being transferred, leased or otherwise disposed is in excess of the Interco Disposition Amount),
     (iii) the Borrower or any Subsidiary of the Borrower may merge with any other Person that is not the Borrower or any Subsidiary of the Borrower, provided that the Borrower or, in the case of any Subsidiary, a Subsidiary, shall be the continuing or surviving Person, and the Borrower shall be in compliance on a pro forma basis after giving effect to such merger, with the covenants contained in Sections 5.02(e) and (f), recomputed as at the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, as if such merger (and any related incurrence or repayment of Debt) had occurred on the first day of each relevant period for testing such compliance,
     (iv) the Borrower and its Subsidiaries may engage in transactions permitted by Section 5.02(c), and
     (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that, in the case of each transaction permitted under this Section 5.02(b), at the time of such proposed transaction and immediately after giving effect to such proposed transaction, no Default shall have occurred and be continuing.
     (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, its assets, or grant any option or other right to purchase, lease or otherwise acquire its assets, other than:
     (i) Sales of inventory in the ordinary course of its business;
     (ii) Any sale of assets in a transaction authorized by Sections 5.02(b)(i), (ii), (iii) or (v);
     (iii) Sales of rights to payment and the security therefor to the extent such sales are accounted for as true sales in accordance with GAAP;
     (iv) Other sales, leases, transfers or other dispositions of assets (collectively, “Dispositions”) of the Borrower or any of its Subsidiaries; provided that, at the time of and after giving effect to any such Disposition (A) such Disposition (or any portion thereof) shall not constitute an Excess Amount, except as permitted by the second sentence of this Section 5.02(c)(iv) and (B) the aggregate book value of all Dispositions made in reliance upon this clause (iv) (including the aggregate book value of assets constituting the Excess Amount) from the Restatement Effective Date through the Term B-2 Maturity Date shall not, in the aggregate, exceed 25% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis (determined by reference to the Most Recent Financial Statements). The Borrower and its Subsidiaries shall be permitted to make Dispositions which constitute or include any Excess Amount if (1) such Disposition (and not just the portion of the Disposition relating to the Excess Amount) is for fair market value, as determined by the Borrower in a commercially reasonable manner, (2) other than the assumption of obligations by the purchaser, the Borrower or the applicable Subsidiary receives no less than 90% of the consideration for the Excess Amount, in cash, (3) no Default shall have occurred and be continuing before or after giving effect to such Disposition, and (4) for so long as any Term Advances are outstanding, within six Business Days following the consummation of such Disposition, the Borrower shall have complied with the terms of Section 2.07(c); provided, that the Borrower and its Subsidiaries shall not have to comply with the requirements set forth in numbers (1) through (4) in the case of any Disposition for which the Net Disposition Proceeds are less than or equal to $5,000,000;
     (v) Sales pursuant to a Permitted Receivables Financing; and

     (vi) The sale of an interest in any Subsidiary engaged primarily in the business of manufacturing or production, or of any assets primarily used in the business of manufacturing or production.
     (d) Subsidiary Debt. Permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, other than:
     (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower that shall not have been transferred or pledged to any third party,
     (ii) Debt (including Capital Leases) incurred to finance the acquisition, construction, repair or improvement of real property, fixtures or equipment acquired by such Subsidiary from a Person other than the Borrower or any other Subsidiary of the Borrower, provided that (A) such real property, fixtures or equipment shall be purchased, constructed, repaired or improved on an arm’s-length basis and at a fair market value as reasonably determined at the time of such acquisition by the authorized officers or the board of directors of the Borrower, as the case may be, in a manner consistent with the Borrower’s standard procedures, and extensions, refinancings and renewals of such Debt, and (B) such Debt shall be incurred within 180 days after such acquisition, construction, repair, improvement or the completion of any construction of any new business or operating facilities on any land so acquired,
     (iii) secured Debt assumed by such Subsidiary in connection with the acquisition of real property, fixtures or equipment which Debt (A) is secured only by such property, and (B) is outstanding at the time of the acquisition of such property and not incurred to finance the acquisition thereof, and extensions, refinancings and renewals of such Debt,
     (iv) Debt of a Person that is acquired by such Subsidiary or the Borrower, which Person will be, upon such acquisition, a Subsidiary of the Borrower and which Debt (A) is secured, if at all, only by the assets of such Person, and (B) is outstanding at the time of the acquisition of such Person and not incurred to finance the acquisition thereof, provided that the Borrower shall be in compliance on a pro forma basis after giving effect to such acquisition with the covenants contained in Sections 5.02(e) and (f), recomputed as at the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Debt) had occurred on the first day of each relevant period for testing such compliance,
     (v) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

     (vi) Debt existing on the Effective Date (with all Debt of the Subsidiaries of the Borrower for borrowed money in a principal amount of $5,000,000 or greater existing on the Effective Date being described on Schedule II),
     (vii) any extension, refinancing, or renewal of any of the Debt specified in Sections 5.02(d)(ii), (iii), (iv) and (vi) not resulting in an increase in the principal amount of such Debt so extended, refinanced, or renewed,
     (viii) Debt incurred pursuant to the Loan Documents,
     (ix) Debt incurred by a Receivables Subsidiary in a Permitted Receivables Financing, and
     (x) Debt of such Subsidiary not otherwise permitted by the foregoing clauses of this Section 5.02(d), provided that the aggregate principal amount of such Debt of all Subsidiaries at any one time outstanding does not exceed the greater of (A) $500,000,000 or (B) an amount equal to 2.5% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis (determined by reference to the Most Recent Financial Statements).
     (e) Interest Expense Coverage Ratio. Permit the ratio of (i) Consolidated EBITDA plus Consolidated Rent Expense to (ii) Consolidated Interest Expense plus Consolidated Rent Expense as of the last day of any Fiscal Quarter occurring during any period set forth below, in each case for the four consecutive Fiscal Quarters ending on such day, to be less than the ratio set forth opposite the period containing such day:

Period	Ratio
Effective Date — 12/30/06	2.10:1.00
12/31/06 — 12/30/07	2.15:1.00
12/31/07 — 12/30/08	2.20:1.00
12/31/08 — 12/30/09	2.25:1.00
12/31/09 — 12/30/11	2.20:1.00
12/31/11 — 12/30/12	2.25:1.00
12/31/12 and thereafter	2.30:1.00
     (f) Leverage Ratio. Permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA as of the last day of any Fiscal Quarter occurring during any period set forth below, in each case for the four consecutive Fiscal

Quarters ending on such day, to be greater than the ratio set forth opposite the period containing such day:

Period	Ratio
Effective Date — 12/30/07	4.50:1.00
12/31/07 — 12/30/08	4.25:1.00
12/31/08 — 12/30/09	4.00:1.00
12/31/09 — 12/30/11	4.25:1.00
12/31/11 — 12/30/12	4.00:1.00
12/31/12 and thereafter	3.75:1.00
     (g) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale or transfer of any real property, fixtures or equipment that (i) is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such real property, fixtures or equipment or (ii) is made for cash consideration in an amount not less than the fair value (as reasonably determined by the Borrower in good faith) of such fixed or capital asset and is effected pursuant to Section 5.02(c)(iv).
     (h) Transactions with Affiliates. Sell, lease or otherwise transfer, or permit any of its Subsidiaries to sell, lease or otherwise transfer, any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (other than (i) for the provision of accounting, payroll, treasury, cash management, financial, legal and other administrative services, in each case, in the ordinary course of business, (ii) payments made and other transactions entered into in the ordinary course of business with current or former officers and directors of the Borrower or any Subsidiary or (iii) transactions between or among the Borrower and its Subsidiaries) with, any of its Affiliates, except transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.
     (i) Business of Borrower and Subsidiaries. Engage, or permit any of its Subsidiaries to engage, at any time, in any business or business activity to the extent doing so would cause the predominant business of the Borrower and its

Subsidiaries (taken as a whole) at any time to be a business that is not a business conducted by the Borrower or its Subsidiaries on the Effective Date or business activities reasonably related or incidental thereto.
     (j) Restrictive Agreements. Enter into, incur or permit to exist, or permit any Subsidiary that is not a Foreign Subsidiary or Immaterial Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement or other arrangement, other than any agreement or arrangement that is terminable at any time by the Borrower or such Subsidiary at its sole option for cash consideration (including the repayment of any Debt, fees, expenses or other amounts in respect thereof) that does not exceed $50,000,000 in the aggregate for all such agreements and arrangements, that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any such Subsidiary to pay dividends or other distributions with respect to any interests (however designated) of its Equity Interests (other than requirements imposed on non-wholly-owned Subsidiaries to make any such distribution to all owners of Equity Interests) or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Debt of the Borrower or any other Subsidiary of the Borrower, provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to restrictions and conditions existing on the Effective Date (or to any extension or renewal of, or any amendment or modification of, any other restrictions or conditions contained in agreements replacing or refinancing the agreements imposing the restrictions and conditions, in each case that do not expand the scope of any such restriction or condition, except that expansions of the scope of any such restrictions as a result of provisions existing on the date hereof that automatically incorporate changes to this Agreement shall be permitted), (C) the foregoing shall not apply to restrictions and conditions with respect to a Subsidiary that is not a Subsidiary of the Borrower on the Effective Date under any agreement or arrangement in existence at the time such Person becomes a Subsidiary of the Borrower and not entered into in contemplation of such transaction, (D) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (E) subclause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (F) subclause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (G) the foregoing shall not apply to any restrictions or conditions imposed by any agreement or arrangement that amends, refinances or replaces any arrangements described in the preceding clauses (A) through (F), provided that the terms and conditions of any such agreement or arrangement are no less favorable to the Borrower and its Subsidiaries than those under the agreement or arrangement that is amended, refinanced or replaced.

     (k) Amendment of Material Documents. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, in any manner that is materially adverse to the Lenders, any of its rights under (i) its certificate of incorporation, by-laws or other organizational documents and (ii) any documents or agreements entered into in connection with the Existing Indentures.
     (l) Immaterial Subsidiaries. Permit the aggregate book value of the assets of all Immaterial Subsidiaries, other than Beryl, designated pursuant to clause (b) of the definition of the term “Immaterial Subsidiary” (net of assets arising from intercompany transactions that would be eliminated on a Consolidated balance sheet of the Borrower) to exceed 5% of the Consolidated assets of the Borrower and its Subsidiaries, as determined for the most recently completed fiscal year for which the Borrower has provided financial statements pursuant to Section 5.01(d)(i)(B) (after allowing for the passage of the sixty day period before such designation must occur pursuant to such clause (b)).
ARTICLE VI
EVENTS OF DEFAULT
     SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
     (a) the Borrower shall fail to pay (i) any principal of any Borrowing when the same becomes due and payable; (ii) any interest on Borrowings, any Reimbursement Obligations or any other amount due hereunder (other than as set forth in Section 6.01(a)(iii)), in each case within three days after the date on which the same becomes due and payable; or (iii) fees required to be paid pursuant to Section 2.05, and amounts due under Section 8.08, in each case within three days after notice thereof by the Agent to the Borrower;
     (b) any written representation or warranty made on or after the Effective Date by any Obligor (or any of its officers) herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;
     (c) the Borrower or any other Obligor, as applicable, shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 5.01(b) (as to the Borrower’s existence), 5.01(d)(ii), 5.01(e) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty days after the date written notice thereof shall have been given to the Borrower by the Agent or any Lender; provided that in the case of clause (ii), in the event the Borrower fails to notify the Agent pursuant to Section 5.01(d)(ii) of its failure to perform or observe such term, covenant or agreement within the time period set forth in Section 5.01(d)(ii), an Event of Default will occur as a result of the failure to perform or observe such term, covenant or agreement thirty days after the date by which the Borrower was required to have delivered to the Lenders the statement required under Section 5.01(d)(ii);
     (d) any Obligor shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Obligor, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or such Obligor shall fail to be in compliance with any covenant under any agreement or instrument relating to any Debt outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt outstanding hereunder) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any Debt outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt outstanding hereunder) shall be declared to be due and payable, or required to be prepaid (other than by a required prepayment which does not arise because of a failure to comply with any such covenant), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;
     (e) (i) the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iii) the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall take any corporate action to authorize any of the actions set forth above in this clause (e);
     (f) any judgments or orders for the payment of money, individually or in the aggregate, in excess of $100,000,000 (to the extent not covered by insurance), shall be rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (g) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (h) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (A) elected by at least a majority of the remaining members of the board of directors of the Borrower or (B) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or
     (i) (i) except as permitted under any Loan Document, any Loan Document or any Lien granted thereunder that is material to the Lenders shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto, (ii) any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) except as permitted under any Loan Document and except to the extent arising from the failure of the Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge Agreement or to file Uniform Commercial Code continuation statements, any Lien securing the Obligations shall, in whole or in part, cease to be a perfected Lien;
then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender and the LC Bank to make Credit Extensions to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, Reimbursement Obligations and Swingline Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and Swingline Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and demand that the Borrower pay into the

Holding Account an amount of cash equal to the aggregate amount available for drawing under all outstanding Letters of Credit, provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender and LC Bank to make Credit Extensions shall automatically be terminated, (B) the Notes and all Advances, Reimbursement Obligations and Swingline Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and each Obligor and (C) the Borrower will pay to the Agent, for deposit in the Holding Account, an amount of cash equal to the aggregate amount available for drawing under all outstanding Letters of Credit.
ARTICLE VII
THE AGENT
     SECTION 7.01. Appointment. The Lenders hereby appoint RBS as the Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the Agent to take such action on its behalf under the provisions hereof, the Notes, each other Loan Document (including to give notices and take such actions on behalf of the Majority Lenders or Majority Revolving Lenders, as applicable, as are consented to in writing by the Majority Lenders or Majority Revolving Lenders, as applicable) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties and exercise its rights and powers hereunder, under the Notes and each other Loan Document, by or through its officers, directors, agents, employees, Affiliates or sub-agents, and the provisions of Sections 7.03 and 7.05 shall apply to such officers, directors, agents, employees, Affiliates and sub-agents.
     SECTION 7.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT THE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in this Agreement or in any other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Documents except as expressly set forth herein or therein. The Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Majority Lenders or Majority Revolving Lenders, as applicable. Each Lender shall make its own independent investigation of the financial condition and affairs of each Obligor in connection with the making and the continuance of the Borrowings hereunder and shall make its own appraisal of the credit worthiness of each Obligor, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Borrowings or at any time or times thereafter (except as set forth in this Agreement). The Agent will promptly notify each Lender at any time that the Majority Lenders or Majority Revolving Lenders, as applicable, have instructed it to act or refrain from acting pursuant to Article VI. The Lead Arrangers and Other Agents shall not have any specified duties under this Agreement.
     SECTION 7.03. Exculpation, Rights Etc. None of the Agent, the Swingline Lender or any LC Bank nor any of such Person’s officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any Note or other Loan Document, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. None of the Agent, the Swingline Lender or any LC Bank shall be responsible to any Lender for (a) any recitals, statements, representations or warranties herein or in any other Loan Document, (b) the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any other Loan Document or any other document, (c) the financial condition of any Obligor or (d) the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. None of the Agent, the Swingline Lender or any LC Bank shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or any other document or the financial condition of any Obligor, or the existence or possible existence of any Default unless requested to do so by the Majority Lenders. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of this Agreement or the other Loan Documents, the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement or the other Loan Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Majority Lenders or, to the extent required by Section 8.01, all of the Lenders.
     SECTION 7.04. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any other Loan Document and its duties hereunder or thereunder, upon advice of counsel selected by the Agent. For purposes of applying amounts hereunder, the Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination

(which such Secured Party agrees to provide or cause to be provided upon request of the Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement.
     SECTION 7.05. Indemnification. To the extent the Agent or an LC Bank is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent or such LC Bank for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or such LC Bank in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent or such LC Bank under this Agreement or any other Loan Document, in proportion to each Lender’s Percentage, provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s or such LC Bank’s gross negligence or willful misconduct and the Term Lenders shall have no obligation to indemnify the LC Bank hereunder. The obligations of the Lenders under this Section shall survive the payment in full of all principal and interest on each Advance and Swingline Loan, all fees payable hereunder and the expiration or termination of all Letters of Credit and the satisfaction of all Reimbursement Obligations and the termination of this Agreement or any other Loan Document.
     SECTION 7.06. Agent In Its Individual Capacity. With respect to its Advances, Swingline Loans, Commitments (and its Percentage thereof), and Letters of Credit, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of obligations hereunder. The terms “Lenders”, “holder of obligations”, “or Majority Revolving Lenders,” or “Majority Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender, one of the Majority Revolving Lenders, one of the Majority Lenders, or a holder of obligations hereunder. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not acting as the Agent hereunder or under the Notes or any other Loan Document, including the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.
     SECTION 7.07. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.
     SECTION 7.08. Holders of Obligations. The Agent may deem and treat the payee of any obligation hereunder as reflected on the books and records of the Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 8.07(e). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any obligation hereunder shall be conclusive and binding on any subsequent holder, transferee or assignee of such obligation or of any obligation or obligations granted in exchange therefor.
     SECTION 7.09. Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving thirty Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) or (c) below or as otherwise provided below.
     (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.
     (c) If a successor Agent shall not have been so appointed within said thirty Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.
     (d) If no successor Agent has been appointed pursuant to clause (b) and if the Borrower has not provided the necessary consent pursuant to clause (c) by the thirty-fifth Business Day after the date such notice of resignation was given by the Agent, the Agent’s resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.
     SECTION 7.10. Removal of Agent. (a) The Borrower shall have the right to remove the Agent by written notice to the Agent if (i) the Agent is adjudged bankrupt or insolvent, (ii) a receiver or other public officer takes charge of the Agent or its property, (iii) the Agent is in material breach of its obligations hereunder or (v) the Agent otherwise becomes incapable of acting. Such removal shall take effect upon the appointment of a successor Agent pursuant to clauses (b) or (c) below or as otherwise provided below.
     (b) Upon any such notice of removal, the Majority Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.
     (c) If a successor Agent shall not have been so appointed within said thirty Business Day period, the Borrower shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.
     (d) If no successor Agent has been appointed pursuant to clause (b) and if the Borrower has not provided the necessary consent pursuant to clause (c) by the thirty-fifth Business Day after the date such notice of removal was given to the Agent, the Majority Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

     SECTION 7.11. Posting of Approved Electronic Communications. (a) The Borrower hereby agrees, unless directed otherwise by the Agent or unless the electronic mail address referred to below has not been provided by the Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to the Loan Documents or to the Lenders under Section 5.01(d), including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Notice of Borrowing, a notice of continuation or conversion or request for issuance of a Letter of Credit, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Agent to an electronic mail address as directed by the Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Agent.
     (b) The Borrower further agrees that the Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).
     (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNIFIED PARTIES HAVE ANY LIABILITY TO THE BORROWER, SUBSIDIARY GUARANTORS, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR ANY SUBSIDIARY GUARANTOR’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNIFIED PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (d) The Agent agrees that the receipt of the Communications by the Agent at its e-mail address distributed from time to time to the Lenders and the Borrower shall constitute effective delivery of the Communications to the Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
     (e) Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE VIII
MISCELLANEOUS
     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter) nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (and, if the rights or duties of the Agent, any LC Bank or the Swingline Lender are affected thereby, by the Agent, such LC Bank or the Swingline Lender, as the case may be), and then such waiver, consent or other agreement shall be effective only in the specific instance and for the specific purpose for which given, provided, however, after the Effective Date, a waiver of the conditions specified in Section 3.03 shall be effective if in writing and signed by the Majority Revolving Lenders, provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following:
     (a) waive any of the conditions specified in Section 3.01,
     (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations,
     (c) reduce the principal of, or interest on, any outstanding Advances or Swingline Loans or any fees or other amounts payable hereunder,
     (d) postpone any date fixed for any payment of principal of, or interest on, any outstanding Advances or Swingline Loans or any fees or other amounts payable hereunder,
     (e) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of outstanding Advances and Reimbursement Obligations, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder,

     (f) extend any Commitment Termination Date,
     (g) except for Letters of Credit issued or extended in compliance with Section 2.04(i), extend the expiration date of any Letter of Credit to a date beyond five Business Days prior to the Revolving Advance Commitment Termination Date,
     (h) except as otherwise expressly provided in a Loan Document, release (i) all or substantially all of the Subsidiary Guarantors from the obligations under the Subsidiary Guaranty or (ii) all or substantially all of the collateral under the Pledge Agreement, or
     (i) amend this Section 8.01,
and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under any Loan Document. The foregoing shall not prohibit the entering into of any Commitment Increase Agreement pursuant to Section 2.20, which shall not require the consent of the Majority Lenders.
     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, transmitted or delivered, if to the Borrower, at its address at 11840 Valley View Road, Eden Prairie, MN 55344, Attention: Treasurer, with a copy to the Corporate Secretary of the Borrower, at the aforesaid address, if to any Lender, at its Domestic Lending Office; and if to the Agent, at its address at 101 Park Avenue, New York, NY 10178, Attention: Grover Fitch; or as to the Agent, at such electronic mail address as designated pursuant to Section 7.11(a), as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed or transmitted, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.
     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution, syndication, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under any Loan Document. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including reasonable counsel fees and expenses) of the Agent and the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).
     (b) If any payment of principal of, or Conversion of, any LIBOR Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.10(f), 2.12 or 2.14 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.
     (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Section 2.17 shall survive the payment in full of principal and interest hereunder and under the Notes.
     SECTION 8.05. Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances and Swingline Loans due and payable pursuant to the provisions of Section 6.01, each Lender and the Agent are hereby authorized at any time and from time to time, to the fullest extent permitted by law to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Agent to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Document, whether or not such Lender or the Agent shall have made any demand under this Agreement or such Loan Document and although such obligations may be unmatured. Each Lender and the Agent agree promptly to notify the Borrower after any such set-off and application made by such Lender or the Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section 8.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender and the Agent may have.
     SECTION 8.06. Binding Effect. This Agreement shall become effective when the Amendment and Restatement Agreement shall have been executed and delivered by the Requisite Parties (as defined in the Amendment and Restatement Agreement), and the other conditions set forth in Article V of the Amendment and Restatement Agreement shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Lender, the Swingline Lender and each LC Bank, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all the Lenders.
     SECTION 8.07. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.
     (b) Any Lender may at any time grant to one or more lenders or other institutions (each a “Participant”) participating interests in its Commitment or any or all of its Advances. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement and each other Loan Document, provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 8.01(c), (d) or (g) without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VII with respect to its participating interest. An assignment or other transfer which is not permitted by clause (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b). Notwithstanding anything in this paragraph to the contrary, any bank that is a member of the Farm Credit System that (i) has purchased a participation from a Lender in the minimum amount of $10,000,000 on or after the Effective Date, (ii) is, by written notice to the Borrower and the Agent (a “Voting Participant Notification”), designated by such Lender as being entitled to be accorded the rights of a voting participant hereunder (any bank that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Borrower and the Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of such Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (x) state the full name, as well as all contact information required of an assignee as set forth in an Assignment and Acceptance and (y) state the dollar amount of the participant purchased. The Borrower and the Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this clause.
     (c) Each Lender that grants or sells a participating interest in any Advance, Commitment or other interest to a Participant shall, as agent of the Borrower solely for the purpose of this Section 8.07, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interests.
     (d) Any Lender may at any time, and so long as no Default shall have occurred and be continuing, if demanded by the Borrower pursuant to Section 2.18 upon at least five Business Days’ notice to such Lender and the Agent will, assign to one or more Eligible Assignees (each an “Assignee”) all, or a proportionate part (such portion to be in an amount equal to all of such Lender’s Commitment or equal to or greater than $5,000,000, in the case of Revolving Advance Commitments and Term A Advances or $1,000,000, in the case of Term B Advances or an integral multiple of $1,000,000 in excess thereof, in any case, unless otherwise agreed to by the Borrower and the Agent) of all, of its rights and obligations under this Agreement and the other Loan Documents, which assignment may be on a non-pro rata basis among separate tranches of Revolving Advances and Term Advances, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance in substantially the form of Exhibit C hereto (an “Assignment and Acceptance”) executed by such Assignee and such transferor Lender, with (and subject to) the consent of the Borrower and the Agent, such consents not to be unreasonably withheld or delayed and, in addition, (if such assignment is of Revolving Advances or Revolving Advance Commitments) the prior written consent of each LC Bank and the Swingline Lender, provided that (i) if an Assignee is a Lender Affiliate of such transferor Lender or another Lender, neither the Borrower’s nor the Agent’s consent shall be required, (ii) if any Event of Default shall have occurred and be continuing, the Borrower’s consent shall not be required and (iii) any assignment of a Revolving Advance Commitment shall only be permitted if a proportionate part of such transferor Lender’s obligations to participate in Letters of Credit and Swingline Loans in accordance with the terms of this Agreement are transferred concurrently therewith. No assignment shall be made to a Defaulting Lender. Notwithstanding the foregoing, no assigning Lender shall, after giving effect to any such assignment, and as determined on the effective date of the Assignment and Acceptance with respect thereto, retain a Revolving Advance Commitment of less than $5,000,000 or Term A Advances or Term B Advances of less than $1,000,000 (unless otherwise agreed to by the Borrower and the Agent). Upon (i) execution of an Assignment and Acceptance, (ii) if the Assignee is not an existing Lender or an affiliate of an existing Lender, the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to the Agent in connection with each such assignment, (iii) written notice thereof by such transferor Lender to the Agent and the resulting effect upon the Advances of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder (provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender’s obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, on or prior to the date it becomes a Lender under this

Agreement, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.17. Each Assignee shall take such Advances and Commitment subject to the provisions of this Agreement and the other Loan Documents and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Agent and the Borrower of written notice of such transfer, by each previous holder of such Advances and Commitment. Such Assignment and Acceptance shall be deemed to amend this Agreement and Schedule I hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the determination of its Percentage (in each case, rounded to twelve decimal places), the Advances and any new Notes to be issued, at the Borrower’s expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.
     (e) The Borrower hereby designates the Agent to serve as the Borrower’s agent, solely for the purpose of this Section, to maintain a register (the “Register”) on which the Agent will record each Lender’s Commitment, the Advances made by each Lender and the Notes evidencing such Advances, and each repayment in respect of the principal amount of the Advances of each Lender and annexed to which the Agent shall retain a copy of each Assignment and Acceptance delivered to the Agent pursuant to this Section. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower’s or any other Obligor’s Obligations in respect of such Advances or Notes. The entries in the Register shall be conclusive (provided, however, that any failure to make any recordation or any error in such recordation shall be corrected by the Agent upon notice or discovery thereof), and the Borrower, the Agent and the Lenders shall treat each Person in whose name an Advance and related Note is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender’s Commitment and the Advances made pursuant thereto and the Notes evidencing such Advances may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender’s Commitment or the Advances or the Notes evidencing such Advances made pursuant thereto shall be registered in the Register only upon delivery to the Agent of an Assignment and Acceptance duly executed by the assignor thereof. No assignment or transfer of a Lender’s Commitment or the Advances made pursuant thereto or the Notes evidencing such Advances shall be effective unless such assignment or transfer shall have been recorded in the Register by the Agent as provided in this Section.
     (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement, the Loan Documents and the other documents executed and delivered in connection herewith (including any Note held by it) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower or the Agent and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) No Assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 2.13 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 2.13 or 2.14 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
     (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Designating Lender”):
     (i) May grant to one or more special purpose funding vehicles (each, an “SPV”), identified as such in writing from time to time by the Designating Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (A) nothing herein shall constitute a commitment by any SPV to make any Advance, (B) whether or not an SPV elects to exercise such option or otherwise fails to provide all or any part of such Advance, the Designating Lender shall be obligated to make such Advance pursuant to the terms hereof and (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of an Advance by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Advance were made by such Designating Lender.
     (ii) As to any Advances or portion thereof made by it, each SPV shall have all the rights that a Lender making such Advances or portion thereof would have had under this Agreement, provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement and any other Loan Documents and to exercise on such SPV’s behalf, all of such SPV’s voting rights under this Agreement. No Note shall be required to evidence the Advances or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note (if such Note is requested by the Designating Lender under this Agreement) as agent for such SPV to the extent of the Advances or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.
     (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.
     (iv) In addition, notwithstanding anything to the contrary contained in this Section 8.07(h) or otherwise in this Agreement, any SPV may (A) at any time and without paying any processing fee therefor, assign or for security purposes only participate all or a portion of its interest in any Advances to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Advances and (B) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 8.07(h) may not be amended without the written consent of any Designating Lender affected thereby.
     SECTION 8.08. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, each Lender and each of their Affiliates and their respective directors, officers, employees, agents, advisors and representatives (each, an “Indemnified Party”), from and against, and to promptly reimburse them and each of them, for any and all liabilities, obligations, losses, damages, actions, judgments, suits, claims, costs, out-of-pocket expenses and disbursements (including interest, penalties and all reasonable attorneys’ fees and expenses) and settlement costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any litigation or proceeding or governmental action or investigation (administrative or judicial), arising out of, related to or in connection with the actual or proposed use of the proceeds of the Advances or arising out of this Agreement or any other Loan Document, whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto or is otherwise required to respond thereto, provided that the Borrower shall not be liable hereunder to the extent such claim, damage, loss, liability, or expense (a) arises out of any settlement made without the Borrower’s consent, which consent shall not unreasonably be withheld, (b) arises out of any proceeding brought against any Indemnified Party by a security holder of such Indemnified Party based upon rights afforded such security holder solely in its capacity as such, (c) arises solely from disputes among two or more Indemnified Parties, (d) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (e) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from such Indemnified Party’s breach of its obligations under the Loan Documents. For the avoidance of doubt, this Section 8.08 shall not apply to any indemnification with respect to Taxes.
     SECTION 8.09. Governing Law; Submission to Jurisdiction. This Agreement, the Notes and each other Loan Document shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of

New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 8.10. Execution in Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of an original executed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 8.11. Confidentiality. Except to the extent permitted by this Section, the Lenders and the Agent (and, in the case of the Agent, its agents and sub-agents) shall keep confidential all non-public information obtained by them from the Borrower pursuant to this Agreement that has been identified as such by the Borrower, and the Lenders and the Agent (and, in the case of the Agent, its agents and sub-agents) shall refrain from using such information other than in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, provided, however, that Lenders and the Agent (and, in the case of the Agent, to its agents and sub-agents) may make such disclosure thereof as is required or requested by any governmental agency or self-regulatory organization or representative thereof with supervisory jurisdiction over it or pursuant to legal process, or as may otherwise be required by law or court order, provided further, however, that, unless specifically prohibited by applicable law or court order, each Lender and the Agent (and, its agents and sub-agents) shall notify the Borrower of any request received by it from any governmental agency or self-regulatory organization or representative thereof (other than any such request in connection with an examination of such Lender or the Agent (and in the case of the Agent, its agents and sub-agents) by a governmental agency or self-regulatory organization with supervisory jurisdiction over it) for disclosure of any such non-public information prior to disclosure of such information so that the Borrower may seek an appropriate protective order or make a public disclosure of such information if the Borrower determines in its sole discretion that such disclosure may be required under Regulation FD. The Borrower authorizes each Lender and the Agent (and in the case of the Agent, its agents and sub-agents) to disclose to any of its or their, as applicable, Affiliates and to its or its or their, as applicable, Affiliates’ respective partners, directors, officers, employees, attorneys, auditors, accountants, advisors and representatives and to any pledgee referred to in Section 8.07(f) or to any prospective Lender or Participant any and all information in such Lender’s or the Agent’s possession concerning the Borrower and any Subsidiary of the Borrower that has been delivered to such Lender or the Agent by or on behalf of the Borrower pursuant to Section 5.01(d), provided that each such Person shall agree to keep such information confidential in accordance with this Section 8.11. In no event shall any Lender or the Agent (or, in the case of the Agent, its agents or sub-agents) be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries but such Lender or the Agent (or, in the case of the Agent, its agents or sub-agents) shall be responsible for the destruction thereof or confidential safekeeping in accordance with its standard procedures for keeping information of a similar nature. Notwithstanding the foregoing, this Section 8.11 shall not apply to any information that is or becomes generally available to the public other than as a result of the disclosure by (a) the Borrower to any Lender or the Agent (or to its agents or sub-agents) or (b) any Lender, Participant, prospective Lender or Participant or their respective representatives.
     SECTION 8.12. Waiver of Jury Trial, Etc. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE BORROWER, THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
     SECTION 8.13. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
     SECTION 8.14. No Novation. The amendment and restatement of the Existing Credit Agreement as contemplated hereby shall not be construed to (and is not intended to) discharge or release the Borrower or any other Obligor from any obligations owed to any of the Secured Parties under the Existing Credit Agreement or any other Loan Documents, which shall remain owing under this Agreement and the other Loan Documents. In furtherance of the foregoing, this Agreement shall not extinguish the Obligations outstanding under the Existing Credit Agreement or any other Loan Documents. The provisions of Sections 2.09, 2.13, 2.17, 8.04 and 8.08 of this Agreement will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Restatement Effective Date.
(Signature Page Follows)
NOTE
     NEW SCHEDULE VI TO BE INCLUDED TO SET FORTH REVISED TERM B-1 AMORTIZATION AMOUNTS (AFTER REDUCING FOR TERM B-2 AMOUNTS) AND NEW TERM B-2 AMOUNTS (1% PER ANNUM, EQUAL QUARTERLY INSTALLMENTS EXCEPT FOR OCTOBER 5, 2015).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SUPERVALU INC.
By:
Name:
Title:

SUPERVALU INC.
CREDIT AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC, as Agent
By:
Name:
Title:

SUPERVALU INC.
CREDIT AGREEMENT

Revised Schedule I to the Restated Credit Agreement

						$ Share of All Letters	$ Share of All Letters
	Revolving-1 Advance	% of Revolving-1	Revolving-2 Advance	% of Revolving-2	Total Revolving	of Credit Posted Under	of Credit Posted Under
Revolving Lender	Commitment	Advance Commitments	Commitment	Advance Commitments	Advance Commitments	Revolver-1 on 4/2/2010	Revolver-2 on 4/2/2010
AMERICAN AGCREDIT PCA	$9,000,000.00	1.5%	$0.00	0.0%	$9,000,000.00	$1,425,039.78	$0.00
ASSOCIATED BANK N.A.	$10,000,000.00	1.7%	$0.00	0.0%	$10,000,000.00	$1,583,377.54	$0.00
BANK OF AMERICA N.A.	$48,000,000.00	8.0%	$0.00	0.0%	$48,000,000.00	$7,600,212.18	$0.00
BANK OF SCOTLAND PLC	$20,000,000.00	3.3%	$0.00	0.0%	$20,000,000.00	$3,166,755.07	$0.00
BANK OF THE WEST	$5,000,000.00	0.8%	$0.00	0.0%	$5,000,000.00	$791,688.77	$0.00
BANK OF TOKYO-MITSUBISHI UFJ LTD.	$0.00	0.0%	$30,000,000.00	2.0%	$30,000,000.00	$0.00	$4,750,132.61
BARCLAYS BANK PLC	$0.00	0.0%	$160,000,000.00	10.7%	$160,000,000.00	$0.00	$25,334,040.58
BAYERICHE LANDESBANK	$15,000,000.00	2.5%	$0.00	0.0%	$15,000,000.00	$2,375,066.30	$0.00
CITIBANK N.A.	$51,820,000.00	8.6%	$0.00	0.0%	$51,820,000.00	$8,205,062.39	$0.00
COBANK ACB	$57,400,000.00	9.6%	$146,295,896.00	9.8%	$203,695,896.00	$9,088,587.06	$23,164,163.54
COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHE	$6,000,000.00	1.0%	$0.00	0.0%	$6,000,000.00	$950,026.52	$0.00
CREDIT SUISSE AG CAYMAN ISLANDS BRANCH	$0.00	0.0%	$160,000,000.00	10.7%	$160,000,000.00	$0.00	$25,334,040.58
DEUTSCHE BANK AG LONDON BRANCH	$20,000,000.00	3.3%	$0.00	0.0%	$20,000,000.00	$3,166,755.07	$0.00
DEUTSCHE BANK TRUST COMPANY AMERICAS	$0.00	0.0%	$50,000,000.00	3.3%	$50,000,000.00	$0.00	$7,916,887.68
FARM CREDIT BANK OF TEXAS	$16,000,000.00	2.7%	$0.00	0.0%	$16,000,000.00	$2,533,404.06	$0.00
FIRST TENNESSEE BANK N.A.	$10,000,000.00	1.7%	$0.00	0.0%	$10,000,000.00	$1,583,377.54	$0.00
FORTIS CAPITAL CORPORATION	$20,000,000.00	3.3%	$0.00	0.0%	$20,000,000.00	$3,166,755.07	$0.00
GENERAL ELECTRIC CAPITAL CORPORATION	$7,000,000.00	1.2%	$0.00	0.0%	$7,000,000.00	$1,108,364.28	$0.00
GOLDMAN SACHS BANK USA	$0.00	0.0%	$60,000,000.00	4.0%	$60,000,000.00	$0.00	$9,500,265.22
HUA NAN COMMERCIAL BK LTD L.A.	$4,000,000.00	0.7%	$0.00	0.0%	$4,000,000.00	$633,351.01	$0.00
MIZUHO CORPORATE BANK LTD.	$11,000,000.00	1.8%	$0.00	0.0%	$11,000,000.00	$1,741,715.29	$0.00
MORGAN STANLEY BANK, N.A.	$0.00	0.0%	$50,000,000.00	3.3%	$50,000,000.00	$0.00	$7,916,887.68
NATIONWIDE LIFE INSURANCE COMPANY	$8,000,000.00	1.3%	$0.00	0.0%	$8,000,000.00	$1,266,702.03	$0.00
NATIONWIDE MUTUAL INSURANCE COMPANY	$2,000,000.00	0.3%	$0.00	0.0%	$2,000,000.00	$316,675.51	$0.00
NATIXIS NEW YORK BRANCH	$3,234,545.00	0.5%	$0.00	0.0%	$3,234,545.00	$512,150.59	$0.00
NORTHERN TRUST COMPANY	$7,000,000.00	1.2%	$21,000,000.00	1.4%	$28,000,000.00	$1,108,364.28	$3,325,092.83
PNC BANK N.A.	$10,000,000.00	1.7%	$25,000,000.00	1.7%	$35,000,000.00	$1,583,377.54	$3,958,443.84
RABOBANK NEDERLAND NEW YORK BRANCH	$0.00	0.0%	$160,000,000.00	10.7%	$160,000,000.00	$0.00	$25,334,040.58
RAYMOND JAMES BANK FSB	$20,000,000.00	3.3%	$0.00	0.0%	$20,000,000.00	$3,166,755.07	$0.00
REGIONS BANK	$20,000,000.00	3.3%	$0.00	0.0%	$20,000,000.00	$3,166,755.07	$0.00
ROYAL BANK OF CANADA	$0.00	0.0%	$100,000,000.00	6.7%	$100,000,000.00	$0.00	$15,833,775.37
ROYAL BANK OF SCOTLAND PLC	$0.00	0.0%	$212,704,104.00	14.2%	$212,704,104.00	$0.00	$33,679,090.02
SOVEREIGN BANK	$0.00	0.0%	$100,000,000.00	6.7%	$100,000,000.00	$0.00	$15,833,775.37
STATE BANK OF INDIA	$0.00	0.0%	$8,000,000.00	0.5%	$8,000,000.00	$0.00	$1,266,702.03
SUMITOMO MITSUI BANKING CORPORATION	$15,000,000.00	2.5%	$0.00	0.0%	$15,000,000.00	$2,375,066.30	$0.00
SUNTRUST BANK	$40,000,000.00	6.7%	$0.00	0.0%	$40,000,000.00	$6,333,510.15	$0.00
TCF NATIONAL BANK	$0.00	0.0%	$32,000,000.00	2.1%	$32,000,000.00	$0.00	$5,066,808.12
THE BANK OF NEW YORK MELLON	$10,000,000.00	1.7%	$0.00	0.0%	$10,000,000.00	$1,583,377.54	$0.00
UBS AG STAMFORD BRANCH	$100,000,000.00	16.7%	$0.00	0.0%	$100,000,000.00	$15,833,775.37	$0.00
UNION BANK N.A.	$0.00	0.0%	$20,000,000.00	1.3%	$20,000,000.00	$0.00	$3,166,755.07
US BANK NATIONAL ASSOCIATION	$0.00	0.0%	$160,000,000.00	10.7%	$160,000,000.00	$0.00	$25,334,040.58
WEBSTER BANK NATIONAL ASSOCIATION	$0.00	0.0%	$5,000,000.00	0.3%	$5,000,000.00	$0.00	$791,688.77
WELLS FARGO BANK NATIONAL ASSOCIATION	$54,545,455.00	9.1%	$0.00	0.0%	$54,545,455.00	$8,636,604.82	$0.00

	$600,000,000.00	100%	$1,500,000,000.00	100%	$2,100,000,000.00	$95,002,652.20	$237,506,630.47

Note:	The Domestic Lending Office and LIBOR Lending Office with respect to any Lender is as set forth in Schedule I to the Existing Credit Agreement or as designated pursuant to the definitions of such terms in Section 1.01 of this Agreement.

Schedule II—Existing Debt for Borrowed Money in Excess of $5,000,000
Existing SUPERVALU
Subsidiary Debt Only

Obligor	Description	Amount
Super Rite Foods, Inc. SUPERVALU INC. as guarantor	Master Lease and Open-End Mortgage dated as of April 23, 2003 between SELCO Service Corporation, as Lessor and Mortgagee and Super Rite Foods, Inc., as Lessee and Mortgagor.	$59,500,000

	Participation Agreement dated as of April 23, 2003 among Super Rite Foods, Inc., as Lessee, Supervalu Inc., as Guarantor, SELCO Service Corporation, as Lessor, KeyBank National Association, as Purchaser, and KeyBank National Association, as Administrative Agent.

	*Synthetic lease; not shown as debt on SUPERVALU INC.’s consolidated financial statements

SUPERVALU Holdings, Inc.	Variable Rate Demand Industrial Development Revenue Refunding Bonds (City of St. Louis, MO)	$5,000,000

SUPERVALU Holdings, Inc.	Variable Rate Demand Industrial Development Revenue Refunding Bonds (County of Berkeley, MO)	$5,000,000

New Albertson’s

Obligor	Description	Amount
Public Debt

New Albertson’s, Inc.	6.95% Notes due 2009, issued under ABS Indenture	$350 million

New Albertson’s, Inc.	7.45% Debentures due 2029, issued under ABS Indenture	$650 million

New Albertson’s, Inc.	8.35% Notes due 2010, issued under ABS Indenture	$275 million

New Albertson’s, Inc.	8.70% Debentures due 2030, issued under ABS Indenture	$225 million

New Albertson’s, Inc.	7.50% Notes due 2011, issued under ABS Indenture	$700 million

New Albertson’s, Inc.	7.25% Notes due 2013, issued under ABS Indenture	$200 million

New Albertson’s, Inc.	8.00% Debentures due 2031, issued under ABS Indenture	$400 million

New Albertson’s, Inc.	7.75% Notes due 2026, issued under ABS Indenture	$200 million

New Albertson’s, Inc.	Series B Medium Term Notes, due 2007 through 2027, various interest rates

	DUE 7/23/07	10,000,000

	DUE 7/21/08	3,000,000

	DUE 7/21/08	12,000,000

	DUE 7/21/09	2,000,000

	DUE 7/21/09	60,000,000

	DUE 7/21/09	2,000,000

	DUE 7/28/09	1,000,000

	DUE 7/29/09	5,000,000

	DUE 7/29/09	2,000,000

	DUE 7/30/12	1,000,000

	DUE 7/30/12	5,500,000

Obligor	Description	Amount
	DUE 7/21/17	10,000,000

	DUE 7/21/17	20,000,000

	DUE 8/1/17	6,500,000

	DUE 7/22/27	20,000,000

	DUE 7/23/27	10,000,000

	DUE 7/26/27 ( 10/30 YEARS)	30,000,000

	Total:	$200 million

New Albertson’s, Inc.	Series C Medium Term Notes, due 2013 through 2028, various interest rates

	DUE 2/13	16,000,000

	DUE 2/13	17,000,000

	DUE 2/18	7,500,000

	DUE 2/28	43,500,000

	DUE 4/28	50,000,000

	DUE 4/28	12,000,000

	DUE 4/28	15,000,000

	DUE 6/28	6,000,000

	DUE 6/28	150,000,000

	Total:	$317 million

New Albertson’s, Inc.	3.75% Notes due 2009, issued under ABS Indenture	$1.15 billion
	(and first supplement), in connection with HITS

American Stores Company	7.90% Debentures due 2017, issued under ASC Indenture	$95,525,000

American Stores Company	7.50% Debentures due 2037, issued under ASC Indenture	$200 million

American Stores Company	8.00% Debentures due 2026, issued under ASC Indenture	$271,750,000

American Stores Company	7.10% Medium Term Notes due 2028, issued under ASC	$100 million
	Indenture

American Stores Company	6.50% Medium Term Notes due 2008, issued under ASC	$45 million
	Indenture

Other

ASP Realty, Inc.	10.74% Guaranteed mortgage notes due 5/31/2014	$5.94 million
	(American Stores Company, LLC guarantor).

300 Main Street Realty, LLC	Secured loan with Keybank National Association,	$17.7 million
	evidenced by Promissory Note dated February 10, 2004.

Schedule III—Subsidiaries
Part A: SVU Subsidiaries Excluding Subsidiaries of New Albertson’s

			Jurisdiction of
Entity	% Ownership	Owner	Organization
Advantage Logistics USA, Inc.	100%	SUPERVALU INC.	Delaware

Advantage Logistics USA West L.L.C.	100%	SUPERVALU INC.	Delaware

Arden Hills 2003 L.L.C.	90%	SUPERVALU INC.	Delaware

Blaine North 1996 L.L.C.	70%	SUPERVALU INC.	Delaware

Burnsville 1998 L.L.C.	77.5%	SUPERVALU INC.	Delaware

Cambridge 2006 L.L.C.	51%	SUPERVALU INC.	Delaware

Champlin 2005 L.L.C.	51%	SUPERVALU INC.	Delaware

Coon Rapids 2002 L.L.C.	64%	SUPERVALU INC.	Delaware

Forest Lake 2000 L.L.C.	65%	SUPERVALU INC.	Delaware

Fridley 1998 L.L.C.	74.5%	SUPERVALU INC.	Delaware

Hastings 2002 L.L.C.	51%	SUPERVALU INC.	Delaware

Inver Grove Heights 2001 L.L.C.	66%	SUPERVALU INC.	Delaware

Keltsch Bros., Inc.	100%	SUPERVALU INC.	Indiana

Maplewood East 1996 L.L.C.	70%	SUPERVALU INC.	Delaware

Monticello 1998 L.L.C.	90%	SUPERVALU INC.	Delaware

NAFTA Industries Consolidated, Inc.	51%	SUPERVALU INC.	Texas

NC & T Supermarkets, Inc.	100%	SUPERVALU INC.	Ohio

Nevada Bond Investment Corp. I	100%	SUPERVALU INC.	Nevada

Northfield 2002 L.L.C.	51%	SUPERVALU INC.	Delaware

Planmark Architecture of Oregon, P.C.	100%	SUPERVALU INC.	Oregon

Planmark, Inc.	100%	SUPERVALU INC.	Minnesota

Plymouth 1998 L.L.C.	62.5%	SUPERVALU INC.	Delaware

Preferred Products, Inc.	100%	SUPERVALU INC.	Minnesota

Richfood Holdings, Inc.	100%	SUPERVALU INC.	Delaware

Market Company, Ltd.	100%	Richfood Holdings, Inc.	Bermuda

Market Funding, Inc.	100%	Richfood Holdings, Inc.	Delaware

Richfood, Inc.	100%	Richfood Holdings, Inc.	Virginia

Discount Books East Corporation	100%	Richfood, Inc.	Delaware

Eastern Region Management Corporation	100%	Richfood, Inc.	Virginia

Great Valu, L.L.C.	100%	Richfood, Inc.	Virginia

G.W.M. Holdings, Inc.	100%	Richfood, Inc.	Virginia

Market Brands, Inc.	100%	Richfood, Inc.	Delaware

Market Improvement Corporation	100%	Richfood, Inc.	Delaware

Market Insurance Agency, Inc.	100%	Richfood, Inc.	Virginia

Rich-Temps, Inc.	100%	Richfood, Inc.	Virginia

SFW Holding Corp.	100%	Richfood, Inc.	Delaware

Shoppers Food Warehouse Corp.	100%	SFW Holding Corp.	Delaware

SFW Licensing Corp.	100%	Shoppers Food Warehouse Corp.	Delaware

Shoppers Charitable Foundation, Inc.	100%	Shoppers Food Warehouse Corp.	Maryland

Super Rite Foods, Inc.	100%	Richfood Holdings, Inc.	Delaware

FF Acquisition, L.L.C.	100%	Super Rite Foods, Inc.	Virginia

FF Construction L.L.C.	100%	FF Acquisition, L.L.C.	Virginia

Foodarama LLC	100%	Super Rite Foods, Inc.	Delaware

			Jurisdiction of
Entity	% Ownership	Owner	Organization
Foodarama, Inc.	100%	Foodarama LLC	Maryland

Foodarama Group, Inc.	100%	Foodarama LLC	Maryland

Food-A-Rama G.U., Inc.	100%	Foodarama LLC	Maryland

Richfood Procurement, L.L.C.	100%	Super Rite Foods, Inc.	Virginia

Risk Planners, Inc.	100%	SUPERVALU INC.	Minnesota

Savage 2002 L.L.C.	51%	SUPERVALU INC.	Delaware

Shorewood 2001 L.L.C.	59%	SUPERVALU INC.	Delaware

Silver Lake 1996 L.L.C.	51%	SUPERVALU INC.	Delaware

SUPERVALU Finance, Inc.	100%	SUPERVALU INC.	Minnesota

SUPERVALU Management Corp.	100% common stock	SUPERVALU INC.	Delaware

	0% Voting	Voting preferred stock
	preferred	currently owned by J.
		Marsh & McLennan.
		Redemption currently in
		progress.

SUPERVALU Pharmacies, Inc.	100%	SUPERVALU INC.	Minnesota

SUPERVALU Receivables, Inc.	100%	SUPERVALU INC.	Delaware

SUPERVALU Transportation, Inc.	100%	SUPERVALU INC.	Minnesota

Sweet Life Products Corporation	75%	SUPERVALU INC.	New York

Total Logistics, Inc.	100%	SUPERVALU INC.	Wisconsin

TLC Holdings, Inc.	100%	Total Logistics, Inc.	Wisconsin

Total Logistic Control, LLC	99%	Total Logistics, Inc.	Delaware

	1%	TLC Holdings, Inc.

Integrated Transportation Logistics, L.L.C.	45%	Total Logistic Control, LLC	Michigan

TLC Resources, LLC	99%	Total Logistic Control, LLC	Delaware

	1%	TLC Holdings, Inc.

Valu Ventures, Inc.	100%	SUPERVALU INC.	Minnesota

W. Newell & Co., LLC	100%	SUPERVALU INC.	Delaware

Supermarket Operators of America Inc.	100%	SUPERVALU INC.	Delaware

Advantage Logistics — Southeast, Inc.	100%	Supermarket Operators of	Alabama
		America Inc.

Clyde Evans Markets, Inc.	100%	Supermarket Operators of	Ohio
		America Inc.

Scott’s Food Stores, Inc.	100%	Supermarket Operators of	Indiana
		America Inc.

SV Ventures	50%	Scott’s Food Stores, Inc.	Indiana (General
			Partnership)

	50%	SUPERVALU Holdings, Inc.

SUPERVALU Receivables Funding Corporation	100%	Supermarket Operators of	Delaware
		America Inc.

SUPERVALU Holdings, Inc.	99.5%	Supermarket Operators of	Missouri
		America Inc.

	0.1%	SUPERVALU INC.

			Jurisdiction of
Entity	% Ownership	Owner	Organization
	0.1%	Butson’s Enterprises, Inc.

	0.1%	Moran Foods, Inc.

	0.1%	Shop `N Save Warehouse
		Foods, Inc.

	0.1%	SV Ventures

Advantage Logistics Southwest, Inc.	100%	SUPERVALU Holdings, Inc.	Arizona

Advantage Logistics – PA LLC	100%	SUPERVALU Holdings, Inc.	Pennsylvania

Advantage Logistics USA East L.L.C.	100%	SUPERVALU Holdings, Inc.	Delaware

Southstar LLC	100%	Advantage Logistics USA	Delaware
		East L.L.C.

Butson’s Enterprises, Inc.	100%	SUPERVALU Holdings, Inc.	New Hampshire

Butson’s Enterprises of	100%	Butson’s Enterprises, Inc.	Massachusetts
Massachusetts, Inc.

Butson’s Enterprises of Vermont, Inc.	100%	Butson’s Enterprises, Inc.	Vermont

Keatherly, Inc.	100%	Butson’s Enterprises, Inc.	New Hampshire

Peoples Market, Incorporated	100%	Butson’s Enterprises, Inc.	New Hampshire

East Main Development, Inc.	100%	SUPERVALU Holdings, Inc.	Rhode Island

John Alden Industries, Inc.	100%	SUPERVALU Holdings, Inc.	Rhode Island

Livonia Holding Company, Inc.	100%	SUPERVALU Holdings, Inc.	Michigan

Foodland Distributors	100%	Livonia Holding Company, Inc.	Michigan (general partnership)

Moran Foods, Inc.	100% class A common	SUPERVALU Holdings, Inc.	Missouri
	stock (38,000,000
	shares)

	0% Nonvoting class B.	Note: nonvoting class B
		common stock held by
		employees through
		Sav-A-Lot stock option
		plan.

Save-A-Lot Food Stores, Inc.	100%	Moran Foods, Inc.	Missouri

Save-A-Lot Holdings, Inc.	100%	Moran Foods, Inc.	Delaware

Save-A-Lot Food Stores, Ltd.	100%	Save-A-Lot Holdings, Inc.	Bermuda

R&M Kenosha LLC	100%	SUPERVALU Holdings, Inc.	Delaware

Shop ‘N Save Warehouse Foods, Inc.	100%	SUPERVALU Holdings, Inc.	Missouri

Shop ‘N Save St. Louis, Inc.	100%	Shop ‘N Save	Missouri
		Warehouse Foods, Inc.

			Jurisdiction of
Entity	% Ownership	Owner	Organization
WSI Satellite, Inc.	100%	Shop ‘N Save Warehouse	Missouri
		Foods, Inc.

Sunflower Markets, LLC	100%	SUPERVALU Holdings, Inc.	Delaware

SUPERVALU Holdings – PA LLC	100%	SUPERVALU Holdings, Inc.	Pennsylvania

SVU Markets, Inc.	100%	SUPERVALU Holdings, Inc.	Ohio

SVH Holding, Inc.	100%	SUPERVALU Holdings, Inc.	Delaware

SVH Realty, Inc.	Common:	SVH Holding, Inc.	Delaware
	100%

	Preferred:	SVH Holding, Inc.
	481 shares (81.3%)

	5 shares (0.8%)	SUPERVALU INC.

		Note: remaining 105
		preferred shares (17.9%)
		owned by individual SVU
		employees.

TC Michigan LLC	100%	SUPERVALU Holdings, Inc.	Michigan

Ultra Foods, Inc.	100%	SUPERVALU Holdings, Inc.	New Jersey

WC&V Supermarkets, Inc.	100%	SUPERVALU Holdings, Inc.	Vermont

Wetterau Finance Co.	100%	SUPERVALU Holdings, Inc.	Missouri

Wetterau Insurance Co. Ltd.	100%	Wetterau Finance Co.	Bermuda

New Albertson’s, Inc.	100%	SUPERVALU	Delaware
Part B: Subsidiaries of New Albertson’s, Inc.

			Jurisdiction of
Entity	% Ownership	Owner	Organization
ABS Finance Co., Inc.	100%	New Albertson’s, Inc.	Delaware

ABS Insurance LTD	100%	New Albertson’s, Inc.	Bermuda

ABS Procurement Co.	100%	New Albertson’s, Inc.	Grand Cayman

Albertson’s Liquors, Inc.	100%	New Albertson’s, Inc.	Wyoming

American Stores Company, LLC	100%	New Albertson’s, Inc.	Delaware

Food Basket LLC (formerly Food Basket, a California corporation; LLC conversion at closing)	100%	American Stores Company, LLC	California

Lucky Stores LLC (formerly Lucky Stores, Inc., a Nevada corporation; LLC conversion at closing)	100%	American Stores Company, LLC	Nevada

Scolari’s Stores LLC (formerly Scolari’s Stores, Inc., a California Corporation)	100%	American Stores Company, LLC	California

			Jurisdiction of
Entity	% Ownership	Owner	Organization
Beryl American Corporation	100%	American Stores Company, LLC	Vermont

ASC Media Services, Inc.	100%	American Stores Company, LLC	Utah

U.S. Satellite Corporation	100%	ASC Media Services, Inc.	Utah

American Drug Stores LLC (successor to American Drug Stores, Inc., an Illinois corporation which will (1) merge into a Texas LLC, and (2) which Texas LLC will merge on the Es crow Release date into American Drug Stores LLC)	100%	American Stores Company, LLC	Delaware

Oakbrook Beverage Centers, Inc.	100%	American Drug Stores LLC	Illinois

American Partners, L.P.	90%	American Drug Stores LLC	Indiana

	9%	Jewel Food Stores, Inc.

	1%	JOAH, Inc.

Jewel Companies, Inc.	100%	American Stores Company, LLC	Delaware

JOAH, Inc.	100%	Jewel Companies, Inc.	Delaware

Acme Markets, Inc.	100%	JOAH, Inc.	Delaware

Jewel Food Stores, Inc.	100%	Jewel Companies, Inc.	New York

MFC-Livonia Properties, Inc.	100% (common and preferred)	Jewel Food Stores, Inc.	Delaware

Jetco Properties, Inc.	100% (common and preferred)	Jewel Food Stores, Inc.	Delaware

American Procurement & Logistics Company	100%	American Stores Company, LLC	Delaware

APLC Procurement, Inc.	100%	American Procurement & Logistics Company	Utah

ASP Realty, Inc.	100%	American Stores Company, LLC	Delaware

Bristol Farms	100%	New Albertson’s, Inc.	California

Lazy Acres Market Inc.	100%	New Albertson’s, Inc.	California

SSM Holdings Company	100%	New Albertson’s, Inc.	Delaware

Star Markets Holdings, Inc.	100%	SSM Holdings Company	Massachusetts

Star Markets Company, Inc.	100%	Star Markets Holdings, Inc.	Massachusetts

Shaw’s Supermarkets, Inc.	100%	SSM Holdings Company	Massachusetts

Shaw’s Securities Corporation I	100%	Shaw’s Supermarkets, Inc.	Massachusetts

Shaw Equipment Corporation	100%	Shaw’s Supermarkets, Inc.	Massachusetts

Meadowlane, Inc.	100%	Shaw’s Supermarkets, Inc.	Massachusetts

Brockton Corporation	100%	Shaw’s Supermarkets, Inc.	Vermont

Shaw’s Securities Corporation II	100%	Shaw’s Supermarkets, Inc.	Massachusetts

			Jurisdiction of
Entity	% Ownership	Owner	Organization
Clifford W. Perham, Inc.	100%	Shaw’s Supermarkets, Inc.	Maine

Shaw’s North Attleboro Corp.	100%	Shaw’s Supermarkets, Inc.	Massachusetts

Shaw’s Realty Co.	100%	Shaw’s Supermarkets, Inc.	Maine

Shaw’s Realty Trust	100%	Shaw’s Supermarkets, Inc.	Massachusetts

[ Shaws LLCs]

14 North Main Street LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Trust

18 NMS LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Trust

28 Pond Street Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

300 Main Street Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

693 Randolph Avenue LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

861 Edgell Road LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

99 Water Street LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Trust

Amadan LLC	100%	Shaw’s Supermarkets, Inc.	Massachusetts

Arles, LLC	100%	Shaw’s Realty CO.	New Hampshire

BP Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

Cambridge Charter Realty I LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

CH Project LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

Dartmouth Charter LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

East Hampton Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

			Jurisdiction of
Entity	% Ownership	Owner	Organization
East High Street LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

EP Realty LLC	1%	Adrian Realty Trust	Massachusetts

	99%	Michaels Realty Trust

Goldstar Partners, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

Gorham Markets, LLC	100%	Shaw’s Supermarkets, Inc.	New Hampshire

Heath Street, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

HNHP Realty, LLC	50%	Shaw’s Supermarkets, Inc.	New Hampshire

	50%	Shaw’s Realty Co.

Hooksett Project, LLC	100%	Hooksett Realty SSI LLC	Massachusetts

Hooksett Realty SSI LLC	100%	Shaw’s Realty Co.	Massachusetts

Main Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

Milford Realty LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

MK Investments LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

MP Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

New Milford Project LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

NMS Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

NP Realty LLC	100%	Shaw’s Realty Trust	Massachusetts

Plaistow Realty SSI LLC	100%	Shaw’s Realty Co.	Massachusetts

PNHP Realty LLC	50%	Shaw’s Supermarkets, Inc.	New Hampshire

	50%	Shaw’s Realty Co.

Jurisdiction of
Entity	% Ownership	Owner	Organization
PP Realty LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

River Project, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

SNH Realty, LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

SRA Realty LLC	51%	Shaw’s Supermarkets, Inc.	Massachusetts

	49%	Shaw’s Realty Co.

WHP Realty, LLC	100%	Shaw’s Supermarkets, Inc.	Connecticut

WP Properties, LLC	100%	Shaw’s Supermarkets, Inc.	Rhode Island

[ Shaw’s Realty Trusts]

Adrian Realty Trust	100% (sole beneficiary)	Shaw’s North Attleboro Corp.	Massachusetts

Michael’s Realty Trust	100% (sole beneficiary)	Shaw’s Supermarkets, Inc.	Massachusetts

360 Chauncy Street Realty Trust	100% (sole beneficiary)	Shaw’s Supermarkets, Inc.	Massachusetts

739 Realty Trust	100% (sole beneficiary)	Shaw’s Supermarkets, Inc.	Massachusetts

Border Street Realty Trust	100% (sole beneficiary)	Shaw’s Supermarkets, Inc.	Massachusetts

DLS Realty Trust	100% (sole beneficiary)	Hayward Street Investment Trust	Massachusetts

Galway Realty Trust	100% (sole beneficiary)	Shaw’s Realty Trust	Massachusetts

Hayward Street Investment Trust	100% (sole beneficiary)	Shaw’s Supermarkets, Inc.	Massachusetts

Keene Realty Trust	100% (sole beneficiary)	Shaw’s Supermarkets, Inc.	New Hampshire

LRT Realty Trust	100% (sole beneficiary)	Shaw’s Supermarkets, Inc.	Massachusetts

BSS Realty Trust	100% (sole beneficiary)	Hayward Street Investment Trust	Massachusetts

Schedule IV—Liens

Obligor	Description	Amount
Super Rite Foods, Inc.	Master Lease and Open-End Mortgage dated as of April 23, 2003 between SELCO Service Corporation, as Lessor and Mortgagee and Super Rite Foods, Inc., as Lessee and Mortgagor.	$59,500,000

SUPERVALU INC. as guarantor
Participation Agreement dated as of April 23, 2003 among Super Rite Foods, Inc., as Lessee, Supervalu Inc., as Guarantor, SELCO Service Corporation, as Lessor, KeyBank National Association, as Purchaser, and KeyBank National Association, as Administrative Agent.

Total Logistic Control, LLC	Secured party: Keebler Company; lien on various assets (including certain inventory) at an Athens, Georgia facility.

UCC Filing 4114797

Total Logistic Control, LLC	Secured party: Fleetcapital Corporation; financing statement in connection with financing of certain transportation equipment.
Albertson’s Core Liens
Core from All Entities

Obligor	Description	Amount
ASP Realty, Inc.	10.74% Guaranteed mortgage notes due 5/31/2014 (American Stores Company, LLC guarantor).	$5.94 million

	Secured by: deed of trust Monrovia CA unit #6547 mortgage on West Dundee, IL, unit #3306.

300 Main Street Realty, LLC	Secured loan with Keybank National Association, evidenced by Promissory Note dated February 10, 2004.	$17.7 million

28 Pond Street Realty LLC	Secured loan with Keybank National Association, evidenced by	$2.25 million

New Albertson’s, Inc.	Mortgage (Robert & Claudia Borgna) related to ABS store #102 (176), Nampa ID	$317,201

New Albertson’s, Inc.	Mortgage (Muguette Leguilloux Steele) related to ABS store #493, Tacoma, WA	$275,707
Exceptions to/Encumbrances on Real Estate Title
Information Below from Real Estate Records–
Updated Status of these items was not available by closing

Property / Property Owner	Description	Nominal Amount
New Albertson’s, Inc. ABS store #155, Elko NV	Deed of trust (dated 1982)	$4,625,000

New Albertson’s, Inc., ABS store #161, Ada, ID	Deed of Trust (dated 1997) Note: borrower for lien was Maple Tree Plaza Partners; ABS acquired property via quitclaim deed but lien never released	$1,242,000

Property / Property Owner	Description	Nominal Amount
New Albertson’s, Inc., ABS store #168, Payette ID	Deed of Trust (dated 1990)		$1.6M

New Albertson’s, Inc., ABS store #176, Canyon ID	Deed of Trust (dated 1998)		$500K

New Albertsons’, Inc., ABS store #327/369, Sevier, UT	Deed of Trust and assignment of Rents on Parcel 11 Borrower indicated as Jerry and Diane Larsen; precise connection to ABS property unclear		$32,500

	Deeds of trust; borrower indicated as Chad and Annjulie McComb (and fee title held by Jerry and Diane Larsen); precise connection to ABS property unclear		$109,000

	Deed of trust; borrower indicated as Joseph Ades (Jerry and Diane Larsen hold fee title); precise connection to ABS property unclear		$1273

New Albertson’s, Inc., ABS store #371, Salt Lake City UT	Deed of trust (dated 1974); Borrower is Seania Co.; ABS held fee title.		$836,237

New Albertson’s, Inc., ABS store #373, Davis, UT	Deed of Trust		$5,915,000

New Albertson’s, Inc., ABS store #375, Davis, UT	Deed of trust (dated 1978). Sheffield associates, LP and Bronco Properties, Inc. as debtor		$2,567,296

New Albertson’s, Inc., ABS store #375., Davis, UT	Deed of trust (dated 2001) Sheffield associates, LP and Bronco Properties, Inc. as debtor		$852,000

New Albertson’s, Inc., ABS store #376, Davis, UT	Deed of Trust and Security Agreement; in connection with credit facility.	$	up to 600,000,000

	Borrower: Thrifty Payless, Inc. (now Rite-Aid)

New Albertson’s, Inc., ABS store #398, Salt Lake City,UT	Deed of trust on tract on which Albertson’s has easement.		$1.95M
	KFP Corp. is trustor under deed of trust

New Albertson’s, Inc., ABS store #398, Salt Lake City,UT	Deed of trust (unclear what property is encumbered)		$573K
	KFP Corp. is trustor under deed of trust

New Albertson’s, Inc., ABS store #406, Pierce WA	Deed of Trust (dated 1985 and last recorded 1998)		$818,000
	Borrower is Thompson Properties Four Limited Partnership (Owner: Albertson’s Inc. as to Parcel A and 32% of Parcel B, Target Corporation as to 68% of Pacel B)

New Albertson’s, Inc., ABS store #409, King WA	Deed of trust		$13.8M
	Borrower is Green Lake Block, LLC (owner by special warranty deed from Albertson’s)

New Albertson’s, Inc., ABS store #560, Washington, OR	Deed of Trust		$1.235M
	Owner is IBJ Schroder Bank & Trust Co. as Trustee of Albertson’s, Inc. Executive Pension Makeup Trust (ABS as tenant)

New Albertson’s, Inc., ABS store #580, Clark, WA	Deed of trust (Dated 1993)		$325,000
	Borrower is George & Elaine Killian (commitment lists Albertson’s, Inc. as fee title holder)

Property / Property Owner	Description	Nominal Amount
New Albertson’s, Inc., ABS store #686, Clark, NV	Deed of Trust	$10,000,000
Borrower is Herbst Development LLC

New Albertson’s, Inc., ABS store 2029, Stark, ID	Mortgage, dated 1990	$141 M (all but $28M due by 1997)
Borrower is Buttrey Food and Drug Company (as owner)

Jetco Properties, Inc., ABS store 3123, Du Page, IL	Mortgage (Dated 1979)	$1.965M
Darien-Cass Properties, Inc. (Jetco Properties is Successor).

Jetco Properties, Inc. ABS store 3176, Cook, IL	Mortgage (dated 1969, mortgage provides maturity date of 1994)	$777K
Borrower: 95th & Ashland Properties, Inc.

Jetco Properties, Inc., ABS store #3283, Du Page, IL	Mortgage (dated 1973, mortgage provided for note maturity of 1995)	$1.164M
Mortgagor: Wheaton-Main Properties, Inc.

Jetco Properties, Inc., ABS store #3346, Du Page, IL	Mortgage (dated 1969, mortgage provides maturity date of 1994)	$943K
Borrower: Schiller & Haven Properties, Inc.

Jewel Food Stores, Inc., ABS store #3394	Mortgage	$14M
Mortgagor: Huntley Development Limited Partnership (Jewel Food Stores, Inc. is fee title owner)

Jewel Food Stores, Inc., ABS store #3743, Henry IL	Mortgage (dated 2001)	unknown
Eagle Food Cetners, Inc., as borrower

ABS Store #6107, Los Angeles CA	Bedcar Associates Limited Partnership and Alpha Beta Company (LKS Stores, Inc. holds fee title — connection unclear)	$5.2M
$848K

ABS Store #6137, Los Angeles CA	Deed of Trust affecting Parcels 1-2 — Beach and Katelle Associates title owner and borrower. ASP Realty, Inc. title to Parcel 3	$1.4M

ABS Store #6142, Los Angeles CA	Deed of trust affecting parcel on which ABS entity has easement	$6.6M

ASP Realty, Inc. ABS Store #6303, Los Angeles CA	Deed of trust affecting other parcel of the property; no apparent direct connection.	$3.4M

New Albertson’s, Inc., ABS store #6358, Kern, CA	Deed of trust affecting parcel B of indicated property.	$900K
Borrower is James L. Schorr, Trustee of the Mary Paulene Maselli-Campagna Trust, and Schorr Properties, Inc.

ABS store #6366, Los Angeles, CA	Deed of trust (dated 1965). Lucky stores as borrower	$160,000

New Albertson’s, Inc., ABS store #6586, Riverside CA	Deed of trust (dated 2004).	$7.235M
Borrower: Country Club Village, LLC

Property / Property Owner	Description	Nominal Amount
ABS store #6735, Riverside CA	Deed of Trust and Assignment of Rents. Borrower as to parcel affected: Richard S. Pavelec and Chrissy Fisher as Trustees of the Richard Pavelec and Chrissy Fisher Family Trust	$650K

	Deed of Trust and security agreement granted by Oak Creek Center C&F LLC (parcel adjacent to ABS parcel)	$5M

ABS store #6788, San Diego CA	Deed of Trust Borrower: Beth Ann Schulefand-Cheng (connection to ABS unclear)	$885K

Star Markets Company, Inc., Store #7576, Suffolk, MA	Mortgage	$4.5M

Acme Markets, Inc., ABS Store #7855, Cape May, NJ	Leasehold Mortgage by tenant: Eubanks Enterprises (connection to ABS unclear)	$13. 9 M

	Mortgage by Cape May Mall Limited Partnership.	$7.5M

New Albertson’s, Inc., ABS store #8261, Orange CA	Deed of Trust parcel II (dated 1978)	$7M

	Deed of Trust parcel III (dated 1977)	$3.448M

Shaw’s Realty Co., Store #8356, Cumberland ME	Mortgage and Security Agreement and Indenture of Trust	$1.3M

New Albertson’s, Inc., ABS Store 60057, Multnomah, OR	Line of Credit Deed of Trust	$700K

ASP Realty, Inc., King WA	Mortgage (dated 1979). Borrower is Skagg’s Properties.	$1.069M

New Albertson’s, Inc., Ada, ID	Deed of Trust (dated 1978)	$5.87M

Schedule V—Existing Letters of Credit

Beneficiary	Issuer	L/C Amount	L/C Number
Liberty Mutual	Bank of America	$6,348,000	3081692
Lumbermans Casualty	Bank of America	$21,042,000	3081689
Texas Workers Compensation Commission	Bank of America	$4,000,000	3082269
East Cocalico Township Authority	Bank of America	$409,076.10	3011671
Township of Springfield	Bank of America	$120,603.50	973171
Peabody Municipal Light	Bank of America	$62,000	MS1064103
Illinois Workers Compensation	Bank of America	$7,300,000	3080316
Illinois Worker’s Compensation Commission	Bank of New York	$29,350,000	SBLC51894
Penn Manuf Assoc Ins Co.	Bank of America	$650,000	3081700
Travelers Indemnity	Bank of America	$200,000	3081695
Travelers Indemnity	Bank of America	$204,000	3081691
US Fidelity & Guar Co.	Bank of America	$2,800,000	3081690
Natl Union Fire Ins Co.	Bank of America	$1,855,000	3081694
Old Republic Insurance Co.	Bank of America	$47,605,547	3081688
Village of Algonquin, IL	Bank of Tokyo	$2,635,600	S150240
Village of Elburn	Bank of Tokyo	$603,594	S150274
Belleville — IRB	PNC	$1,793,151	A-302848
Berkley — IRB	PNC	$5,120,548	A-301359
St. Louis City — IRB	PNC	$5,123,288	A-301422
Texas Worker’s Compensation Commission	Rabobank	$10,000,000	SB 14554
United States Fidelity and Guaranty	Rabobank	$8,000,000	SB14715
Royal IndemnityCompany On Behalf of itself and its Affiliated Companies	Rabobank	$530,000	SB 14777
Royal IndemnityCompany On Behalf of itself and its Affiliated Companies	Rabobank	$475,000	SB 14778
Old Republic Insurance Co.	Rabobank	$7,875,000	SBRABO14489
County of Lake Div of Transportation	US Bank	$2,593,100	SLCSSEA01928
Village of Gurnee	US Bank	$2,126,186	SLCSSEA01925
Village of New Lenox	US Bank	$584,808.06	SLCSSEA02442
Village of Downers Grove	US Bank	$268,691	SLCSSEA02303
Village of Spring Grove	US Bank	$36,779	SLCSSEA01653
City of Lockport	US Bank	$15,000	SLCBBOI00569
Lumbermens, Amer Motorists, Amer	US Bank	$14,000,000	SLCBBOI00404
Home Indemnity Co.	US Bank	$3,000,000	SLCBBOI00496
Rhode Island Dept. of Labor and Training Workers’s Compensation	US Bank	$3,000,000	SLCSSEA02369
New Mexico Workers Comp Admin.	US Bank	$3,000,000	SLCSSEA02302
GE Reinsurance Corporation	US Bank	$628,804	SLCSSEA02448
Travelers Property Casualty	US Bank	$250,000	SLCBBOI00536
MidStates ReInsurance	US Bank	$91,321	SLCBBOI00501
Traveler’s Insurance Co.	US Bank	$34,000	SLCMMSP01901
Grand Furniture Discount Stores	US Bank	$500,000	SLCMMSP03752
Fifth Third Bank	US Bank	$5,300,000	SLCMSP02813
Comerica Bank	US Bank	$236,878	SLCWMIL00839
Comerica Bank	US Bank	$620,000	SLCWMIL01107
Comerica Bank	US Bank	$215,000	SLCWMIL00449
Sentry Insurance	US Bank	$3,800,000	SLCMMSP03656
Zurich American Insurance	US Bank	$490,000	SLCWMIL00349
Coachella Valley Water District	Wells Fargo	$16,503.60	NPS458749
Village of Elburn	Wells Fargo	$571,118	NZS453626

Beneficiary	Issuer	L/C Amount	L/C Number
Port of Portland	Wells Fargo	$273,190	NWS481608
City of Chicago	Wells Fargo	$81,900	NWS492986
Village of Bartlett, IL	Wells Fargo	$50,000	NWS520124
Lumbermens Mutual Casualty Co. (Kemper)	Wells Fargo	$13,999,048	NWS528711
Lumbermens Mutual Casualty Co. (Kemper Risk Management)	Wells Fargo	$495,576	NPS393524

SCHEDULE VI
Amortization of Term A Advances

Amount of Required
Quarterly Payment Date	Principal Payment
9/30/2006	$18,750,000
12/31/2006	$18,750,000
3/31/2007	$18,750,000
6/30/2007	$18,750,000
9/30/2007	$28,125,000
12/31/2007	$28,125,000
3/31/2008	$28,125,000
6/30/2008	$28,125,000
9/30/2008	$28,125,000
12/31/2008	$28,125,000
3/31/2009	$28,125,000
6/30/2009	$28,125,000
9/30/2009	$28,125,000
12/31/2009	$28,125,000
3/31/2010	$28,125,000
6/30/2010	$28,125,000
9/30/2010	$28,125,000
12/31/2010	$28,125,000
3/30/2011	$28,125,000
6/2/2011	$253,125,000

Total:	$750,000,000

SCHEDULE VI
Amortization of Term B-1 Advances

Quarterly	Amount of Required
Payment Date	Principal Payment
6/30/2010	1,374,375.00
9/30/2010	1,374,375.00
12/31/2010	1,374,375.00
3/31/2011	1,374,375.00
6/30/2011	1,374,375.00
9/30/2011	1,374,375.00
12/31/2011	1,374,375.00
3/31/2012	1,374,375.00
6/2/2012	491,260,000.00

Total	502,255,000.00

SCHEDULE VI
Amortization of Term B-2 Advances

Quarterly	Amount of Required
Payment Date	Principal Payment
6/30/2010	1,250,000.00
9/30/2010	1,250,000.00
12/31/2010	1,250,000.00
3/31/2011	1,250,000.00
6/30/2011	1,250,000.00
9/30/2011	1,250,000.00
12/31/2011	1,250,000.00
3/31/2012	1,250,000.00
6/30/2012	1,250,000.00
9/30/2012	1,250,000.00
12/31/2012	1,250,000.00
3/31/2013	1,250,000.00
6/30/2013	1,250,000.00
9/30/2013	1,250,000.00
12/31/2013	1,250,000.00
3/31/2014	1,250,000.00
6/30/2014	1,250,000.00
9/30/2014	1,250,000.00
12/31/2014	1,250,000.00
3/31/2015	1,250,000.00
6/30/2015	1,250,000.00
9/30/2015	1,250,000.00
10/5/2015	472,500,000.00

Total	500,000,000.00

Schedule VII— Subsidiaries that are not Immaterial Subsidiaries on the Escrow Release Date
Butson’s Enterprises, Inc.
FF Acquisition, L.L.C.
Foodarama LLC
Moran Foods, Inc.
Richfood Holdings, Inc.
Richfood Procurement, L.L.C.
Richfood, Inc.
Scott’s Food Stores, Inc.
SFW Holding Corp.
Shop ‘N Save Warehouse Foods, Inc.
Shoppers Food Warehouse Corp.
Super Rite Foods, Inc.
Supermarket Operators of America Inc.
SUPERVALU Holdings — PA LLC
SUPERVALU Holdings, Inc.
SUPERVALU Pharmacies, Inc.
SV Ventures
Total Logistic Control, LLC
Total Logistics, Inc.
TLC Holdings, Inc.
New Albertson’s, Inc.
Shaw’s Supermarkets, Inc.
American Stores Company, LLC
Jewel Food Stores, Inc.
Acme Markets, Inc.
ASP Realty, Inc.
American Drug Stores LLC
Shaw Equipment Corporation
Star Markets Company, Inc.
JETCO PROPERTIES, INC.
Bristol Farms
Lucky Stores LLC
Shaw’s Realty Co.
SSM Holdings Company
Jewel Companies, Inc.
JOAH, Inc.
Star Markets Holdings, Inc.

EXHIBIT A-1
TERM A NOTE

$__________	________ ___, _____
     FOR VALUE RECEIVED, SUPERVALU INC., a Delaware corporation (the “Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on the Term A Commitment Termination Date the principal sum of [________________]($[_______]) or, if less, the aggregate unpaid principal amount of all Term A Advances shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of April 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (together with the Lender, the “Lenders”), The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U.S. Bank National Association and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank National Association, Rabobank International and Barclays Capital (the investment banking division of Barclays Bank plc), as joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as joint book running managers (amending and restating the Credit Agreement, dated as of June 1, 2006, as amended, among the Borrower, the various financial institutions and other Persons from time to time parties thereto, The Royal Bank of Scotland plc, as administrative agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents, and RBS Securities Corporation, as the sole lead arranger and sole book running manager). Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made in U.S. dollars in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.
     This Term Note is one of the Notes referred to in, and evidences Debt incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Debt evidenced by this Note and on which such Debt may be declared to be immediately due and payable.
     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

A-1-1

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SUPERVALU INC.
By:
Name:
Title:

A-1-2

LOANS AND PRINCIPAL PAYMENTS

		Amount of Principal	Unpaid Principal
Date	Amount of Loan Made	Repaid	Balance	Total	Notation Made By

A-1-3

EXHIBIT A-2
TERM B-1 NOTE

$__________	________ ___, 2010
     FOR VALUE RECEIVED, SUPERVALU INC., a Delaware corporation (the Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on the Term B-1 Commitment Termination Date the principal sum of [________________] ($[_______]) or, if less, the aggregate unpaid principal amount of all Term B-1 Advances shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of April 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (together with the Lender, the “Lenders”), The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U.S. Bank National Association and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank National Association, Rabobank International and Barclays Capital (the investment banking division of Barclays Bank plc), as joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as joint book running managers (amending and restating the Credit Agreement, dated as of June 1, 2006, as amended, among the Borrower, the various financial institutions and other Persons from time to time parties thereto, The Royal Bank of Scotland plc, as administrative agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents, and RBS Securities Corporation, as the sole lead arranger and sole book running manager). Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made in U.S. dollars in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.
     This Term Note is one of the Notes referred to in, and evidences Debt incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Debt evidenced by this Note and on which such Debt may be declared to be immediately due and payable.
     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

A-2-1

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SUPERVALU INC.
By:
Name:
Title:

A-2-2

LOANS AND PRINCIPAL PAYMENTS

		Amount of Principal	Unpaid Principal
Date	Amount of Loan Made	Repaid	Balance	Total	Notation Made By

A-2-3

EXHIBIT A-3
REVOLVING-1 NOTE

$[________]	________ ___, 2010
     FOR VALUE RECEIVED, SUPERVALU INC., a Delaware corporation (the “Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on the Revolving-1 Advance Commitment Termination Date the principal sum of [________________] ($[_______]) or, if less, the aggregate unpaid principal amount of all Revolving-1 Advances shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of April 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (together with the Lender, the “Lenders”), The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U.S. Bank National Association and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank National Association, Rabobank International and Barclays Capital (the investment banking division of Barclays Bank plc), as joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as joint book running managers (amending and restating the Credit Agreement, dated as of June 1, 2006, as amended, among the Borrower, the various financial institutions and other Persons from time to time parties thereto, The Royal Bank of Scotland plc, as administrative agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents, and RBS Securities Corporation, as the sole lead arranger and sole book running manager). Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made in U.S. dollars in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.
     This Note is one of the Notes referred to in, and evidences Debt incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Debt evidenced by this Note and on which such Debt may be declared to be immediately due and payable.
     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

A-3-1

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SUPERVALU INC.
By:
Name:
Title:

A-3-2

LOANS AND PRINCIPAL PAYMENTS

Amount of Loan Made		Amount of Principal Repaid		Unpaid Principal Balance
Base Rate	LIBO Rate	Base Rate	LIBO Rate	Base Rate	LIBO Rate	Total

A-3-3

EXHIBIT A-4
TERM B-2 NOTE

$__________	________ ___, 2010
     FOR VALUE RECEIVED, SUPERVALU INC., a Delaware corporation (the Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on the Term B-2 Commitment Termination Date the principal sum of [________________] ($[_______]) or, if less, the aggregate unpaid principal amount of all Term B-2 Advances shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of April 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (together with the Lender, the “Lenders”), The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U.S. Bank National Association and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank National Association, Rabobank International and Barclays Capital (the investment banking division of Barclays Bank plc), as joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as joint book running managers (amending and restating the Credit Agreement, dated as of June 1, 2006, as amended, among the Borrower, the various financial institutions and other Persons from time to time parties thereto, The Royal Bank of Scotland plc, as administrative agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents, and RBS Securities Corporation, as the sole lead arranger and sole book running manager). Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made in U.S. dollars in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.
     This Term Note is one of the Notes referred to in, and evidences Debt incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Debt evidenced by this Note and on which such Debt may be declared to be immediately due and payable.
     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

A-4-1

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SUPERVALU INC.
By:
Name:
Title:

A-4-2

LOANS AND PRINCIPAL PAYMENTS

		Amount of Principal	Unpaid Principal
Date	Amount of Loan Made	Repaid	Balance	Total	Notation Made By

A-4-3

EXHIBIT A-5
REVOLVING-2 NOTE

$[________]	________ ___, 2010
     FOR VALUE RECEIVED, SUPERVALU INC., a Delaware corporation (the “Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on the Revolving-2 Advance Commitment Termination Date the principal sum of [________________] ($[_______]) or, if less, the aggregate unpaid principal amount of all Revolving-2 Advances shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of April 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (together with the Lender, the “Lenders”), The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U.S. Bank National Association and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank National Association, Rabobank International and Barclays Capital (the investment banking division of Barclays Bank plc), as joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as joint book running managers (amending and restating the Credit Agreement, dated as of June 1, 2006, as amended, among the Borrower, the various financial institutions and other Persons from time to time parties thereto, The Royal Bank of Scotland plc, as administrative agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents, and RBS Securities Corporation, as the sole lead arranger and sole book running manager). Terms used in this Note, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made in U.S. dollars in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.
     This Note is one of the Notes referred to in, and evidences Debt incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Debt evidenced by this Note and on which such Debt may be declared to be immediately due and payable.
     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

A-5-1

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SUPERVALU INC.
By:
Name:
Title:

A-5-2

LOANS AND PRINCIPAL PAYMENTS

Amount of Loan Made		Amount of Principal Repaid		Unpaid Principal Balance
Base Rate	LIBO Rate	Base Rate	LIBO Rate	Base Rate	LIBO Rate	Total

A-5-3

EXHIBIT B-1
BORROWING REQUEST
The Royal Bank of Scotland plc
   as Agent
600 Washington Blvd
Stamford, CT 06902
Attention:
SUPERVALU INC.
Ladies and Gentlemen:
     This borrowing request (this “Borrowing Request”) is delivered to you pursuant to clause (a) of Section 2.02 of the Amended and Restated Credit Agreement, dated as of April 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SUPERVALU INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, The Royal Bank of Scotland plc, as the administrative agent for the Lenders (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U.S. Bank National Association and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank National Association, Rabobank International and Barclays Capital (the investment banking division of Barclays Bank plc), as joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as joint book running managers (amending and restating the Credit Agreement, dated as of June 1, 2006, as amended, among the Borrower, the various financial institutions and other Persons from time to time parties thereto, The Royal Bank of Scotland plc, as administrative agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents, and RBS Securities Corporation, as the sole lead arranger and sole book running manager). Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower hereby requests that a [Revolving Advance be made in the aggregate principal amount of $________ on ________ ______, ____ (with 28.571429% of such amount to be allocated as a Revolving-1 Advance and 71.428571% of such amount to be allocated as a Revolving-2 Advance)] [Swingline Loan be made in the aggregate principal amount of $________ on ________ ___, ____ ] as a [Base Rate Advance] [LIBOR Advance having an Interest Period of ____ months].
     The Borrower hereby acknowledges that, pursuant to Section 3.03 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Borrowings requested hereby constitutes a representation and warranty by the Borrower that, on the date of the making of such Borrowings, all statements set forth in

B-1-1

clause (a) and clause (b) of Section 3.03 of the Credit Agreement are true and correct in all material respects.1
     The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

[1]	Not to be included for Borrowings to be made on the Effective Date.

B-1-2

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

	Amount to		Person to be Paid	Name, Address, etc.
	be Transferred	Name	Account No.	Of Transferee Lender

$

Attention:

$

Attention:

$

Attention:

	Balance of such proceeds	The Borrower

Attention:

B-1-3

EXHIBIT B-2
ISSUANCE REQUEST
The Royal Bank of Scotland plc,
     as Administrative Agent
101 Park Avenue
New York, New York 10178
SUPERVALU INC.
Ladies and Gentlemen:
     This issuance request (together with the application attached hereto as Annex I, the “Issuance Request”) is delivered to you pursuant to clause (b) of Section 2.04 of the Credit Agreement, dated as of June 1, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SUPERVALU, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, The Royal Bank of Scotland plc, as the administrative agent for the Lenders, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager. Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.
     The Borrower hereby requests that on ___________ ____, ______ (the “Date of Issuance”) [Name of Issuer] (the “Issuer”) [issue a Letter of Credit in the initial stated amount of $_____________ with a stated expiry date of ___________ ____, ______ pursuant to the application attached hereto as Annex I] [extend the stated expiry date of Letter of Credit No. ___, issued on ___________ ____, ______, in the initial stated amount of $___________, to a revised stated expiration date of ___________ ____, ______].
     *The Borrower hereby acknowledges that, pursuant to Section 3.03 of the Credit Agreement, each of the delivery of this Issuance Request and the acceptance by the Borrower of the [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on the date of such [issuance] [extension], all statements set forth in clause (a) and clause (b) of Section 3.03 of the Credit Agreement are true and correct in all material respects.

*	Not to be included for Borrowings to be made on the Effective Date.

     The Borrower agrees that if prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such [issuance] [extension] as if then made.
[Signature page follows.]

     IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer this ____ day of ____________, ___.

SUPERVALU INC.
By
Name:
Title:

SUPERVALU INC.
ISSUANCE REQUEST

ANNEX I TO ISSUANCE REQUEST
APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT
Letter of Credit number:

Applicant(s) (Full name and address):	Issuing Bank:
SUPERVALU INC.	[The Royal Bank of Scotland plc,
11840 Valley View Road	acting by and through its New York Branch
Eden Prairie, MN 55344	101 Park Avenue
New York, New York 10178]

Date of Application:	Expiry Date:

Place of Expiry:
☐	Issue by (air) mail
☐	Issue by courier
☐	Issue by other (specify):	Beneficiary (Full name and street address* including contact name, telephone and fax number):

* PO Boxes alone are unacceptable

Confirmation of the Credit:	Currency and Amount in Figures and Words
☐	not requested	☐	requested	☐	authorized if requested by Beneficiary	(Please use ISO Currency Codes, eg. USD):

☐	Letter of credit to be issued with the terms and conditions set forth in the attached specimen.

Credit available against the document(s) detailed herein:

☐	Beneficiary’s sight draft(s) drawn on Issuing Bank

☐	Original Letter of Credit and any & all amendments to the Credit

☐	Beneficiary’s signed and dated statement, reading as follows:

☐	Other documents (specify issuer(s) and data content):

Credit to be issued subject to (check one):

☐	International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (ISP98)

☐	Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (UCP 500)

☐	See attached for additional instructions	☐	Check if only a single drawing for all or a portion of the amount of the letter of credit is permitted

Please treat the Credit as a ☐ financial standby or ☐ performance standby

EXHIBIT C
FORM OF ASSIGNMENT AGREEMENT
[________ ___, _____]
To:	SUPERVALU INC. as Borrower 11840 Valley View Road Eden Prairie, MN 55344 Attention: Treasurer THE ROYAL BANK OF SCOTLAND PLC as Agent 600 Washington Blvd Stamford, CT 06902 Attention: [________]
SUPERVALU INC.
Gentlemen and Ladies:
     This Lender Assignment Agreement (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to be incorporated herein by reference and made a part of this Assignment and Acceptance.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights, benefits, obligations, liabilities and indemnities in its capacity as a Lender under (and in connection with) the Credit Agreement and any other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
     This agreement shall be effective as of the Effective Date upon the written consent of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower being subscribed in the space indicated below.

1.	Assignor:	[______________________]

2.	Assignee:	[______________________] [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	SUPERVALU INC., a Delaware corporation (the “Borrower”)

4.	Agent:	THE ROYAL BANK OF SCOTLAND PLC, as the administrative agent under the Credit Agreement (the “Agent”)

5.	Credit Agreement:	The Amended and Restated Credit Agreement, dated as of April 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time parties thereto (the “Lenders”), the Agent, Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U. S. Bank National Association and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank National Association, Rabobank International and Barclays Capital (the investment banking division of Barclays Bank plc), as joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as joint book running managers.

6.	Assigned Interest:

Aggregate Amount of
	Commitment/	Amount of	Percentage Assigned
	Advances for all	Commitment/	of Commitment/
Facility Assigned	Lenders	Advances Assigned	Advances
[Revolving-1 Advance]	$	$	%
[Revolving-2 Advance]	$	$	%
[Term A Advance]	$	$	%
[Term B-1 Advance]	$	$	%
[Term B-2 Advance]	$	$	%

[1]	Select as applicable.

Effective Date:	[MONTH] ____,20____

     The terms set forth in this Assignment and Acceptance are hereby agreed to as of the Effective Date:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

Accepted and Acknowledged: THE ROYAL BANK OF SCOTLAND PLC as Agent
By
Name:
Title:

SUPERVALU INC.
By
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC as Swingline Lender and LC Bank[2]
By
Name:
Title:

[NAME OF LC BANK] as LC Bank[3]
By
Name:
Title:

[2]	Required for Revolving Loan Commitment assignments.

[3]	Required for Revolving Loan Commitment assignments.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) except as provided in clause (a) above, assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to clause (d) of Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be deemed to be a contract made under and governed by the internal laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Exhibit D–1
[Wachtell Letterhead]
June 1, 2006
The Lenders and the Administrative Agent referred to below
c/o The Royal Bank of Scotland PLC
Ladies and Gentlemen:
     We have acted as special counsel to SUPERVALU INC., a Delaware corporation (the “Company”) in connection with the transactions contemplated by the Credit Agreement, dated as of June 1, 2006 (the “Credit Agreement”), among the Company, the Lenders, The Royal Bank of Scotland PLC (the “Administrative Agent”), Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager. This opinion is rendered to you at the request of the Company and pursuant to Section 3.01(g)(v) of the Credit Agreement. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.
          In rendering the opinions expressed below, we have examined the Credit Agreement and such other records of the Company and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.
          In addition, we have relied upon representations made in or pursuant to the Credit Agreement, the other Loan Documents and certificates, instruments and other documents delivered in connection therewith or in connection with this letter and oral and written statements and other information of or from representatives of the Company and others for certain factual matters. With your consent, we have not independently verified the factual matters contained in such representations. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.
          With your approval we have assumed:
(i)	the genuineness of all signatures;

(ii)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all individuals executing such documents;

(iii)	that each of the parties to the Credit Agreement (other than the Company) has the power and authority (corporate or otherwise) to enter into, deliver and perform each of its respective obligations thereunder, and is duly organized, validly existing and in good standing under the law of its jurisdiction of organization;

The Lenders and the Administrative Agent
June 1, 2006

(iv)	the due authorization (other than the Company), execution and delivery of the Credit Agreement by each of the parties thereto;

(v)	in the case of the parties other than the Company, that the Credit Agreement is the legal, valid, binding and enforceable obligation of all such parties thereto;

(vi)	except as set forth in paragraph 3 below, that the execution, delivery and performance by each party of its obligations under the Credit Agreement will comply with applicable law and with any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets and will not result in a default under or breach of any agreement or instrument then binding upon it;

(vii)	that the parties to the Credit Agreement will comply with the provisions thereof to the extent relevant to the opinions expressed herein;

(viii)	except as expressly listed on Schedule I, that the agreements listed thereon have not been amended, modified, varied, or supplemented in any way;

(ix)	that after giving effect to the transactions contemplated by the Credit Agreement, including the Advances and other extensions of credit made thereunder, the amount of Debt that the Company or any Subsidiary, directly or indirectly, has created, incurred, issued, assumed, guaranteed or otherwise become liable for or suffered to exist, secured by a Lien on (A) any Principal Property of the Company or any Subsidiary or (B) or any shares of capital stock or Debt of any Subsidiary (which Debt is then held by the Company or any Subsidiary), together with all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions (as defined in section 1009 of the Albertson’s Indenture but excluding leases exempt from the prohibition of such section 1009 by clauses (2) through (6) thereof), other than secured Debt excluded from the computation of section 1008 of the Albertson’s Indenture by reason of clauses (1) through (10) thereof, does not exceed an amount that is $1,000 less than 10% of Consolidated Net Tangible Assets (each capitalized term (other than “Albertson’s Indenture”, which is defined in the Pledge Agreement) used in this clause (ix) shall have the meaning given thereto in the Albertson’s Indenture); and

(x)	that after giving effect to the transactions contemplated by the Credit Agreement, including the Advances and other extensions of credit made thereunder, the amount of any Debt issued, assumed or guaranteed by the Company or any Domestic Subsidiary and secured by any mortgage (as defined in section 1007(a) of the SVU Indenture) upon any Operating Property of the Company or of a Domestic Subsidiary or upon any shares

The Lenders and the Administrative Agent
June 1, 2006

of stock or indebtedness of any Domestic Subsidiary (other than Debt secured by mortgages permitted by subsection (a) of section 1007 of the SVU Indenture), together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages which would otherwise be subject to the restrictions of section 1007(a) of the SVU Indenture and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction which if such Sale and Lease-back Transactions had been a mortgage, would have been permitted by clause (i) of section 1007(a) of the SVU Indenture and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with section 1008(b) of the SVU Indenture)) does not exceed an amount that is $1,000 less than the greater of $200,000,000 and 10% of Consolidated Net Tangible Assets (each capitalized term (other than “SVU Indenture”, which is defined in the Pledge Agreement) used in this clause (x) shall have the meaning given thereto in the SVU Indenture).
          We have relied with your consent on the opinion of John E. Breedlove, Esq., Associate General Counsel of the Company. We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the law of the State of New York, the General Corporate Law of the State of Delaware, and the Federal laws of the United States of America, in each case in effect on the date hereof.
          Based upon the foregoing, and subject to the comments and qualifications set forth below, we are of the opinion that:
1.	(i) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution, delivery and performance by the Company of the Credit Agreement, and the consummation of the transactions contemplated thereunder, are within the Company’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and do not contravene the charter or by-laws of the Company, and (iii) the Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.	The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.	The execution, delivery and performance by the Company of the Credit Agreement, and the consummation of the transactions contemplated thereunder, do not (a) conflict with or result in the breach of, or constitute a default under, any agreement listed on Schedule I hereto or (b) violate any Applicable Law to which the Company or any of its properties or

The Lenders and the Administrative Agent
June 1, 2006

assets is subject. “Applicable Laws” means the General Corporate Law of the State of Delaware, and those laws, statutes, rules and regulations of the State of New York and the Federal laws of the United States of America, in each case which, in our experience, are customarily applicable to transactions of the type contemplated by the Credit Agreement and would customarily be applicable to general business corporations which are not engaged in regulated business activities.
          The opinions expressed above are subject to the following qualifications and comments:
a.	Our opinions are subject to the effect of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and (ii) the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

b.	Our opinions as to compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

c.	We are not expressing any opinion as to the effect of compliance by the Company with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Agreement because of the nature of any of its businesses.

d.	We express no opinion with respect to the validity or enforceability of: (i) any provision in the Credit Agreement relating to delay or omission of enforcement of rights or remedies, waivers of defenses, waivers of notices, or waivers of benefits of usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation or other non-waivable benefits bestowed by operation of law; (ii) any exculpation clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to those described in the foregoing clause (i) and this clause (ii); or (iii) any indemnification or contribution provisions set forth in the Credit Agreement to the extent they purport to relate to liabilities resulting from or based upon a party’s own gross negligence, willful misconduct or bad faith or any violation of federal or state securities or blue sky laws.

e.	The provisions of the Credit Agreement that permit the Administrative Agent and the Secured Parties to take action or make determinations, or to benefit from indemnities and similar undertakings of any of the Company, may be subject to a requirement that such action, inaction or determination by the Administrative

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Agent or the Secured Parties that may give rise to a request for payment under such an undertaking be taken or made, or not taken or made, on a reasonable basis and in good faith and may also be subject to public policy and equitable limitations.

f.	We express no opinion as to (i) whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement, (ii) provisions of the Credit Agreement that relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, or the transactions contemplated thereby, (iii) any waiver of inconvenient forum set forth in the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York, or (iv) the waiver of jury trial set forth in the Credit Agreement.

g.	We express no opinion as to the effect of the laws of any jurisdiction (other than the laws of the State of New York) wherein any Lender may be located which limit rates of interest that may be charged or collected by such Lender.

h.	We express no opinion with respect to any provisions of the Credit Agreement insofar as it purports to create rights of set-off: (i) against deposits and indebtedness held or owing by persons other than the Administrative Agent or any Lender or special or provisional deposits held by the Administrative Agent or any Lender; (ii) in respect of contingent and unmatured indebtedness; (iii) against assets of a Loan Party with respect to indebtedness owing by another Loan Party; or (iv) in favor of participants.
          This letter is being furnished only to you and is solely for the benefit of the addressees and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our prior written consent, except that any person that becomes a Lender pursuant to the Credit Agreement may rely on this letter as if it were addressed to such person and delivered on the date hereof (and each such person may make this opinion letter available, for information but not for reliance purposes, to their respective counsel, auditors, regulators, underwriters, rating agencies, participants, pledgees (in connection with collateralized loan and other securitization funding arrangements) and other comparable persons or entities).
Very truly yours,

Schedule I — Subject Debt
1. The Indenture dated as of July 1, 1987, between SUPERVALU INC. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999.
2. The Indenture dated as of November 2, 2001, between SUPERVALU INC. and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Trustee, including form of Liquid Yield Option Note due 2031.
3. The Indenture dated as of May 1, 1992 between New Albertson’s, Inc. as successor to Albertson’s, Inc., and U.S. Bank Trust National Association, as successor trustee, as supplemented by Supplemental Indenture No. 1, dated as of May 7, 2004, and Supplemental Indenture No. 2, dated as of June 1, 2006.
4. The Indenture dated as of May 1, 1995, between American Stores Company, LLC, a Delaware limited liability company and formerly a Delaware corporation known as American Stores Company, and Wells Fargo Bank, National Association, as successor trustee, as supplemented by Supplemental Indenture No. 1 dated as of January 23, 2004 and Supplemental Indenture No. 2 dated as of July 6, 2005.

Exhibit D–2
[Wachtell Letterhead]
June 2, 2006
The Lenders and the Administrative Agent referred to below
c/o The Royal Bank of Scotland PLC
Ladies and Gentlemen:
     We have acted as special counsel to SUPERVALU INC., a Delaware corporation (the “Company”) in connection with the transactions contemplated by (i) the Credit Agreement, dated as of June 1, 2006 (the “Credit Agreement”), among the Company, the Lenders, The Royal Bank of Scotland PLC (the “Administrative Agent”), Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager; (ii) the Pledge Agreement, dated as of June 2, 2006 (the “Pledge Agreement”), among the Company, the Administrative Agent and the other parties thereto, (iii) the Subsidiary Guaranty, dated as of June 2, 2006, among the Company and certain Subsidiaries of the Company in favor of the Administrative Agent (the “Subsidiary Guaranty”), and (iv) the Notes to be delivered on the Initial Borrowing Date (together with the Credit Agreement, the Pledge Agreement and the Subsidiary Guaranty, the “Subject Documents”). This opinion is rendered to you at the request of the Company and pursuant to Section 3.01(h)(viii) of the Credit Agreement. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.
          In rendering the opinions expressed below, we have examined the Subject Documents and such other records of the Company and the Subsidiaries listed on Schedule I hereto (collectively, with the Company, referred to as the “Subject Entities”) and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.
          In addition, we have relied upon representations made in or pursuant to the Subject Documents, the other Loan Documents and certificates, instruments and other documents delivered in connection therewith or in connection with this letter and oral and written statements and other information of or from representatives of the Company and others for certain factual matters. With your consent, we have not independently verified the factual matters contained in such representations. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.
          With your approval we have assumed:
(i)	the genuineness of all signatures;

(ii)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all individuals executing such documents;

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(iii)	that each of the parties to the Subject Documents (other than the Company and each Subsidiary listed on Schedule III attached hereto (collectively with the Company, the “Opinion Parties”)) has the power and authority (corporate or otherwise) to enter into, deliver and perform each of its respective obligations thereunder, and is duly organized, validly existing and in good standing under the law of its jurisdiction of organization;

(iv)	the due authorization (other than the Opinion Parties), execution and delivery of the Subject Documents by each of the parties thereto;

(v)	in the case of parties other than the Subject Entities, that the Subject Documents are the legal, valid, binding and enforceable obligation of all such parties thereto;

(vi)	except as set forth in paragraph 1 below, that the execution, delivery and performance by each party of its obligations under the Subject Documents will comply with applicable law and with any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets and will not result in a default under or breach of any agreement or instrument then binding upon it;

(vii)	that the parties to the Subject Documents will comply with the provisions thereof to the extent relevant to the opinions expressed herein;

(viii)	except as expressly listed on Schedule II, that the agreements listed thereon have not been amended, modified, varied or supplemented in any way;

(ix)	that after giving effect to the transactions contemplated by the Subject Documents, including the Advances and other extensions of credit made thereunder, the amount of Debt that the Company or any Subsidiary, directly or indirectly, has created, incurred, issued, assumed, guaranteed or otherwise become liable for or suffered to exist, secured by a Lien on (A) any Principal Property of the Company or any Subsidiary or (B) or any shares of capital stock or Debt of any Subsidiary (which Debt is then held by the Company or any Subsidiary), together with all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions (as defined in section 1009 of the Albertson’s Indenture but excluding leases exempt from the prohibition of such section 1009 by clauses (2) through (6) thereof), other than secured Debt excluded from the computation of section 1008 of the Albertson’s Indenture by reason of clauses (1) through (10) thereof, does not exceed an amount that is $1,000 less than 10% of Consolidated Net Tangible Assets (each capitalized term (other than “Albertson’s Indenture”, which is defined in the Pledge

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Agreement) used in this clause (ix) shall have the meaning given thereto in the Albertson’s Indenture); and

(x)	that after giving effect to the transactions contemplated by the Subject Documents, including the Advances and other extensions of credit made thereunder, the amount of any Debt issued, assumed or guaranteed by the Company or any Domestic Subsidiary and secured by any mortgage (as defined in section 1007(a) of the SVU Indenture) upon any Operating Property of the Company or of a Domestic Subsidiary or upon any shares of stock or indebtedness of any Domestic Subsidiary (other than Debt secured by mortgages permitted by subsection (a) of section 1007 of the SVU Indenture), together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages which would otherwise be subject to the restrictions of section 1007(a) of the SVU Indenture and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction which if such Sale and Lease-back Transactions had been a mortgage, would have been permitted by clause (i) of section 1007(a) of the SVU Indenture and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with section 1008(b) of the SVU Indenture)) does not exceed an amount that is $1,000 less than the greater of $200,000,000 and 10% of Consolidated Net Tangible Assets (each capitalized term (other than “SVU Indenture”, which is defined in the Pledge Agreement) used in this clause (x) shall have the meaning given thereto in the SVU Indenture).
          We have relied with your consent on the opinions of John E. Breedlove, Esq., Associate General Counsel of the Company and William H. Arnold, counsel to the Company. We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the law of the State of New York and the Federal laws of the United States of America (except as to certain matters in opinion number 1 below which are governed in part by the general corporate laws, limited liability company laws or partnership laws of another state), in each case in effect on the date hereof.
          Based upon the foregoing, and subject to the comments and qualifications set forth below, we are of the opinion that:
1.	(i) Each Opinion Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) the execution, delivery and performance by each Opinion Party of each Subject Document to which it is a party, and the consummation of the transactions contemplated thereunder, are within such Opinion Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and do not contravene its charter or by-laws, and (iii) no Opinion Party is required to

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be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.	Each of the Subject Documents constitutes the legal, valid and binding obligation of each Subject Entity party thereto, enforceable against such Subject Entity in accordance with its terms.

3.	The execution, delivery and performance by each of the Subject Entities of each Subject Document to which it is a party, and the consummation of the transactions contemplated thereunder, do not (a) conflict with or result in the breach of, or constitute a default under, any agreement listed on Schedule I hereto or (b) violate any Applicable Law to which any Subject Entity or any of its properties or assets is subject. “Applicable Laws” means the General Corporate Law of the State of Delaware, and those laws, statutes, rules and regulations of the State of New York and the Federal laws of the United States of America, in each case which, in our experience, are customarily applicable to transactions of the type contemplated by the Credit Agreement and would customarily be applicable to general business corporations which are not engaged in regulated business activities

4.	The Pledge Agreement creates in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest under the New York Uniform Commercial Code as in effect on the date hereof (the “NY UCC”) in all of the respective right, title and interest of Pledgors (as defined in the Pledge Agreement), to and under the Collateral (as defined in the Pledge Agreement) in which a security interest can be created under Article 9 of the NY UCC as collateral security for the payment of the Obligations of the Company and each Subsidiary Guarantor (the “Article 9 Collateral”).

5.	With respect to any Pledged Equity (as defined in the Pledge Agreement) constituting a “certificated security” within the meaning of the NY UCC, the Administrative Agent will have a perfected security interest in such Pledged Equity for the benefit of the Secured Parties under the NY UCC upon delivery to the Administrative Agent for the benefit of the Secured Parties in the State of New York of the certificates representing such Pledged Equity in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming neither the Administrative Agent nor any of the Secured Parties has notice of any adverse claim to such Pledged Equity, the Administrative Agent will acquire the security interest in such Pledged Equity for the benefit of the Secured Parties free of any adverse claim.

The Lenders and the Administrative Agent
June 2, 2006

6.	The execution, delivery and performance by each Subject Entity of each of the Loan Documents to which it is a party do not (other than Liens created in connection with the Loan Documents) result in the creation of any Lien upon any of the Subject Entities’ property under any agreement listed on Schedule II.

7.	Assuming the proceeds of the Advances are used solely for the purposes set forth in, and in accordance with the teens of, the Credit Agreement, the making of the Advances as provided in the Credit Agreement do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States.
          The opinions expressed above are subject to the following qualifications and comments:
a.	Our opinions are subject to the effect of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and (ii) the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

b.	A security interest in proceeds is subject to the requirements and limitations of Section 9-315 of the NY UCC.

c.	We call to your attention that the duties to exercise reasonable care in the custody and preservation of collateral, to deal with and to dispose of collateral in a commercially reasonable manner and to act in good faith with diligence, reasonableness and care, all as required by the NY UCC or other applicable law, may not be released or disclaimed by agreement or waiver.

d.	Our opinion is limited to each Subject Entity’s “rights” in the Article 9 Collateral and other collateral, we assume that “value” has been given as contemplated by Section 9-203 of the NY UCC, and we express no opinion as to the existence of, or the right, title or interest of any Subject Entity in, to or under, any of the Article 9 Collateral or other collateral.

e.	Section 552 of Title 11, United States Code (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of its Bankruptcy Code case may be subject to a lien resulting from any Pledge Agreement or pledge agreement entered into by the debtor before such commencement.

f.	We wish to point out that Section 9-301(c)(3) of the NY UCC provides that when negotiable documents, goods, instruments, money, or tangible chattel paper are

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June 2, 2006

located in a jurisdiction, the local law of that jurisdiction governs the effect of perfection or nonperfection and the priority of a nonpossessory Lien in the Article 9 Collateral.

g.	We wish to point out that the acquisition by any Subject Entity after the Closing Date of an interest in property that becomes subject to the Lien of the Pledge Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.

h.	Except as provided in paragraphs 4 and 5 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral.

i.	We express no opinion as to the effect of any law (including Section 548 of the Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law) regarding fraudulent transfers or conveyances, or of provisions of the law of the jurisdiction of each Subsidiary Guarantor (as defined in the Subsidiary Guaranty) restricting dividends, loans or distributions by a corporation or limited liability company or for the benefit of its stockholders or members, on the validity or enforceability of the Subject Documents against any of the Subsidiary Guarantors party thereto or any other obligation under the Subject Documents.

j.	We wish to point out that the obligations of the Subject Entities, and the rights and remedies of the Administrative Agent and the Secured Parties, under the Subject Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Subject Documents, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this letter), make the remedies and procedures (taken as a whole) that will be afforded to the Administrative Agent and the Secured Parties inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Secured Parties by the Subject Documents.

k.	Our opinions as to compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents.

l.	We are not expressing any opinion as to the effect of compliance by any Subject Entity with any state or federal laws or regulations applicable to the transactions contemplated by the Subject Documents because of the nature of any of its businesses.

m.	We express no opinion with respect to the validity or enforceability of: (i) any provision in the Subject Documents relating to delay or omission of enforcement of rights or remedies, waivers of defenses, waivers of notices, or waivers of

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June 2, 2006

benefits of usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation or other non-waivable benefits bestowed by operation of law; (ii) any exculpation clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to those described in the foregoing clause (i) and this clause (ii); or (iii) any indemnification or contribution provisions set forth in the Subject Documents to the extent they purport to relate to liabilities resulting from or based upon a party’s own gross negligence, willful misconduct or bad faith or any violation of federal or state securities or blue sky laws.

n.	The provisions of the Subject Documents that permit the Administrative Agent and the Secured Parties to take action or make determinations, or to benefit from indemnities and similar undertakings of any of the Subject Entities, may be subject to a requirement that such action, inaction or determination by the Administrative Agent or the Secured Parties that may give rise to a request for payment under such an undertaking be taken or made, or not taken or made, on a reasonable basis and in good faith and may also be subject to public policy and equitable limitations.

o.	We express no opinion as to (i) whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Subject Documents, (ii) provisions of the Subject Documents that relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Subject Documents, or the transactions contemplated thereby, (iii) any waiver of inconvenient forum set forth in the Subject Documents with respect to proceedings in the United States District Court for the Southern District of New York, or (iv) the waiver of jury trial set forth in the Subject Documents.

p.	We express no opinion as to the effect of the laws of any jurisdiction (other than the laws of the State of New York) wherein any Lender may be located which limit rates of interest that may be charged or collected by such Lender.

q.	We express no opinion with respect to any provisions of the Credit Agreement insofar as it purports to create rights of set-off: (i) against deposits and indebtedness held or owing by persons other than the Administrative Agent or any Lender or special or provisional deposits held by the Administrative Agent or any Lender; (ii) in respect of contingent and unmatured indebtedness; (iii) against assets of a Loan Party with respect to indebtedness owing by another Loan Party; or (iv) in favor of participants.
          This letter is being furnished only to you and is solely for the benefit of the addressees and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our prior written consent, except that any person that becomes a Lender pursuant to the Subject Documents may rely on this letter as if it were

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June 2, 2006

addressed to such person and delivered on the date hereof (and each such person may make this opinion letter available, for information but not for reliance purposes, to their respective counsel, auditors, regulators, underwriters, rating agencies, participants, pledgees (in connection with collateralized loan and other securitization funding arrangements) and other comparable persons or entities).
Very truly yours,

Schedule I — Subject Entities
Acme Markets, Inc.
American Drug Stores LLC
American Stores Company, LLC
ASP Realty, Inc.
Bristol Farms
Butson’s Enterprises, Inc.
FF Acquisition, L.L.C.
Foodarama LLC
JETCO PROPERTIES, INC.
Jewel Companies, Inc.
Jewel Food Stores, Inc.
JOAH, Inc.
Lucky Stores LLC
Moran Foods, Inc.
New Albertson’s, Inc.
Richfood Holdings, Inc.
Richfood Procurement, L.L.C.
Richfood, Inc.
Scott’s Food Stores, Inc.
SFW Holding Corp.
Shaw Equipment Corporation
Shaw’s Realty Co.
Shaw’s Supermarkets, Inc.
Shop ‘N Save Warehouse Foods, Inc.

Shoppers Food Warehouse Corp.
SSM Holdings Company
Star Markets Company, Inc.
Star Markets Holdings, Inc.
Super Rite Foods, Inc.
Supermarket Operators of America Inc.
SUPERVALU Holdings — PA LLC
SUPERVALU Holdings, Inc.
SUPERVALU Pharmacies, Inc.
SV Ventures
TLC Holdings, Inc.
Total Logistic Control, LLC
Total Logistics, Inc.

Schedule II — Subject Debt
1. The Indenture dated as of July 1, 1987, between SUPERVALU INC. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999.
2. The Indenture dated as of November 2, 2001, between SUPERVALU INC. and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Trustee, including form of Liquid Yield Option Note due 2031.
3. The Indenture dated as of May 1, 1992 between New Albertson’s, Inc. as successor to Albertson’s, Inc., and U.S. Bank Trust National Association, as successor trustee, as supplemented by Supplemental Indenture No. 1, dated as of May 7, 2004, and Supplemental Indenture No. 2, dated as of June 1, 2006.
4. The Indenture dated as of May 1, 1995, between American Stores Company, LLC, a Delaware limited liability company and formerly a Delaware corporation known as American Stores Company, and Wells Fargo Bank, National Association, as successor trustee, as supplemented by Supplemental Indenture No. 1 dated as of January 23, 2004 and Supplemental Indenture No. 2 dated as of July 6, 2005.

Schedule III — Opinion Parties
Butson’s Enterprises, Inc.
FF Acquisition, L.L.C.
Foodarama LLC
Moran Foods, Inc.
Richfood Holdings, Inc.
Richfood Procurement, L.L.C.
Richfood, Inc.
Scott’s Food Stores, Inc.
SFW Holding Corp.
Shop ‘N Save Warehouse Foods, Inc.
Shoppers Food Warehouse Corp.
Super Rite Foods, Inc.
Supermarket Operators of America Inc.
SUPERVALU Holdings — PA LLC
SUPERVALU Holdings, Inc.
SUPERVALU Pharmacies, Inc.
SV Ventures
TLC Holdings, Inc.
Total Logistic Control, LLC
Total Logistics, Inc.

Exhibit E–1
[SUPERVALU INC. Letterhead]
June 1, 2006
The Lenders and the Administrative Agent referred to below
c/o The Royal Bank of Scotland PLC
Ladies and Gentlemen:
     I am the Associate General Counsel and Corporate Secretary of SUPERVALU, INC., a Delaware corporation (the “Company”). In such capacity I have acted as counsel to the Company in connection with the transactions contemplated by the Credit Agreement, dated as of June 1, 2006 (the “Credit Agreement”), among the Company, the Lenders, The Royal Bank of Scotland PLC (the “Administrative Agent”), Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager. This opinion is rendered to you at the request of the Company and pursuant to Section 3.01(g)(vi) of the Credit Agreement. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     In connection with the delivery of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (i) the Credit Agreement, and (ii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also investigated such questions of law and received such certificates of government officials and information from other officers and representatives of the Company as I have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, the identification of orders, writs, judgments, determinations or awards against the Company that may be violated by the Credit Agreement. In rendering this opinion I have consulted with other members of the Company’s Legal Department as I have deemed appropriate for purposes of this opinion.
     I have assumed the genuineness of all signatures (other than signatures submitted on behalf of the Company), the legal capacity of all individuals who have executed the Credit Agreement, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies. I have also assumed that the Credit Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Company) and is enforceable in accordance with its terms against such parties.

The Lenders and the Administrative Agent referred to herein
c/o The Royal Bank of Scotland PLC,
    as Administrative Agent
June 1, 2006

     I am a member of the Bar of the State of Minnesota, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the State of Minnesota, the General Corporate Law of the State of Delaware, and the Federal laws of the United States of America, in each case as in effect on the date hereof. The Credit Agreement is governed by the laws of the State of New York and therefore with your permission I have assumed for purposes of my opinion that the laws of the State of Minnesota and the laws of the State of New York are the same in all applicable respects.
     On the basis of the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:
     1. The Company is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except as would not reasonably be expected to have a Material Adverse Effect.
     2. The execution, delivery and performance by the Company of the Credit Agreement, and the consummation of the transactions contemplated thereunder, do not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on or affecting the Company, except where the such violation would not reasonably be expected to require payments by such Obligor of $100,000,000 or more or have a Material Adverse Effect, or (ii) conflict with or result in the breach of, or constitute a default under, any agreement required as of the date hereof to be filed as an exhibit pursuant to Item 601(b)(2), (4) or (10) of Regulation S-K under the Securities Exchange Act of 1934 each of which are listed on Schedule II (other than (x) compensatory plans, compensatory contracts, and compensatory arrangements and (y) the agreements listed on Schedule I hereof).
     3. The Credit Agreement has been duly executed and delivered by the Company.
     4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is a party to any agreement or instrument binding on the Company (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by the Company of the Credit Agreement except where the failure to obtain such authorization or approval or to take such action by or give or file such notice with any third party that is a party to any agreement or instrument binding on the Company could not reasonably be expected to have a Material Adverse Effect.
     5. To the best of my knowledge, there is no pending or threatened in writing action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Company before any court, governmental agency or arbitrator, that could reasonably be expected to (i) have a Material Adverse Effect, or (ii) adversely affect the legality, validity or

The Lenders and the Administrative Agent referred to herein
c/o The Royal Bank of Scotland PLC,
   as Administrative Agent
June 1, 2006

enforceability of the Credit Agreement or the consummation of the transactions contemplated thereby.
     This opinion is furnished by me as counsel for the Company to each of you and is solely for your benefit and is not to be otherwise used, circulated or relied upon without my express written consent. Notwithstanding the foregoing, a copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof (and each such person may make this opinion letter available, for information but not for reliance purposes, to their respective counsel, auditors, regulators, underwriters, rating agencies, participants, pledgees (in connection with collateralized loan and other securitization funding arrangements) and other comparable persons or entities).
Very truly yours,

Schedule I – Excluded Debt Agreements
1. The Indenture dated as of July 1, 1987, between SUPERVALU INC. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999.
2. The Indenture dated as of November 2, 2001, between SUPERVALU INC. and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Trustee, including form of Liquid Yield Option Note due 2031.

Schedule II – Subject Agreements
Purchase and Separation Agreement by and among Albertson’s, Inc., New Aloha Corporation, Supervalu Inc. and AB Acquisition LLC, dated January 22, 2006.
Asset Purchase Agreement among CVS Corporation, CVS Pharmacy, Inc., Albertson’s, Inc., Supervalu Inc., New Aloha Corporation, and the Sellers Listed on Annex A attached thereto, dated January 22, 2006.
Agreement and Plan of Merger, among Albertson’s, Inc., New Aloha Corporation, New Diamond Sub, Inc., SUPERVALU INC., and Emerald Acquisition Sub, Inc., dated as of January 22, 2006.
Rights Agreement dated as of April 12, 2000, between SUPERVALU INC. and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) as Rights Agent, including as Exhibit B the forms of Rights Certificate and Election to Exercise.

Exhibit E–2
[SUPERVALU INC. Letterhead]
June 2, 2006
The Lenders and the Administrative Agent referred to below
c/o The Royal Bank of Scotland PLC
Ladies and Gentlemen:
     I am the Associate General Counsel and Corporate Secretary of SUPERVALU, INC., a Delaware corporation (the “Company”). In such capacity I have acted as counsel to the Company and the Subsidiaries listed on Schedule I hereto (collectively, including the Company, referred to as the “Subject Entities”) in connection with the transactions contemplated by (i) the Credit Agreement, dated as of June 1, 2006 (the “Credit Agreement”), among the Company, the Lenders, The Royal Bank of Scotland PLC (the “Administrative Agent”), Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager; (ii) the Pledge Agreement, dated as of June 2, 2006 (the “Pledge Agreement”), among the Company, the Administrative Agent and the other parties thereto, (iii) the Subsidiary Guaranty, dated as of June 2, 2006, among the Company and certain Subsidiaries of the Company in favor of the Administrative Agent (the “Subsidiary Guaranty”) and (iv) the Notes to be delivered on the Initial Borrowing Date (together with the Credit Agreement, the Pledge Agreement and the Subsidiary Guaranty, the “Subject Documents”). This opinion is rendered to you at the request of the Subject Entities and pursuant to Section 3.02(h)(ix) of the Credit Agreement. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     In connection with the delivery of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (i) the Subject Documents and (ii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also investigated such questions of law and received such certificates of government officials and information from other officers and representatives of the Company and the Subject Entities as I have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, the identification of orders, writs, judgments, determinations or awards against the Company that may be violated by the Credit Agreement. In rendering this opinion I have consulted with other members of the Company’s Legal Department as I have deemed appropriate for purposes of this opinion.
     I have assumed the genuineness of all signatures (other than signatures submitted on behalf of the Subject Entities), the legal capacity of all individuals who have executed the Subject Documents, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies. I have also assumed that the Subject Documents have been duly authorized, executed and delivered by each of the parties thereto (other than the Subject Entities) and are enforceable in accordance with their terms against such parties.

The Lenders and the Administrative Agent referred to herein
c/o The Royal Bank of Scotland PLC,
   as Administrative Agent
June 2, 2006

     I am a member of the Bar of the State of Minnesota, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the State of Minnesota, the General Corporate Law of the State of Delaware, and the Federal laws of the United States of America, in each case as in effect on the date hereof. The Subject Documents are governed by the laws of the State of New York and therefore with your permission I have assumed for purposes of my opinion that the laws of the State of Minnesota and the laws of the State of New York are the same in all applicable respects.
     On the basis of the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:
     1. Each Subject Entity is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except as would not reasonably be expected to have a Material Adverse Effect.
     2. The execution, delivery and performance by each of the Subject Entities of each Subject Document to which it is a party, and the consummation of the transactions contemplated thereunder, do not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on or affecting such Subject Entity, except where the such violation would not reasonably be expected to require payments by such Obligor of $100,000,000 or more or have a Material Adverse Effect, or (ii) conflict with or result in the breach of, or constitute a default under, any agreement required as of the date hereof to be filed as an exhibit pursuant to Item 601(b)(2), (4) or (10) of Regulation S-K under the Securities Exchange Act of 1934 each of which are listed on Schedule III (other than (x) compensatory plans, compensatory contracts, and compensatory arrangements and (y) the agreements listed on Schedule II hereof).
     3. The Credit Agreement has been, and each other Subject Document when delivered hereunder will have been, duly executed and delivered by the Company and each other Subject Entity, as applicable.
     4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is a party to any agreement or instrument binding on any of the Subject Entities (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect, and other than any filings, registrations, recordings or other actions required to perfect the security interests granted by or under any Subject Document) is required for the due execution, delivery or performance by such Subject Entity of any Subject Document to which such Subject Entity is a party, except where the failure to obtain such authorization or approval or to take such action by or give or file such notice with any third party that is a party to any agreement or instrument binding on any of the Subject Entities could not reasonably be expected to have a Material Adverse Effect.

The Lenders and the Administrative Agent referred to herein
c/o The Royal Bank of Scotland PLC,
   as Administrative Agent
June 2, 2006

     5. To the best of my knowledge, there is no pending or threatened in writing action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting any Subject Entity before any court, governmental agency or arbitrator, that could reasonably be expected to (i) have a Material Adverse Effect, or (ii) adversely affect the legality, validity or enforceability of the Credit Agreement or any other Subject Document or the consummation of the transactions contemplated thereby.
     This opinion is furnished by me as counsel for the Subject Entities to each of you and is solely for your benefit and is not to be otherwise used, circulated or relied upon without my express written consent. Notwithstanding the foregoing, a copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof (and each such person may make this opinion letter available, for information but not for reliance purposes, to their respective counsel, auditors, regulators, underwriters, rating agencies, participants, pledgees (in connection with collateralized loan and other securitization funding arrangements) and other comparable persons or entities).
Very truly yours,

Schedule I – Subject Entities
Butson’s Enterprises, Inc.
FF Acquisition, L.L.C.
Foodarama LLC
Moran Foods, Inc.
Richfood Holdings, Inc.
Richfood Procurement, L.L.C.
Richfood, Inc.
Scott’s Food Stores, Inc.
SFW Holding Corp.
Shop ‘N Save Warehouse Foods, Inc.
Shoppers Food Warehouse Corp.
Super Rite Foods, Inc.
Supermarket Operators of America Inc.
SUPERVALU Holdings – PA LLC
SUPERVALU Pharmacies, Inc.
SUPERVALU Holdings, Inc.
SV Ventures
TLC Holdings, Inc.
Total Logistic Control, LLC
Total Logistics, Inc.

Schedule II – Excluded Debt Agreements
1. The Indenture dated as of July 1, 1987, between SUPERVALU INC. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999.
2. The Indenture dated as of November 2, 2001, between SUPERVALU INC. and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Trustee, including form of Liquid Yield Option Note due 2031.

Schedule III – Subject Agreements
Purchase and Separation Agreement by and among Albertson’s, Inc., New Aloha Corporation, Supervalu Inc. and AB Acquisition LLC, dated January 22, 2006.
Asset Purchase Agreement among CVS Corporation, CVS Pharmacy, Inc., Albertson’s, Inc., Supervalu Inc., New Aloha Corporation, and the Sellers Listed on Annex A attached thereto, dated January 22, 2006.
Agreement and Plan of Merger, among Albertson’s, Inc., New Aloha Corporation, New Diamond Sub, Inc., SUPERVALU INC., and Emerald Acquisition Sub, Inc., dated as of January 22, 2006.
Rights Agreement dated as of April 12, 2000, between SUPERVALU INC. and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) as Rights Agent, including as Exhibit B the forms of Rights Certificate and Election to Exercise.

Exhibit E–3
June 2, 2006
The Lenders and the Administrative Agent referred to below
c/o The Royal Bank of Scotland PLC
Ladies and Gentlemen:
     I am counsel to SUPERVALU INC., a Delaware corporation (the “Company”). In such capacity I have acted as counsel to the Subsidiaries listed on Schedule I hereto (collectively referred to as the “Subject Entities”) in connection with the transactions contemplated by (i) the Credit Agreement, dated as of June 1, 2006 (the “Credit Agreement”), among the Company, the Lenders, The Royal Bank of Scotland PLC (the “Administrative Agent”), Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager; (ii) the Pledge Agreement, dated as of June 2, 2006 (the “Pledge Agreement”), among the Company, the Administrative Agent and the other parties thereto, and (iii) the Subsidiary Guaranty, dated as of June 2, 2006, among the Company and certain Subsidiaries of the Company in favor of the Administrative Agent (together with the Credit Agreement and the Pledge Agreement, the “Subject Documents”). This opinion is rendered to you at the request of the Subject Entities and pursuant to Section 3.01(h)(x) of the Credit Agreement. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     In connection with the delivery of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (i) the Subject Documents and (ii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also investigated such questions of law and received such certificates of government officials and information from other officers and representatives of the Company and the Subject Entities as I have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, the identification of orders, writs, judgments, determinations or awards against the Company that may be violated by the Credit Agreement. In rendering this opinion I have consulted with other members of the Company’s Legal Department as I have deemed appropriate for purposes of this opinion.
     I have assumed the genuineness of all signatures (other than signatures submitted on behalf of the Subject Entities), the legal capacity of all individuals who have executed the Subject Documents, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies. I have also assumed that the Subject Documents have been duly authorized, executed and delivered by each of the parties thereto (other than the Subject Entities) and are enforceable in accordance with their terms against such parties.
     I am a member of the Bar of the State of Idaho, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the State of Idaho and the

The Lenders and the Administrative Agent referred to herein
c/o The Royal Bank of Scotland PLC,
   as Administrative Agent
June 2, 2006

Federal laws of the United States of America, in each case as in effect on the date hereof (except as to the matters below which are governed in part by the general corporate laws or limited liability company laws of the States of California, Delaware, Maine, Massachusetts, Nevada and New York). The Subject Documents are governed by the laws of the State of New York and therefore with your permission I have assumed for purposes of my opinion that the laws of the State of Idaho and the laws of the State of New York are the same in all applicable respects.
     On the basis of the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:
     1. Each Subject Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and, except where the failure to be so (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
     2. The execution, delivery and performance by each of the Subject Entities of each Subject Document to which it is a party, and the consummation of the transactions contemplated thereunder, are within such Subject Entity’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the charter or by-laws of such Subject Entity, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on or affecting such Subject Entity, except where the such violation would not reasonably be expected to require payments by such Obligor of $100,000,000 or more or have a Material Adverse Effect, or (iii) conflict with or result in the breach of, or constitute a default under, any agreement required as of the date hereof to be filed as an exhibit pursuant to Item 601(b)(2), (4) or (10) of Regulation S-K under the Securities Exchange Act of 1934 for New Albertsons, each of which are listed on Schedule III (other than (x) compensatory plans, contracts, and arrangements and (y) the agreements listed on Schedule II hereof).
     3. Each of the Subject Documents when delivered pursuant to the Credit Agreement will have been, duly executed and delivered by each Subject Entity party thereto.
     4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is a party to any agreement or instrument binding on any of the Subject Entities (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect, and other than any filings, registrations, recordings or other actions required to perfect the security interests granted by or under any Subject Document) is required for the due execution, delivery or performance by such Subject Entity of any Subject Document to which such Subject Entity is a party, except where the failure to obtain such authorization or approval or to take such action by or give or file such notice with any third party

The Lenders and the Administrative Agent referred to herein
c/o The Royal Bank of Scotland PLC,
   as Administrative Agent
June 2, 2006

that is a party to any agreement or instrument binding on any of the Subject Entities could not reasonably be expected to have a Material Adverse Effect.
     5. To the best of my knowledge, there is no pending or threatened in writing action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting any Subject Entity before any court, governmental agency or arbitrator, that could reasonably be expected to (i) have a Material Adverse Effect, or (ii) adversely affect the legality, validity or enforceability of any Subject Document or the consummation of the transactions contemplated thereby.
     6. No Subject Entity is an “investment company”, or an “affiliated person” of, or “promotor” or “principal underwriter” for an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
     This opinion is furnished by me as counsel for the Subject Entities to each of you and is solely for your benefit and is not to be otherwise used, circulated or relied upon without my express written consent. Notwithstanding the foregoing, a copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof (and each such person may make this opinion letter available, for information but not for reliance purposes, to their respective counsel, auditors, regulators, underwriters, rating agencies, participants, pledgees (in connection with collateralized loan and other securitization funding arrangements) and other comparable persons or entities).
Very truly yours,

Schedule I – Subject Entities
Acme Markets, Inc.
American Drug Stores LLC
American Stores Company, LLC
ASP Realty, Inc.
Bristol Farms
JETCO PROPERTIES, INC.
Jewel Companies, Inc.
Jewel Food Stores, Inc.
JOAH, Inc.
Lucky Stores LLC
New Albertson’s, Inc.
Shaw Equipment Corporation
Shaw’s Realty Co.
Shaw’s Supermarkets, Inc.
SSM Holdings Company
Star Markets Company, Inc.
Star Markets Holdings, Inc.

Schedule II – Excluded Debt Agreements
1. The Indenture dated as of May 1, 1992 (the “Indenture”) between Albertson’s, Inc. (“Albertson’s”), and U.S. Bank Trust National Association, as successor trustee (the “Trustee”), as supplemented by that Supplemental Indenture No. 1, dated as of May 7, 2004, by and between Albertson’s and the Trustee.
2. The Indenture dated as of May 1, 1995, between American Stores Company, LLC, a Delaware limited liability company and formerly a Delaware corporation known as American Stores Company, and Wells Fargo Bank, National Association, as supplemented by that Supplemental Indenture No. 1 dated as of January 23, 2004 and that Supplemental Indenture No. 2 dated as of July 6, 2005.
3. Purchase and Separation Agreement by and among Albertson’s, Inc., New Aloha Corporation, Supervalu Inc. and AB Acquisition LLC, dated January 22, 2006.
4. Asset Purchase Agreement among CVS Corporation, CVS Pharmacy, Inc., Albertson’s, Inc., Supervalu Inc., New Aloha Corporation, and the Sellers Listed on Annex A attached thereto, dated January 22, 2006.
5. Agreement and Plan of Merger, among Albertson’s, Inc., New Aloha Corporation, New Diamond Sub, Inc., SUPERVALU INC., and Emerald Acquisition Sub, Inc., dated as of January 22, 2006.

Schedule III – Subject Agreements
None

Exhibit F
FORM OF SUBSIDIARY GUARANTY
     This SUBSIDIARY GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), dated as of June 2, 2006, is made by each Subsidiary of SUPERVALU INC., a Delaware corporation (the “Borrower”), from time to time party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of THE ROYAL BANK OF SCOTLAND PLC, as the administrative agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties (capitalized terms used herein have the meanings set forth in or incorporated by reference in Article I).
WITNESSETH:
     WHEREAS, pursuant to a Credit Agreement, dated as of June 1, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, the Agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager, the Lenders have extended Commitments to make Advances and Swingline Loans to the Borrower and issue (or participate in) Letters of Credit; and
     WHEREAS, as a condition precedent to the making of the Advances and the Swingline Loans and the issuance (or participation in) of the Letters of Credit under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the LC Banks to make Advances and Swingline Loans to the Borrower and issue (or participate in) Letters of Credit to the Borrower under the Credit Agreement, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Agent” is defined in the preamble.
     “Borrower” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.

     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably:
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 6.01(e) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and
     (b) indemnifies and holds harmless each Secured Party for any and all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party (i) in enforcing any rights under this Guaranty and (ii) in connection with any reinstatement, invalidation or recission of any payment of any Obligations as set forth in Section 2.2, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under bankruptcy, insolvency or similar law;
provided, however, that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 2.2. Reinstatement, etc. Each Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in Section 6.01(e) of the Credit Agreement or otherwise, all as though such payment had not been made.

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     SECTION 2.3. Guaranty Absolute, etc. Subject to Section 5.6, this Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party
     (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.
     SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes the Agent and each Lender, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by each Guarantor), upon the occurrence and during the continuance of

3

any Default described in Section 6.01(e) of the Credit Agreement or, with the consent of the Majority Lenders, upon the occurrence and during the continuance of any other Event of Default, to setoff and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Secured Party has made any demand for payment of the Obligations) any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final, other than deposits held in a custodial, trust or other fiduciary capacity), accounts or money of such Guarantor then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 2.16 of the Credit Agreement. Each Secured Party agrees to notify the applicable Guarantor and the Agent after any such setoff and application made by such Secured Party; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.
     SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.
     SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided, however, that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:

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     (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in U.S. dollars to the Agent, without setoff, counterclaim or other defense, free and clear of and without deduction for any Taxes, in each case in accordance with, and subject to the exceptions in, Sections 2.16 and 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.
     (b) All payments made hereunder shall be applied in accordance with Section 2.16(b) of the Credit Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into the Credit Agreement and make Advances and Swingline Loans to the Borrower and issue (or participate in) Letters of Credits thereunder, and to induce Secured Parties to enter into Rate Protection Agreements, each Guarantor represents and warrants to each Secured Party as set forth below.
     SECTION 3.1. Financial Condition, etc. Each Guarantor has knowledge of each other Obligor’s financial condition and affairs and has adequate means to obtain from each such Obligor on an ongoing basis information relating thereto and to such Obligor’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Obligor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.
     SECTION 3.2. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Advances, Swingline Loans and Letters of Credit made from time to time to the Borrower by the Lenders and the LC Banks pursuant to the Credit Agreement and the execution and delivery of Rate Protection Agreements among the Borrower, other Obligors and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Advances and Swingline Loans to the Borrower and issue (or participate in) Letters of Credit.

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ARTICLE IV
COVENANTS, ETC.
     Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article VIII thereof.
     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. Subject to Section 5.6, this Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided, however, that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3. Amendments, Waivers, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Agent (on behalf of the Lenders, the Majority Lenders or the Majority Revolving Lenders, as the case may be, pursuant to Section 8.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Borrower) set forth on Schedule I to the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
     SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor”

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hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder and under each other Loan Document shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Borrower, and at the sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder and under the Loan Documents (a) in the event that the Equity Interests of such Guarantor are Disposed of in a transaction permitted by the Credit Agreement or (b) in the event that such Guarantor becomes an Immaterial Subsidiary or a Receivables Subsidiary; provided, that the Borrower shall have delivered to the Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Borrower stating that such transaction (in the case of clause (a) above) or such change in status (in the case of clause (b) above) is in compliance with the Loan Documents. The Agent will, at the Borrower’s expense, execute and deliver to the applicable Guarantor such documents as such Guarantor may reasonably request to evidence the release of such Guarantor’s obligations under this Guaranty and the other Loan Documents pursuant to this Section 5.6.
     SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.9. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     SECTION 5.10. Governing Law, Entire Agreement, etc. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

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     SECTION 5.11. Forum Selection and Consent to Jurisdiction. EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE BORROWER IN SECTION 8.02 OF THE CREDIT AGREEMENT. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
     SECTION 5.12. Waiver of Jury Trial, etc. THE AGENT AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE BORROWER, THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
     SECTION 5.13. Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its authorized Officer as of the date first above written.

BUTSON’S ENTERPRISES, INC
FF ACQUISITION, L.L.C.
MORAN FOODS, INC.
RICHFOOD HOLDINGS, INC.
RICHFOOD PROCUREMENT, L.L.C.
RICHFOOD, INC.
SCOTT’S FOOD STORES, INC.
SFW HOLDING CORP.
SHOP ‘N SAVE WAREHOUSE FOODS, INC.
SHOPPERS FOOD WAREHOUSE CORP.
SUPER RITE FOODS, INC.
SUPERMARKET OPERATORS OF AMERICA INC.
SUPERVALU HOLDINGS, INC.
SUPERVALU PHARMACIES, INC.
TOTAL LOGISTIC CONTROL, LLC
TOTAL LOGISTICS, INC.
TLC HOLDNGS, INC.

By:
	Name:	Sherry M. Smith
	Title:	Senior Vice President, Finance

FOODARAMA LLC
By:	Super Rite Foods, Inc., its sole member

By:
	Name:	Sherry M. Smith
	Title:	Senior Vice President, Finance

SUPERVALU HOLDINGS — PA LLC
By:	Super Rite Foods, Inc., its sole member

By:
Sherry M. Smith
	Title:	Senior Vice President, Finance

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NEW ALBERTSON’S, INC.
By:
	Name:	.Colleen R. Batcheler

SHAW’S SUPERMARKETS, INC.
SHAW EQUIPMENT CORPORATION
STAR MARKETS COMPANY, INC.
JETCO PROPERTIES, INC.
JEWEL FOOD STORES, INC.
ACME MARKETS, INC.
ASP REALTY; INC.
SHAW’S REALTY CO.
SSM HOLDINGS COMPANY
JEWEL COMPANIES, INC.
JOAH, INC.
STAR MARKETS HOLDINGS, INC.

By:
	Name:	.Colleen R. Batcheler
	Title:	Vice President and Secretary

AMERICAN STORES COMPANY, LLC
By:	New Albertson's, Inc., its sole member

By:
	Name:	.Colleen R. Batcheler
	Title:	Secretary

BRISTOL FARMS
By:
	Name:	.
Title:

10

NEW ALBERTSON’S, INC.
By:
	Name:	.Colleen R. Batcheler
	Title:	Secretary

SHAW’S SUPERMARKETS, INC.
SHAW EQUIPMENT CORPORATION
STAR MARKETS COMPANY, INC.
JETCO PROPERTIES, INC.
JEWEL FOOD STORES, INC.
ACME MARKETS, INC.
ASP REALTY; INC.
SHAW’S REALTY CO.
SSM HOLDINGS COMPANY
JEWEL COMPANIES, INC.
JOAH, INC.
STAR MARKETS HOLDINGS, INC.

By:
	Name:	.Colleen R. Batcheler
	Title:	Vice President and Secretary

AMERICAN STORES COMPANY, LLC
By:	New Albertson's, Inc., its sole member

By:
	Name:	.Colleen R. Batcheler
	Title:	Secretary

BRISTOL FARMS
By:
	Name:	.
Title:

11

SV VENTURES
By:	SUPERVALU Holdings; Inc., its general partner

By:
	Name:	Sherry M. Smith
	Title:	Senior Vice President, Finance

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
THE ROYAL BANK OF SCOTLAND PLC,
as Agent

By:
	Name:	Charlotte Sohn Fuiks
	Title:	Managing Director

12

ANNEX I to
the Subsidiary Guaranty
     THIS SUPPLEMENT, dated as of                                         ,                      (this “ Supplement”), is to the Subsidiary Guaranty, dated as of June 2, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of THE ROYAL BANK OF SCOTLAND PLC, as the administrative agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties.
WITNESSETH:
     WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to extend Advances, Swingline Loans and Letters of Credit under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties contained in Article IV of the Credit Agreement, insofar as such representations and warranties contained therein are applicable to the undersigned and its properties, are true and correct in all material respects as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
     SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

     SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guaranty.
     SECTION 5. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Agent for its reasonable out-of-pocket costs and expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Agent’s counsel.
     SECTION 6. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 7. Counterparts. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of an original executed counterpart of this Supplement.

2

     IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its authorized officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
THE ROYAL BANK OF SCOTLAND PLC,
as Agent

By:
Name:
Title:

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Exhibit G
FORM OF PLEDGE AGREEMENT
     This PLEDGE AGREEMENT, dated as of June 2, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pledge Agreement”), is made by SUPERVALU INC., a Delaware corporation (the “Borrower”), and each of the other signatories hereto (together with any other Person that may become a party hereto as provided herein, each individually a “Pledgor” and collectively, the “Pledgors”), in favor of THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties (capitalized terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of June 1, 2006, among the Borrower, the Lenders, the Agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager, the Lenders have extended Commitments to make Advances and Swingline Loans to the Borrower and issue (or participate in) Letters of Credit; and
     WHEREAS, as a condition precedent to the making of the Advances and the Swingline Loans and the issuance (or participation in) of the Letters of Credit under the Credit Agreement, each Pledgor is required to execute and deliver this Pledge Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors agree, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Agent” is defined in the preamble.
     “Albertson’s Indenture” means the Indenture, dated as of May 1, 1992, between the Target and U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York), as amended, supplemented or otherwise modified as of the Effective Date and as further amended or otherwise modified from time to time as permitted by the Credit Agreement.
     “Albertson’s Lien Covenant Debt Amount” means, at any time, the amount of Debt (other than the Obligations) that the Company or any Subsidiary, directly or indirectly, has created, incurred, issued, assumed, guaranteed or otherwise become liable for or suffered to exist, secured by a Lien on (A) any Principal Property of the Company or any Subsidiary or (B) or any shares of capital stock or Debt of any Subsidiary (which Debt is then held by the Company or any Subsidiary), together with all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions (as defined in section 1009 of the Albertson’s Indenture but excluding leases exempt from the prohibition of such section 1009 by clauses (2) through (6) thereof), other than secured Debt excluded from the computation of section 1008 of the Albertson’s Indenture by reason of clauses (1) through (10) thereof. Each capitalized term (other than “Albertson’s Indenture” and “Obligations”) used in this definition and not otherwise defined within this definition shall have the meaning given thereto in the Albertson’s Indenture.
     “Collateral” is defined in Section 2.1.
     “Credit Agreement” is defined in the first recital.
     “Distributions” means all non-cash dividends paid on Equity Interests, liquidating dividends paid on Equity Interests, shares of Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interests constituting Collateral, but excluding Dividends.
     “Dividends” means cash dividends and cash distributions with respect to any Equity Interests constituting Collateral that are not a liquidating dividend.
     “Pledge Agreement” is defined in the preamble.
     “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Permitted Liens” means Liens created by statute and other Liens not created by the Pledgors after the date hereof which do not otherwise result in a Default.
     “Pledged Equity” is defined in clause (a) of Section 2.1.
     “Pledgor” and “Pledgors” are defined in the preamble.1
     “Maximum Albertson’s Secured Debt Amount” means, at any time, an amount that is $1,000 less than 10% of Consolidated Net Tangible Assets (as defined in the Albertson’s Indenture).
     “Maximum SVU Secured Debt Amount” means an amount that is $1,000 less than the greater of $200,000,000 and 10% of Consolidated Net Tangible Assets (as defined in the SVU Indenture).

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     “Secured Obligations” means all Obligations; provided that (a) so long as any series of Securities (as defined in the Albertson’s Indenture) for which Section 1008 of the Albertson’s Indenture (as contemplated by Section 301(12) of the Albertson’s Indenture) is applicable, no Obligations shall at any time constitute Secured Obligations of New Albertsons or any Subsidiary (as defined in the Albertson’s Indenture) if the aggregate amount of all such Obligations together with the Albertson’s Lien Covenant Debt Amount at such time exceeds the Maximum Albertson’s Secured Debt Amount at such time and (b) so long as the SVU Indenture is in effect, no Obligations shall at any time constitute Secured Obligations of the Borrower or any Domestic Subsidiary (as defined in the SVU Indenture) if the aggregate amount of all such Obligations together with the SVU Lien Covenant Debt Amount at such time exceeds the Maximum SVU Secured Debt Amount at such time.
     “SVU Indenture” means the Indenture, dated as of July 1, 1987, between the Borrower and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as amended, supplemented or otherwise modified as of the Effective Date and as further amended or otherwise modified from time to time as permitted by the Credit Agreement.
     “SVU Lien Covenant Debt Amount” means at any time the amount of any Debt (other than the Obligations) issued, assumed or guaranteed by the Company or any Domestic Subsidiary and secured by any mortgage (as defined in section 1007(a) of the SVU Indenture) upon any Operating Property of the Company or of a Domestic Subsidiary or upon any shares of stock or indebtedness of any Domestic Subsidiary (other than Debt secured by mortgages permitted by subsection (a) of section 1007 of the SVU Indenture), together with all other Debt (other than the Obligations) of the Company and its Domestic Subsidiaries secured by mortgages which would otherwise be subject to the restrictions of section 1007(a) of the SVU Indenture and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction which if such Sale and Lease-back Transactions had been a mortgage, would have been permitted by clause (i) of section 1007(a) of the SVU Indenture and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with section 1008(b) of the SVU Indenture)). Each capitalized term (other than “SVU Indenture” and “Obligations”) used in this definition and not otherwise defined within this definition shall have the meaning given thereto in the SVU Indenture.
     “Securities Act” is defined in clause (a) of Section 6.2.
     “U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     SECTION 1.3. UCC Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

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ARTICLE II
SECURITY INTEREST
     SECTION 2.1. Grant of Security Interest. Each Pledgor hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Pledgor’s following property, whether tangible or intangible, whether now or hereafter existing, owned or acquired by such Pledgors, and wherever located (collectively, the “Collateral”):
     (a) all Equity Interests issued by each U.S. Subsidiary of such Pledgor (other than any Immaterial Subsidiary and any Receivables Subsidiary) owned by such Pledgor (including the Equity Interests described in Schedule I hereto) (the “Pledged Equity”), in each case together with Dividends and Distributions payable in respect of such Equity Interests; and
     (b) all proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clause (a)).
     SECTION 2.2. Security for Obligations. This Pledge Agreement and the Collateral in which the Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Pledgors secure the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Secured Obligations now or hereafter existing. Notwithstanding anything to the contrary herein or in any Loan Document, the Collateral shall only secure a maximum amount of Obligations that can be secured by such Collateral without causing any Debt issued under any of the Existing Indentures to become equally and ratably secured by any Collateral; it being understood and agreed that it is the intention of the Pledgors and the Secured Parties that the amount of Obligations secured by the Collateral pledged by each Pledgor not equal or exceed an amount that would require any Debt issued under any of the Existing Indentures to become equally and ratably secured by any Collateral (as such Existing Indentures may be amended or otherwise modified from time to time as permitted by the Credit Agreement).
     SECTION 2.3. Pledgors Remain Liable. Anything herein to the contrary notwithstanding:
     (a) the Pledgors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;
     (b) the exercise by the Agent of any of its rights hereunder will not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and
     (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Pledge Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Pledgor

4

thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     SECTION 2.4. Security Interest Absolute, etc. Subject to Section 7.5, this Pledge Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Pledgors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other Pledgor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgors hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including the Pledgors) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.
     SECTION 2.5. Postponement of Subrogation. Each Pledgor agrees that, prior to the Termination Date, it will not exercise any rights against another Obligor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. No Pledgor shall seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Pledgor on account of any such subrogation rights prior to the

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Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Agent for the benefit of the Secured Parties in the exact form received by such Pledgor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.1; provided that if such Pledgor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Pledgor’s request, the Agent (on behalf of the Secured Parties) will, at the expense of such Pledgor, execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Pledgor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to any Secured Party.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
In order to induce the Secured Parties to enter into the Credit Agreement and make Advances, Swingline Loans, and issue (or participate in) Letters of Credit thereunder, and to induce Secured Parties to enter into Rate Protection Agreements, the Pledgors represent and warrant to each Secured Party as set forth below.
     SECTION 3.1. As to Pledged Equity.
     (a) All Pledged Equity issued by (i) a corporation, business trust, joint stock company or similar Person is duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate and (ii) a partnership or limited liability company is a “security” within the meaning of Article 8 of the UCC, governed by Article 8 of the UCC, and represented by a certificate.
     (b) Each Pledgor has delivered all certificated securities constituting Collateral held by such Pledgor on the Initial Borrowing Date to the Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Agent.
     (c) The percentage of the issued and outstanding Equity Interests of each U.S. Subsidiary pledged by each Pledgor hereunder is as set forth on Schedule I.
     SECTION 3.2. Pledgor Name, Location, etc.
     (a) The jurisdiction in which each Pledgor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.
     (b) During the four months preceding the date hereof, no Pledgor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Pledgor been the subject of any merger or other corporate reorganization, except as set forth in Item B of Schedule II hereto.

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     (c) Each Pledgor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Pledgor has not had a federal taxpayer identification number different from that) set forth in Item C of Schedule II hereto.
     (d) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Pledgor.
     SECTION 3.3. Ownership, No Liens, etc. The Pledgors own their Collateral free and clear of any Lien, except for Liens created by this Pledge Agreement and Permitted Liens.
     SECTION 3.4. Validity, etc.
     (a) This Pledge Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations.
     (b) Each Pledgor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Pledgor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Filing Statements”) (or has authenticated and delivered to the Agent the Filing Statements suitable for filing in such offices) and has taken all other actions necessary to obtain control of the Collateral as provided in Section 8-106 of the UCC.
     (c) Upon delivery to the Agent of the certificates representing the Pledged Equity, together with the indorsements in blank delivered therewith, the Agent will have a perfected first priority Lien in the Pledged Equity and the proceeds thereof. Assuming neither the Agent nor any of the Secured Parties has notice of any adverse claim to such Pledged Equity, the Agent will acquire the security interest in such Pledged Equity for the benefit of the Secured Parties free of any adverse claim.
     SECTION 3.5. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either:
     (a) for the grant by the Pledgors of the security interest granted hereby or for the execution, delivery and performance of this Pledge Agreement by the Pledgors;
     (b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest or the exercise by the Agent of its rights and remedies hereunder; or
     (c) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement, except (i) as may be required in connection with a disposition of any Pledged Equity by laws affecting the offering and sale of securities generally and (ii) any “change of control” or similar filings required by state licensing agencies.
     SECTION 3.6. Best Interests. It is in the best interests of each Pledgor (other than the Borrower) to execute this Pledge Agreement inasmuch as such Pledgor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Advances

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and other extensions of credit made from time to time to the Borrower by the Lenders and the LC Banks pursuant to the Credit Agreement, and each Pledgor agrees that the Secured Parties are relying on this representation in agreeing to make such Advances and other extensions of credit pursuant to the Credit Agreement to the Borrower.
ARTICLE IV
COVENANTS
Each Pledgor covenants and agrees that, until the Termination Date, such Pledgor will perform, comply with and be bound by the obligations set forth below.
     SECTION 4.1. As to Investment Property, etc.
     SECTION 4.1.1. Equity Interests of Subsidiaries. No Pledgor will allow any of its U.S. Subsidiaries (other than any Immaterial Subsidiary or any Receivables Subsidiary):
     (a) that is a corporation, business trust, joint stock company, partnership, limited liability company or similar Person, to issue uncertificated securities (unless such Pledgor has caused the issuer thereof either to (i) register the Agent as the registered owner of such security or (ii) agree in an authenticated record with such Pledgor and the Agent that such issuer will comply with instructions with respect to such security originated by the Agent without further consent of such Pledgor); and
     (b) that is a partnership or limited liability company, to amend its organic documents so that its Equity Interests are not securities governed by Article 8 of the UCC; or
     (c) to issue Equity Interests in addition to or in substitution for the Equity Interests pledged hereunder, unless such Equity Interests are immediately pledged and delivered to the Agent pursuant to the terms of this Pledge Agreement.
     SECTION 4.1.2. Stock Powers, etc. Each Pledgor agrees that all certificated securities delivered by each Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Agent.
     SECTION 4.1.3. Continuous Pledge. Each Pledgor will (subject to the terms of this Pledge Agreement and the Credit Agreement) deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a perfected basis all Pledged Equity and all proceeds thereof prior to all other Liens (other than Permitted Liens).
     SECTION 4.1.4. Voting Rights; Dividends, etc. Each Pledgor agrees:
     (a) promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Agent and without any request therefor by the Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent all Dividends and Distributions with

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respect thereto and all other Proceeds of the Collateral, in each case thereafter received by the Pledgors, all of which shall be held by the Agent as additional Collateral;
     (b) with respect to Collateral consisting of general partner interests or limited liability company interests in any Person, promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Agent and request therefor by the Agent, to make modifications to the respective organic documents of such Person to admit the Agent as a general partner or member of such Person, respectively; and
     (c) immediately upon the occurrence and continuance of an Event of Default and so long as the Agent has notified the Pledgors of the Agent’s intention to exercise its voting power under this clause,
     (i) that the Agent may exercise (to the exclusion of the Pledgors) the voting power and all other incidental rights of ownership with respect to the Collateral and the Pledgors hereby grant the Agent an irrevocable proxy, exercisable under such circumstances, to vote the Collateral; and
     (ii) to promptly deliver to the Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.
All Dividends, Distributions and other proceeds that may at any time and from time to time be held by the Pledgors but which the Pledgors are then obligated to deliver to the Agent pursuant to the terms of this Pledge Agreement, shall, until delivery to the Agent, be held by the Pledgors separate and apart from its other property in trust for the Agent. The Agent agrees that unless an Event of Default shall have occurred and be continuing and the Agent shall have given the notice referred to in clause (b), the Pledgors will have the exclusive voting power with respect to the Collateral and the Agent will, upon the written request of the Pledgors, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgors which are necessary to allow the Pledgors to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgors that would impair any such Collateral, impair the position or interest of the Secured Parties in respect of the Collateral or be inconsistent with or violate any provision of any Loan Document.
     SECTION 4.2. Change of Name, etc. Each Pledgor will provide written notice to the Agent not more than 10 days after any change in its name or place of incorporation or organization or federal tax identification number.
     SECTION 4.3. Further Assurances, etc. Each Pledgor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgors will:
     (a) from time to time upon the request of the Agent, (i) promptly deliver to the Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Agent, with respect to such Collateral as the Agent may reasonably

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request and (ii) after the occurrence and during the continuance of any Event of Default promptly transfer any securities constituting Collateral into the name of any nominee designated by the Agent;
     (b) file (and each Pledgor hereby authorizes the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or that the Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Agent hereby;
     (c) deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a first-priority, perfected basis (subject only to Permitted Liens), at the reasonable request of the Agent, all Collateral, all Dividends and Distributions and all proceeds with respect thereto;
     (d) furnish to the Agent, from time to time at the Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail; and
     (e) do all things reasonably requested by the Agent in order to enable the Agent to have control (as such term is defined in Article 8 and Article 9 of the UCC) over any applicable Collateral.
With respect to the foregoing and the grant of the security interest hereunder, each Pledgor hereby authorizes the Agent to file one or more Filing Statements or continuation statements, and amendments thereto, relative to all or any part of the Collateral.
ARTICLE V
THE AGENT
     SECTION 5.1. Agent Appointed Attorney-in-Fact. The Pledgors hereby irrevocably appoint the Agent its attorney-in-fact, with full authority in the place and stead of each Pledgor and in the name of each Pledgor or otherwise, from time to time in the Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:
     (a) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and
     (b) to perform the affirmative obligations of the Pledgors hereunder.
The Pledgors hereby acknowledge, consent and agree that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

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     SECTION 5.2. Agent May Perform. If the Pledgors fail to perform any agreement contained herein within 5 Business Days after receipt of written notice from the Agent, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors pursuant to Section 8.04 of the Credit Agreement.
     SECTION 5.3. Agent Has No Duty. The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for:
     (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Agent has or is deemed to have knowledge of such matters, or
     (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
     SECTION 5.4. Reasonable Care. The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgors reasonably request in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.
ARTICLE VI
REMEDIES
     SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:
     (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may
     (i) require the Pledgors to, and the Pledgors hereby agree that they will, at their expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, and
     (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgors agree

11

that, to the extent notice of sale shall be required by law, at least ten days prior notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Agent against, all or any part of the Obligations as set forth in Section 2.16 of the Credit Agreement.
     (c) The Agent may:
     (i) transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,
     (ii) notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder,
     (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,
     (iv) endorse any checks, drafts, or other writings in any Pledgor’s name to allow collection of the Collateral,
     (v) take control of any proceeds of the Collateral, and
     (vi) execute (in the name, place and stead of the Pledgors) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
     SECTION 6.2. Securities Laws. If the Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgors agree that, upon request of the Agent, the Pledgors will, at their own expense:
     (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be

12

furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;
     (b) use commercially reasonable efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agent;
     (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and
     (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
     SECTION 6.3. Compliance with Restrictions. The Pledgors agree that in any sale of any of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Pledgors further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to the Pledgors for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
     SECTION 6.4. Protection of Collateral. The Agent may from time to time, at its option, perform any act which the Pledgors fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Pledge Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Pledgors and their successors, transferees and assigns and shall inure to

13

the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that the Pledgors may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of their obligations hereunder without the prior written consent of all Lenders.
     SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgors from their obligations under this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by the Agent (on behalf of the Lenders or the Majority Lenders, as the case may be, pursuant to Section 8.01 of the Credit Agreement) and the Pledgors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.
     SECTION 7.5. Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Credit Agreement, (b) the payment in full in cash of all Term B Advances and the delivery by the Borrower to the Agent, evidence satisfactory to the Agent that the Borrower has achieved an Applicable Rating Level of IV at such time or (c) the occurrence of the Termination Date, the security interests granted herein, and under any Loan Document or certificate, filing, instrument or other document delivered in connection with any Loan Document, shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clauses (b) and (c)). Upon any such Disposition or termination, the Agent will, at each Pledgor’s sole expense, deliver to the Pledgors, without any representations, warranties or recourse of any kind whatsoever, the applicable Collateral held by the Agent hereunder, and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.
     SECTION 7.6. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 7.7. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions thereof.
     SECTION 7.8. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction,

14

be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.9. Governing Law; Entire Agreement, etc. THIS PLEDGE AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 7.10. Forum Selection and Consent to Jurisdiction. EACH PLEDGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH PLEDGOR’S BEHALF AND ON BEHALF OF SUCH PLEDGOR’S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH PLEDGOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND SUCH PLEDGOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE BORROWER IN SECTION 8.02 OF THE CREDIT AGREEMENT. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT,

15

ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PLEDGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
     SECTION 7.11. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of an original executed counterpart of this Pledge Agreement.
     SECTION 7.12. Additional Pledgors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Pledgor” hereunder with the same force and effect as if it were originally a party to this Pledge Agreement and named as a “Pledgor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Pledgor hereunder, and the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

BUTSON’S ENTERPRISES, INC
MORAN FOODS, INC.
RICHFOOD HOLDINGS, INC.
RICHFOOD, INC.
SCOTT’S FOOD STORES, INC.
SFW HOLDING CORP.
SHOP ‘N SAVE WAREHOUSE FOODS, INC.
SUPER RITE FOODS, INC.
SUPERMARKET OPERATORS OF AMERICA INC.
SUPERVALU HOLDINGS, INC.
SUPERVALU INC.
TOTAL LOGISTICS, INC.
TLC HOLDNGS, INC.

By:
	Name:	Sherry M. Smith
	Title:	Senior Vice President, Finance

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SV VENTURES By: SUPERVALU Holdings; Inc., its general partner
By:
	Name:	Sherry M. Smith
	Title:	Senior Vice President, Finance

NEW ALBERTSON’S, INC.
By:
	Name:	Colleen R. Batcheler
	Title:	Secretary

SHAW’S SUPERMARKETS, INC. JEWEL FOOD STORES, INC. SSM HOLDINGS COMPANY JEWEL COMPANIES, INC. JOAH, INC. STAR MARKETS HOLDINGS, INC.
By:
	Name:	Colleen R. Batcheler
	Title:	Vice President and Secretary

AMERICAN STORES COMPANY, LLC By: New Albertson’s, Inc., its sole member
By:
	Name:	Colleen R. Batcheler
	Title:	Secretary

THE ROYAL BANK OF SCOTLAND PLC, as Agent
By:
	Name:	Charlotte Sohn Fuiks
	Title:	Managing Director

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ANNEX I to
the Pledge Agreement
SUPPLEMENT TO
PLEDGE AGREEMENT
     This SUPPLEMENT, dated as of ____________ ___, ____ (this “Supplement”), is to the Pledge Agreement, dated as of June 2, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge Agreement”), among the Pledgors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Pledge Agreement) from time to time party thereto, in favor of THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of June 1, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SUPERVALU Inc., a Delaware corporation (the “Borrower”), the Lenders, the Agent, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager (in such capacity, the “Lead Arranger”), the Lenders have extended Commitments to make Advances and Swingline Loans to the Borrower and issue (or participate in) Letters of Credit; and
     WHEREAS, pursuant to the provisions of Section 7.12 of the Pledge Agreement, each of the undersigned is becoming a Pledgor under the Pledge Agreement; and
     WHEREAS, each of the undersigned desires to become a “Pledgor” under the Pledge Agreement in order to induce the Secured Parties to continue to extend Loans and issue (or participate in) Letters of Credit under the Credit Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Pledge Agreement, etc. In accordance with the terms of the Pledge Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Pledgor under the Pledge Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Pledge Agreement applicable to it as a Pledgor and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Pledgor” and/or “Pledgors” in the Pledge Agreement shall be deemed to include each of the undersigned.
     SECTION 2. Representations. Each of the undersigned Pledgor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Pledge Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms. Set forth on Schedule I and II is the information required by each undersigned Pledgor that would otherwise be required to be set forth in Schedule I and II to the Pledge Agreement.
     SECTION 3. Full Force of Pledge Agreement. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect in accordance with its terms.
     SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Pledge Agreement.
     SECTION 5. Governing Law, Entire Agreement, etc. This Supplement is a Loan Document and shall be governed by, and construed in accordance with, the laws of the State of New York. Each Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Supplement or the transactions contemplated hereby, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the state of New York. This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 6. Execution in Counterparts. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of an original executed counterpart of this Supplement.
* * * * *

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]
By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES: THE ROYAL BANK OF SCOTLAND PLC, as Agent
By:
Name:
Title:

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SCHEDULE I AND SCHEDULE II TO ANNEX I
[USE SCHEDULES FROM PLEDGE AGREEMENT]

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EXHIBIT H-1
EFFECTIVE DATE REPRESENTATION CERTIFICATE
     This Effective Date Certificate (this “Certificate”), dated as of June 1, 2006, is delivered pursuant to clause (f) of Section 3.01 of the Credit Agreement, dated as of June 1, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SUPERVALU INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, The Royal Bank of Scotland plc, as the administrative agent for the Lenders, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.
     The undersigned hereby represents and warrants on behalf of the Borrower, solely in his or her capacity as an officer of the Borrower and not in his or her individual capacity, that as of the Effective Date:
     1. Target MAC. There has not occurred any change, event, or occurrence since February 2, 2006 that has had or would reasonably be expected to have, individually or in the aggregate a Target Material Adverse Effect.
     2. Borrower MAC. There has not occurred any change, event, or occurrence since February 25, 2006 that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and its Subsidiaries, taken as a whole but excluding New Albertsons and its Subsidiaries.
     3. Merger Agreement Representations and Warranties. The representations and warranties of the Target contained in the Merger Agreement and material to the Lenders are true and correct on the Effective Date as though made on and as of the Effective Date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), except to the extent that the failure of such representation and warranty to be true would not permit the Borrower to terminate its obligations under the Merger Agreement as a result of a breach of such representation if it were made by the Target.
     4. Specified Representations. Solely with respect to the Borrower and its Subsidiaries prior to giving effect to the Acquisition (and for purposes of this representation the term “Obligor” shall only include the Borrower and each Subsidiary of the Borrower that is an Obligor that was a Subsidiary of the Borrower prior to the consummation of the Acquisition) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the Effective Date before and after giving effect to the release of such funds from the Escrow Account and the conversion of such funds into Advances, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are correct as of such earlier date.
     5. Financial Information.
     (a) The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 25, 2006, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, have been furnished to each Lender and fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP and in each case excluding New Albertsons, the Target and their respective Subsidiaries.
     (b) Except as disclosed in the financial statements referred to above in clause (a) or the notes to such financial statements, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, long term commitments or unrealized losses that were not incurred by the Borrower or its Subsidiaries in the ordinary course of their business (excluding New Albertsons, the Target and their respective Subsidiaries).
     6. Plan Value. Solely with respect to the Borrower and its Subsidiaries prior to giving effect to the Acquisition, the fair market value of the assets of all Plans, as at February 25, 2006, was not less than 70% of the present value of all projected benefit obligations under such Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), as of the date of the most recent financial statements reflecting such amounts.

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     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification, representations and warranties contained herein to be made, by its duly authorized officer as of the date first above written.

SUPERVALU INC.
By:
Name:
Title:

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EXHIBIT H-2
INITIAL BORROWING DATE REPRESENTATION CERTIFICATE
     This Initial Borrowing Date Certificate (this “Certificate”), dated as of June 2, 2006, is delivered pursuant to clause (g)(vii) of Section 3.01 of the Credit Agreement, dated as of June 1, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SUPERVALU INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, The Royal Bank of Scotland plc, as the administrative agent for the Lenders, Bank of America, N.A., Citibank, N.A. and Rabobank International, as the co-syndication agents for the Lenders, Co-Bank, ACB and U.S. Bank National Association, as the co-documentation agents for the Lenders, and RBS Securities Corporation, as the sole lead arranger and sole book running manager. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.
     The undersigned hereby represents and warrants on behalf of the Borrower, solely in his or her capacity as an officer of the Borrower and not in his or her individual capacity, that as of the Initial Borrowing Date:
     1. Consummation of Merger. The Acquisition was consummated pursuant to the Merger Agreement (as modified by that certain certificate of readiness, dated as of June 1, 2006, delivered by the Borrower), substantially simultaneously with the release of the Escrow Deposit from the Escrow Account and the conversion thereof into Advances, and no material provision or condition thereof has been waived, amended, supplemented or otherwise modified in a manner that is material and adverse to the Lenders.
     2. Specified Representations.
     (a) With respect to New Albertsons and its Subsidiaries that are Obligors only, the representations and warranties contained in Section 4.01(a)(i), (b) (other than clauses (ii) and (iii) thereof), (c), (h), (k) and (1) of the Credit Agreement are correct as of the Initial Borrowing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are correct as of such earlier date.
     (b) All documents and instruments required to create and perfect the security interests and liens on the Collateral (as defined in the Pledge Agreement) have been executed and delivered to the Agent and, where applicable, filed or recorded or in proper form for filing or recording, in each case as required by the Loan Documents.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification, representations and warranties contained herein to be made, by its duly authorized officer as of the date first above written.

SUPERVALU INC.
By:
Name:
Title:

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EXECUTION COPY
ESCROW AGREEMENT
by and among
THE DEPOSITORS
(set forth on the signatures pages hereto)
and
CITIBANK, N.A.
Dated as of June 1, 2006

Exhibit I
FORM OF ESCROW AGREEMENT
          This ESCROW AGREEMENT (the “Escrow Agreement”) is made as of this 1st day of June, 2006 by and among CITIBANK, N.A., a national banking institution incorporated under the laws of the United States of America (“Escrow Agent”) and the depositors set forth on the signature pages hereto (collectively the “Depositors” and individually the “Depositor”).
          WHEREAS, Albertson’s Inc., a Delaware corporation (“Old Albertson’s”), New Albertson’s, Inc. (f/k/a New Aloha Corporation), a Delaware corporation and a wholly owned subsidiary of Old Albertson’s (“New Albertson’s”), SUPERVALU INC., a Delaware corporation (“Supervalu”), CVS Corporation, a Delaware corporation, and AB Acquisition LLC, a Delaware limited liability company (“Onyx”), have entered into a series of agreements including, among others, (1) that certain Agreement and Plan of Merger, by and among Old Albertson’s, New Albertson’s, Supervalu and certain other parties thereto, dated as of January 22, 2006 (the “Merger Agreement”), (2) that certain Purchase and Separation Agreement, by and among Old Albertson’s, New Albertson’s, Supervalu, and Onyx, dated as of January 22, 2006 (the “Separation Agreement”), and (3) that certain Asset Purchase Agreement, by and among CVS Corporation, CVS Pharmacy, Inc. (“CVS”), Old Albertson’s, Supervalu, New Albertson’s, and certain other sellers, dated as of January 22, 2006 (the “Standalone Drug Sale Agreement” together with the Merger Agreement and the Separation Agreement, the “Relevant Agreements”); and
          WHEREAS, in connection with consummating the transactions contemplated by the Relevant Agreements (the “Transactions”), including, without limitation, certain financing arrangements to be entered into in connection therewith, the Depositors have agreed to enter into this Escrow Agreement in order to facilitate the flow of funds required to complete the Transactions;
          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
I. APPOINTMENT, INSTRUCTIONS, ETC.:
1.	Appointment

Each Depositor hereby appoints Citibank, N.A. as Escrow Agent for its particular Escrow Property (as defined herein) and directs Escrow Agent to maintain the Escrow Accounts upon the terms and conditions set forth in this Escrow Agreement. Citibank, N.A. hereby accepts such appointment as Escrow Agent for the Escrow Property and agrees to maintain the Escrow Accounts and to act as Escrow Agent for the Escrow Property, in each case in accordance with and subject to the terms and conditions of this Escrow Agreement.

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2.	Escrow Accounts

On or prior to June 1, 2006, Escrow Agent will take all steps necessary to open and maintain in New York City, New York the following accounts (with respect to each Depositor, its “Escrow Account”):

Account Name	Account Number
Albertson’s Inc. Closing Escrow	795926
New Albertson’s Inc. Closing Escrow	795927
Supervalu Inc. Closing Escrow	795928
CVS Pharmacy Inc. Closing Escrow	795929
AB Acquisition LLC Closing Escrow	795930
RBS Closing Escrow	795931
Wachovia Bank, N.A. Closing Escrow	795932
Greenwich Capital Fin. Products Closing Escrow	795933
Barclays Capital Real Estate Inc. Closing Escrow	795934
Lehman Brothers Bank, FSB Closing Escrow	795935
UBS Real Estate Investments Inc. Closing Escrow	795936
Wells Fargo Bank, N.A. Closing Escrow	795938
On or prior to June 1, 2006, Escrow Agent will confirm by e-mail to the contact names and email addresses listed on Exhibit A that each of the Escrow Accounts are open and operational as of such date.

On or prior to June 1, 2006, 11:00 a.m., New York City time, each Depositor, shall deposit into its own account, with Escrow Agent in the amounts set forth in the Flow of Funds Chart (as defined below).

The foregoing funds received by Escrow Agent, plus all interest, dividends and other distributions and payments thereon (collectively the “Distributions”), less any funds distributed or paid out of such Escrow Account to any account not subject to this Escrow Agreement in accordance with this Escrow Agreement, are collectively referred to herein as “Escrow Property”. All Escrow Property in or credited to a particular Escrow Account shall, until such Escrow Property is disbursed pursuant to the terms of this Escrow Agreement, be the sole property of the Depositor which deposited such Escrow Property into its Escrow Account. Each Depositor acknowledges and agrees that no other Depositor or any other person or entity has (or shall be deemed to have) any right in, title to or interest in any of the Escrow Property or Escrow Accounts (other than its specific Escrow Property and Escrow Account) until such time as the funds are disbursed in accordance with the terms of this Escrow Agreement to (or for the account of) a particular party, as described more fully on the Flow of Funds Chart attached hereto as Exhibit D (the “Flow of Funds Chart”).

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3.	Investment of Escrow Property; Distribution of Interest

The Escrow Property shall be invested on June 1, 2006 to mature on June 2, 2006 in a U.S. Dollar overnight time deposit of Citibank, N.A., Nassau Branch. It is agreed and understood that Escrow Agent may earn fees associated with the investment in the preceding sentence. Such investment may be executed through an affiliated broker-dealer of Escrow Agent and such broker-dealer will be entitled to its usual and customary fees. Escrow Agent will have the power to sell or liquidate the foregoing investments whenever Escrow Agent will be required to release the Escrow Property pursuant to the terms hereof. Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 4(a) of the Terms and Conditions herein. Escrow Agent will have no obligation to invest any Escrow Property that is deposited with Escrow Agent after 4:30 p.m. (New York City time) on June 1, 2006.

Subject to clause II.12, without further instruction by each Depositor with respect to its Escrow Property, interest earned on such Escrow Property held in each Escrow Account will be paid to the Depositor of such Escrow Account no later than 2:00 p.m., New York City time, on June 2, 2006 (the “Interest Distribution Date”) to the accounts set forth in the Flow of Funds Chart. Notwithstanding anything to the contrary contained herein, any interest that would otherwise accrue to the account of any AB Lender (as defined below) absent this provision shall, instead, accrue for the account of, and be credited to, the Escrow Account of Onyx.

4.	Written Instruction

All instructions required under this Escrow Agreement will be delivered to Escrow Agent in writing, in either original or facsimile form, executed by an Authorized Person, as hereinafter defined, of the applicable Depositor. The identity of such Authorized Persons, as well as, in the case of the Depositors, their specimen signatures, are attached hereto as Exhibit A and Exhibit B and will remain in effect until a particular Depositor or Escrow Agent, as applicable, notifies the parties of any change (“Authorized Persons”). In its capacity as Escrow Agent, Escrow Agent will accept all instructions and documents complying with the above under the indemnities provided in this Escrow Agreement, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Further to this procedure, Escrow Agent reserves the right to telephone an Authorized Person to confirm the details of such instructions or documents if they are not already on file with Escrow Agent as standing instructions. Escrow Agent and Depositors agree that the above constitutes a commercially reasonable security procedure.

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5.	Instruction and Distribution of Escrow Property

Escrow Agent will have an authorized representative available by phone at the consummation of each of the Transactions and the closing of the transactions contemplated herein (collectively referred to as “Closing”). The Closing shall take place in one or more locations across the United States, no later than 3:06 a.m., New York City time, on June 2, 2006 (such time, the “Closing Time”), or such later time as may be agreed by each of the Depositors and communicated in writing to Escrow Agent by each Depositor. Immediately after the occurrence of the Closing, Supervalu shall submit to Escrow Agent a notice in writing the form of Exhibit G hereto. Supervalu hereby represents to The Royal Bank Of Scotland, PLC (“RBS”), that the timing of the consummation the Emerald Merger (as defined in the Merger Agreement) shall substantially coincide with the timing of release of funds from the Escrow Account of RBS, as set forth in the Flow of Funds Chart.

Upon receipt by the Escrow Agent of (i) all Escrow Property described in clause I.2 above and (ii) a confirmation notice in the form of Exhibit C hereto (the “Confirmation Notice”) from each Depositor (with such submission in each Depositor’s sole and absolute discretion), Escrow Agent shall disburse the Escrow Property (and, at the time of such disbursement, title to the Escrow Property shall pass to the applicable party) in accordance with the Flow of Funds Chart attached hereto as Exhibit D, and in no event shall Escrow Agent assume responsibility or liability for the amounts to be transferred and allocated as instructed therein. The Depositors acknowledge and agree that, if the deposit of all Escrow Property as contemplated hereby shall have occurred and each Depositor shall have submitted its Confirmation Notice, the aforementioned disbursements shall be deemed to occur at the times set forth in the Flow of Funds Chart, notwithstanding that Escrow Agent’s internal system will post the appropriate amounts transferred by and between the Depositors hereunder to such Depositors’ accounts as soon as reasonably practicable upon the opening of business on June 2, 2006. The Depositors acknowledge and agree that, once submitted, the Confirmation Notice is irrevocable and may not be amended or otherwise withdrawn and that Escrow Agent is entitled to rely on the Confirmation Notice for the purposes hereof and the transactions contemplated hereby. Promptly after receipt of a Confirmation Notice from all Depositors, and provided Escrow Agent has received all Escrow Property described in clause I.2 above, an authorized representative of Escrow Agent shall deliver to each Depositor a letter in the form of Exhibit E (the “Acknowledgement Letter”).

Greenwich Capital Financial Products, Inc. (“Greenwich”) is hereby irrevocably authorized to give a Confirmation Notice on behalf of itself, Barclays Capital Real Estate Inc., Lehman Brothers Bank, FSB, UBS Real Estate Investments Inc., and Wachovia Bank, National Association (collectively with Greenwich, the “AB Lenders” and each an “AB Lender”), and any such Confirmation Notice given by Greenwich shall be deemed to have been given by each of, and shall bind, all such entities with the same force and effect as if each had executed and delivered such Confirmation Notice given by Greenwich.

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In its capacity as Escrow Agent, Escrow Agent will accept all instructions and documents complying with the above under the indemnities provided in this Escrow Agreement.
6.	Return of Escrow Property to Depositors

Notwithstanding anything to the contrary contained herein, if:
(1) Escrow Agent shall not have received (X) all Escrow Property described in clause I.2 above and (Y) a Confirmation Notice executed and delivered from each Depositor by 2:00 p.m., New York City time, on June 2, 2006, or
(2) the Closing does not take place by 2:00 p.m., New York City time, on June 2, 2006, then Escrow Agent shall return all funds to the respective Depositors as soon as reasonably practicable after 2:00 p.m., New York City time, on June 2, 2006 (but in any event no later 3:00 p.m. on such date), as set forth in the Flow of Funds Chart or as otherwise directed in writing by each Depositor’s Authorized Person.

7.	Notices

All notices, instructions and other communications hereunder shall be sent to all Depositors and Escrow Agent simultaneously and as indicated in Exhibit A and Exhibit B.

8.	Termination

This Escrow Agreement shall terminate upon the earlier to occur of (1) the mutual written agreement of all Depositors, (2) the distribution (including, without limitation, pursuant to clause I.6. above) of all Escrow Property (if any) then held hereunder and (3) the close of business on June 13, 2006 (such date, the “W-9 Submission Deadline”).

9.	Compensation

At the time of execution of this Escrow Agreement, each of Supervalu, Onyx and CVS shall (on an equal basis and without duplication) pay Escrow Agent the fees agreed upon in Exhibit F. In furtherance of the foregoing, it is acknowledged and agreed than no Depositor other that Supervalu, Onyx and CVS shall be responsible for any fees payable to Escrow Agent hereunder.

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II. TERMS AND CONDITIONS
1.	The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Depositors or to which any Depositor is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Depositor or an entity acting on its behalf. Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder.

2.	This Escrow Agreement is for the exclusive benefit of the parties hereto and their respective permitted successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3.	If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), Escrow Agent shall promptly provide each of the Depositors with a copy of such judicial or administrative order, judgment, decree, writ or other form. Subject to prior consultation with the Depositors, Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate, and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4. (a)	Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of bad faith, gross negligence or willful misconduct on its part. Subject to the foregoing, in no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any written instruction, notice, demand, certificate or document from any Depositor or any entity acting on behalf of any Depositor with respect to such Depositor’s Escrow Property, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) in the absence of bad faith, gross negligence or willful misconduct on such person’s part for the acts or omissions of nominees, correspondents, designees, agents, subagents or subcustodians of Escrow Agent, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its bad faith, gross

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negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest incident to any such delays or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

(b)	Each of Supervalu, Onyx and CVS shall (on an equal basis and without duplication) reimburse Escrow Agent for its reasonable legal expenses in the event that Escrow Agent consults with legal counsel of its own choosing as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any reasonable advice from such counsel.

(c)	Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(d)	Escrow Agent shall be entitled to rely upon any written instruction, order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

5.	Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents hereunder (in each case, other than as to the enforceability against Escrow Agent as to documents to which it is a party), or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. Escrow Agent shall not be called upon to advise any party as to the wisdom in taking or refraining from any action with respect to any property deposited hereunder.

6.	Escrow Agent agrees that it will give the Escrowed Property held by it hereunder the same degree of care that it gives its own similar property.

7.	At any time Escrow Agent may request an instruction in writing in English from the Depositors and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. In the absence of its bad faith, gross negligence or willful misconduct, Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the

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date specified therein, provided that the specified date shall be at least one (1) Business Day after the Depositors receive Escrow Agent’s request for instructions and its proposed course of action, and provided further that, prior to so acting, Escrow Agent has not received the written instructions requested. For purposes of this Escrow Agreement, the term “Business Day” shall mean any day which is not a Saturday, Sunday, or a banking holiday in New York.

8.	All notices, instructions or other communications contemplated by this Escrow Agreement shall be in writing in English and shall be given to the address set forth in the Section 5 of Article I (or to such other address as may be substituted therefore by written notification to Escrow Agent or Depositors to each other party hereto). Notices to any party hereto shall be deemed to have been given when actually received by such party. Escrow Agent is authorized to comply with and rely upon any written notices, instructions or other communications believed by it to have been sent or given by Depositors or by a person or persons authorized by Depositors. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day which is not a Business Day, such time shall be extended to the next Business Day on which Escrow Agent is open for business.

9.	Each of Onyx, Supervalu and CVS severally and not jointly (without duplication, on a pro rata basis based on funds handled by or on behalf each of such entities and each of their respective financing sources, if any), shall be liable for and shall reimburse and indemnify Escrow Agent (and any predecessor Escrow Agent) and hold Escrow Agent harmless from and against any and all claims, losses, actions, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively “Losses”) arising from or in connection with its administration of this Escrow Agreement, provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its own bad faith, gross negligence or own willful misconduct for which Escrow Agent has assumed liability pursuant to preceding subparagraph (a) of paragraph 4 hereof. In addition, when Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the wire transfer of funds) sent by telephone, telex or facsimile, Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Depositor(s) or is not in the form the Depositor(s) sent or intended to send (whether due to fraud, distortion or otherwise). Each of Onyx, Supervalu and CVS shall severally and not jointly (without duplication, on a pro rata basis based on funds handled by or on behalf each of such entities and each their respective financing sources, if any) indemnify Escrow Agent against any loss, liability, claim or expense (including reasonable legal fees and expenses) it may incur with its acting in accordance with any such communication given by or on behalf of any Depositor. This paragraph shall survive the termination of this Escrow Agreement or the removal of Escrow Agent.

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10.	(a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by the relevant Depositor, which eliminates such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by or among the Depositors and/or any other person or entity with respect to any Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Depositors for failure or refusal to comply with such conflicting claims, demands or instructions (absent bad faith, gross negligence or willful misconduct). Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, reasonably satisfactory to Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been perfected. Escrow Agent shall act on such court order and legal opinions without further question. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders, as it may deem, in its sole discretion, necessary. The reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a several (but not joint) obligation of the Onyx, Supervalu and CVS (without duplication, on a pro rata basis based on funds handled by or on behalf each of such entities and each their respective financing sources, if any).

(c) Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

11.	This Escrow Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Each of the parties hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto shall

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be brought in, the federal courts located within the City and State of New York. Each of the parties hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction any party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

12.	Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. In the event that a Depositor shall have interest credited to such Depositor’s Escrow Account, such Depositor shall pay or reimburse Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. As soon as practicable on or after the date hereof, but in any event no later than the W-9 Submission Deadline, the Depositors will provide Escrow Agent with appropriate W-9 forms for tax I.D. or number certifications. Each Depositor acknowledges and agrees that Escrow Agent shall not disburse any interest earned on Escrow Property to any Depositor unless and until such Depositor provides Escrow Agent with appropriate W-9 forms for tax I.D. or number certifications. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of Escrow Agent. In the event that any Depositor shall not have submitted an appropriate W-9 form by the W-9 Submission Deadline, then Escrow Agent shall be entitled to withhold from payment an amount equal to the applicable withholding rate and any remaining Escrow Property then held by Escrow Agent shall be disbursed to such Depositor.

13.	This Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14.	The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15.	Each party hereby represents and warrants on behalf of itself (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution,

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delivery and performance of this Escrow Agreement does not and will not violate any applicable law or regulation. Each Depositor hereby represents and warrants on behalf of itself that the person(s) listed on Exhibit A hereto have been duly authorized and designated as Authorized Representative(s) of such Depositor, and such Authorized Representative(s) are authorized to give written instructions and sign any documents on behalf of the Depositor on whose behalf such representative is authorized to act with regard to any matters pertaining to this Escrow Agreement.

16.	The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way effect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect. In the event that any temporary restraining order, preliminary or permanent injunction or other legal restraint shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restrains or enjoins the Closing or the consummation of any of the transactions contemplated by this Escrow Agreement, then any Depositor shall have the option, but not the obligation, to submit a Stop Notice, a form of which is attached hereto as Exhibit H (a “Stop Notice”). Upon receipt of any Stop Notice, the Escrow Agent shall refrain from taking any action or doing anything with respect to the Escrow Property (including, without limitation, making any disbursements of Escrow Property) until such time as the Escrow Agent receives a direction letter (“Direction Letter”) in writing, reasonably satisfactory to the Escrow Agent, by and on behalf of each of the Depositors, which Direction Letter shall instruct Escrow Agent as to (i) the revised times for the flow of funds, thereby amending the Flow of Funds Chart, or (ii) confirm that Escrow Agent shall return all funds to the respective Depositors as contemplated in clause I.6 hereof; provided, however, in the event that no Direction Letter is received by Escrow Agent, then Escrow Agent shall return all funds to the respective Depositors as contemplated in clause I.6 hereof.

17.	This Escrow Agreement and the Exhibits hereto shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18.	The provisions of these Terms and Conditions and paragraph 6 of Article I shall survive termination of this Escrow Agreement and/or the resignation or removal of Escrow Agent.

19.	No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank, N.A.” by name or the rights, powers, or duties of Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent.

20.	The headings contained in this Escrow Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

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21.	This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement. All writings required hereunder may be delivered in original or facsimile form.

22.	No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

23.	Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any corporation succeeding to the business of Escrow Agent shall be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

24.	To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, Escrow Agent will ask for information that will allow it to identify relevant parties.
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

CITIBANK, N.A., as Escrow Agent
By:
Name:
Title:

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ALBERTSON’S INC.
By:
Name:
Title:

15

NEW ALBERTSON’S INC.
By:
Name:
Title:

16

SUPERVALU INC.
By:
Name:
Title:

17

CVS PHARMACY, INC.
By:
Name:
Title:

18

AB ACQUISITION LLC
By:
Name:
Title:

19

THE ROYAL BANK OF SCOTLAND, PLC
By:
Name:
Title:

20

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation
By:
Name:
Title:

21

BARCLAYS CAPITAL REAL ESTATE INC.
By:
Name:
Title:

22

LEHMAN BROTHERS BANK, FSB
By:
Name:
Title:

23

UBS REAL ESTATE INVESTMENTS INC.
By:
Name:
Title:

By:
Name:
Title:

24

WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

25

ACKNOWLEDGING THE MATTERS SET FORTH IN THE ESCROW AGREEMENT FOR PURPOSES OF ESTABLISHING AN ACCOUNT THEREUNDER AND FOR NO OTHER PURPOSE: WELLS FARGO BANK, N.A.
By:
Name:
Title:

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EXHIBIT A – List of Authorized Persons
[See the attached]1

[1]	Attached includes a PDF of a complete form of Exhibit A.

EXHIBIT B – Citibank, N.A. Agency & Trust – List of Authorized Representatives
The following person(s) are hereby designated as authorized representatives of Citibank, N.A. Agency & Trust, and is/are authorized to give written instructions and sign any documents on behalf of Citibank N.A. Agency & Trust with regard to any matters pertaining to the Escrow Agreement.

AUTHORIZED REPRESENTATIVE
(Name and Title)	PHONE & EMAIL ADDRESS

Delivery of Notices to:
Citibank, N.A.
Agency & Trust Dept.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Fernando Moreyra
Phone: (212) 816-5740
Fax: (212) 816-5530

EXHIBIT C — Form of Confirmation Notice
[LETTERHEAD OF DEPOSITOR]
[Date & Time]
Citibank, N.A.
Agency & Trust Dept.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Fernando Moreyra
Phone: (212) 816-5740
Fax: (212) 816-5530
Re: Closing Confirmation Notice
     Reference is made to that certain Escrow Agreement, dated as of June 1, 2006 (the “Escrow Agreement”), by and among Citibank, N.A., as Escrow Agent, the undersigned and certain other parties to the Escrow Agreement. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Escrow Agreement.
     In connection with the Transactions, the undersigned hereby confirms that by mutual agreement of the Depositors, upon your receipt of (i) all funds described in clause I.2 of the Escrow Agreement and (ii) a Confirmation Notice from each of the Depositors you are hereby directed to transfer funds that the undersigned has deposited with you as Escrow Agent at such times and to such account or accounts as set forth in the Flow of Funds Chart.
     The undersigned acknowledges and agrees that (1) upon delivery, the direction to you set forth in this letter is irrevocable, and may not be amended or otherwise withdrawn and (2) you are entitled to rely on this letter for the purposes of the Escrow Agreement and the transactions contemplated hereby.

Sincerely, [Depositor]
By:
Name:
Title:

EXHIBIT D — Funds Flow Chart
[See the attached]2

[2]	Attached includes a PDF of a complete form of Exhibit D.

EXHIBIT E — FORM OF ACKNOWLEDGEMENT LETTER
[LETTERHEAD OF CITIBANK, N.A.]
[Date & Time]
[DEPOSITOR]
[ADDRESS]
Attn:    [                      ]
Phone: [                      ]
Fax:     [                      ]
Re: Closing Acknowledgement Notice
     Reference is made to that certain Escrow Agreement, dated as of June 1st, 2006 (the “Escrow Agreement”), by and among Citibank, N.A., as Escrow Agent, [Depositor] (“Depositor”) and certain other parties to the Escrow Agreement. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Escrow Agreement.
     In connection with the Transactions, Escrow Agent hereby confirms that immediately following the Closing Time the Escrow Property deposited by the Depositor with Escrow Agent (less any Distributions) are deemed to be held by Escrow Agent on behalf of the person or entity to whom such Escrow Property is to be transferred as set forth in the Flow of Funds Chart. Escrow Agent hereby confirms that, subject to clause II.12 of the Escrow Agreement, interest to be paid on cash deposited by the Depositor shall be paid to the appropriate Depositor no later than June 2, 2006, all in accordance with the payment instructions provided in the Escrow Agreement.

Sincerely, CITIBANK, N.A., as Escrow Agent
By:
Name:
Title:

EXHIBIT F — FEE SCHEDULE
Acceptance Fee:
To cover the acceptance of the Closing Escrow Agent appointment, the review of the governing and supporting documents submitted in connection with the execution and delivery thereof, communication with other members of the working group:
$10,000 One Time fee payable upon execution of the escrow agreement
Administration Fee:
To cover the establishment and maintenance of the relevant accounts, including safekeeping of assets, and the administrative functions of the Agent, including maintenance of the records, follow-up of the governing and supporting agreements’ provisions, and any other duties required by the Agent under the terms of the agreements
WAIVED
Legal Fees:
To cover the fees and expenses of external legal counsel located in New York in reviewing and negotiating the terms, conditions and structure of the agreements on behalf of the Agent.
AT COST
Notes:
1.	For information purposes and based on current market conditions as of the date of the Escrow Agreement, interest based on an indicative rate of 4.34% per annum will be payable to the depositors on June 2, 2006, provided that an amount of approximately US$9 billion is placed into a Citibank overnight time deposit account on June 1, 2006 and the funds transfers occur on June 2, 2006. This indicative rate is subject to change based on actual market conditions on the date of the deposit.

2.	Escrow Agent shall be entitled to any fees received by the Escrow Agent associated with the investment pursuant to clause I.3 of the Escrow Agreement.

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EXHIBIT G — Notice that Closing Is Complete
SUPERVALU Inc.
11840 Valley View Road
Eden Prairie, Minnesota 55344
Citibank, N.A.
Agency & Trust Dept.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Fernando Moreyra
Phone: (212) 816-5740
Fax: (212) 816-5530
Re: Notice that Closing is Complete
     Reference is made to that certain Escrow Agreement, dated as of June 1, 2006 (the “Escrow Agreement”), by and among Citibank, N.A., as Escrow Agent, the undersigned and certain other parties to the Escrow Agreement. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Escrow Agreement.
     This notice hereby confirms that Closing is complete.

Sincerely, SUPERVALU INC.
By:
Name:
Title:

33

EXHIBIT H — Stop Notice
[LETTERHEAD OF DEPOSITOR]
[Date & Time]
Citibank, N.A.
Agency & Trust Dept.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Fernando Moreyra
Phone: (212) 816-5740
Fax: (212) 816-5530
Re: Stop Notice
     Reference is made to that certain Escrow Agreement, dated as of June 1, 2006 (the “Escrow Agreement”), by and among Citibank, N.A., as Escrow Agent, the undersigned and certain other parties to the Escrow Agreement. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Escrow Agreement.
     Pursuant to clause II.16 of the Escrow Agreement, Escrow Agent is hereby directed to refrain from taking any action or doing anything with respect to the Escrow Property until further notice.

Sincerely, [DEPOSITOR]
By:
Name:
Title:

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